As filed with the Securities and Exchange Commission on June 24, 2008

                                                     Registration No. 333-144986

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 AND
                       POST-EFFECTIVE AMENDMENT NO. 4 AND
                   POST-EFFECTIVE AMENDMENT NO. 6 TO FORM S-1
                               ORIGINALLY FILED ON
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            NEW FRONTIER ENERGY, INC.
                            -------------------------
                 (Name of small business issuer in its charter)

        Colorado                        1311                    84-1530098
-------------------------   ---------------------------   ---------------------
(State or jurisdiction of        (Primary Standard           I.R.S. Employer
     incorporation or                Industrial             Identification No.
      organization) Classification Code Number)

                             1789 W. Littleton Blvd
                            Littleton, Colorado 80120
                                 (303) 730-9994
   (Address and telephone number of principal executive offices and principal place of business)

                                  Paul G. Laird
                                    President
                            New Frontier Energy, Inc.
                             1789 W. Littleton Blvd
                            Littleton, Colorado 80120
                                 (303) 730-9994
            (Name, address and telephone number of agent for service)
                        Copies of all communications to:
                            Henry F. Schlueter, Esq.
                            David A. Stefanski, Esq.
                          Schlueter & Associates, P.C.
                            1050 17th St., Suite 1750
                             Denver, Colorado 80265
                                 (303) 292-3883
                              (303) 296-8880 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," an "accelerated filed, a non-accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

     large accelerated filer |_|                     Accelerated filed |_|
     A non-accelerated filer |_|             Smaller reporting company |X|

        PURSUANT TO RULE 429 THE REGISTRATION STATEMENT IS BEING COMBINED
                WITH REGISTRATIONS NO. 333-128603 AND 333-123097

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                                Proposed maximum
    Title of Securities to be       Amount to be   Proposed maximum offering   aggregate offering   Amount of registration
         Registered (1)              registered         price per share           price (US $)              Fee (2)
---------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock                1,639,170             $ 0.825               $   135,232               $ 566.07
issued upon conversion of Series
B Preferred Stock (3)
---------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issued         2,673,201             $  1.50               $  4,009,802              $ 987.80

upon exercise of Series B
Warrants (4)
---------------------------------------------------------------------------------------------------------------------------
Warrants to  Purchase  Shares of      1,726,195                  (5)                        (5)                   (5)
Common Stock (6)
---------------------------------------------------------------------------------------------------------------------------
Common stock  issuable  upon the      1,726,195             $  2.00               $  3,452,390              $ 297.79
exercise    of   common    stock
purchase warrants (7)
---------------------------------------------------------------------------------------------------------------------------
Warrants to  Purchase  Shares of        255,555                  (5)                        (5)                   (5)
Common Stock(8)
---------------------------------------------------------------------------------------------------------------------------
Common stock  issuable  upon the        255,555             $  1.20               $    306,666              $  33.34

exercise    of   common    stock
purchase warrants (9)
---------------------------------------------------------------------------------------------------------------------------
AC Warrants to Purchase Shares       21,605,945                  (5)                        (5)                   (5)
of Common Stock (10)
---------------------------------------------------------------------------------------------------------------------------
Common stock  issuable  upon the     21,605,945             $  1.50               $ 32,408,917              $ 994.95
exercise  of  AC  common   stock
purchase warrants (11)
---------------------------------------------------------------------------------------------------------------------------
BC Warrants to Purchase Shares       10,803,190                  (5)                        (5)                   (5)
of Common Stock (12)
---------------------------------------------------------------------------------------------------------------------------
Common stock  issuable  upon the     10,803,190             $  2.00               $ 21,606,380              $ 663.32
exercise  of  BC  common   stock
purchase warrants (13)
---------------------------------------------------------------------------------------------------------------------------
Placement   Agent   Warrants  to        439,287                  (5)                        (5)                   (5)
Purchase Shares of Common  Stock
(14)
---------------------------------------------------------------------------------------------------------------------------
Common stock  issuable  upon the        439,287             $  1.05               $    461,251              $  14.16
exercise  of   Placement   Agent
common stock  purchase  warrants
(15)
---------------------------------------------------------------------------------------------------------------------------
Warrants to  Purchase  Shares of         50,006                  (5)                        (5)                   (5)
Common Stock (16)
---------------------------------------------------------------------------------------------------------------------------
Common stock  issuable  upon the         50,006             $  1.13               $     56,507              $   13.68

exercise    of   common    stock
purchase warrants (17)
---------------------------------------------------------------------------------------------------------------------------
Warrants to  Purchase  Shares of        500,000                  (5)                        (5)                   (5)
Common Stock (18)
---------------------------------------------------------------------------------------------------------------------------
Common stock  issuable  upon the        500,000             $  2.00               $  1,000,000              $   30.70
exercise    of   common    stock
purchase warrants (19)
---------------------------------------------------------------------------------------------------------------------------
   Total Registration Fee                                                                                   $3,601.81*
---------------------------------------------------------------------------------------------------------------------------

* $4,416 previously paid.

     (1) In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

     (2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our Common Stock on the OTC Bulletin Board on July 24, 2007 for Registration Statement File No. 333-144968, on February 23, 2005 for Registration Statement File No. 333-123097 and on September 19, 2005 for Registration Statement File No. 333-128-603. A total registration fee of $2,668.75 was paid on or about July 30, 2007 for Registration Statement File No. 333-144968, $1,553.87 on or about March 1, 2004 for Registration Statement File No. 333-123097 and $1,138.27 on or about September 25, 2006 for Registration Statement File No. 333-128603. Amounts reflected in this column represent the registration fee paid for each security originally registered on the applicable registration statement and has not been recalculated as a result of the deregistration of the securities set forth above.

     (3) Represents 1,639,170 shares of Common Stock into which the Company's Series B Preferred Stock may be converted for resale. The Company registered an aggregate of 5,445,000 shares of Common Stock underlying the Company's Series B Preferred Stock on a Registration Statement on Form SB-2 (SEC. File No. 333-123097). Except for the 1,639,170 shares of Common Stock included on this Registration Statement, all shares of Common Stock underlying the Series B Preferred Stock are held by non-affiliates and have been outstanding for more than two years and are eligible for resale pursuant to Rule 144(k) and are being deregistered hereby. Therefore, the Company is deregistering 3,805,830 shares of underlying the Series B Preferred Stock previously included on SEC File No. 333-123097.

     (4) Represents 2,673,201 shares of Common Stock previously underlying the Company's Series B Warrants. The Company registered an aggregate of 5,445,000 shares of Common Stock underlying the Company's Series B Warrants on a Registration Statement on Form SB-2 (SEC. File No. 333-123097) and 473,476 shares of Common Stock underlying the Company's Series B Warrants on a Registration Statement on Form SB-2 (SEC. File No. 333-128603)(includes 430,433 warrants to purchase shares of the Company's Common Stock issued to the holders of the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 and 43,043 shares of Common Stock to be offered by the Placement Agent or its designees upon exercise of a Placement Agent Warrant to purchase Units in the Company and the exercise of warrants issued to holders of the Units). Except for the 2,673,201 shares of Common Stock included on this Registration Statement that previously were underlying the Series B Warrants, all shares of Common Stock underlying the Series B Preferred Stock are held by non-affiliates and have been outstanding for more than two years and are eligible for resale pursuant to Rule 144(k) and are being deregistered hereby. Therefore, the Company is deregistering 3,245,275 shares of underlying the Series B Warrants previously included on Registration Statements (SEC File Nos. 333-123097 and 333-128603.

     (5) Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the Common Stock issuable upon the exercise of Common Stock purchase warrants offered pursuant thereto.

     (6) Total represents: (i) 1,552,633 warrants to purchase shares of Common Stock at a price of $1.33 per share issued to the holders of the Debentures, and (ii) 173,532 warrants to acquire shares of Common Stock at a price of $1.33 per share to be offered by the Placement Agent or its designees upon exercise of warrants issued to the Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005. As May 4, 2007, 12,500 of the warrants issued to the holders of the Debentures have been exercised.

     (7) Represents 1,726,195 shares of Common Stock underlying the warrants set forth under footnote 6 above.

     (8) Represents 255,555 warrants to purchase shares of Common Stock at a price of $1.08 per share issued to Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005. The issuance of additional securities by the Company has triggered the anti-dilution clauses of each of these warrants by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of warrants and also results in a decrease in the exercise price of these warrants to $1.08. The additional warrants issued as a result of the issuance of these securities are not included in this Prospectus. See "Description of our Securities."

     (9) Represents 255,555 shares of Common Stock underlying the warrants set forth under footnote 8 above.

     (10) Total represents: (i) 21,166,658 AC Warrants to purchase shares of Common Stock to be offered by certain of the Selling Shareholders issued to the holders of the Company's Series C Preferred Stock and
          (ii) 439,287 warrants to purchase shares of Common Stock by Westminster Securities Corp. (the "Placement Agent"), or its designees, that was issued in connection with the Placement Agent Agreement with Westminster Securities Corp. dated November 14, 2006, as amended on January 16, 2007 (the "Placement Agent Agreement").

     (11) Total represents the shares of Common Stock underlying the warrants set forth in footnote 10 above.

     (12) Total represents: (i) 10,583,545 BC Warrants to purchase shares of Common Stock to be offered by certain of the Selling Shareholders issued to the holders of the Company's Series C Preferred Stock and
          (ii) 219,645 warrants to purchase shares of Common Stock by the Placement Agent, or its designees, that was issued in connection with the Placement Agent Agreement.

     (13) Total represents the shares of Common Stock underlying the warrants set forth in footnote 12 above.

     (14) Represents 439,287 warrants to purchase shares of Common Stock at a price of $1.05 per share issued to Placement Agent or its designees in connection with the Placement Agent Agreement.

     (15) Total represents the shares of Common Stock underlying the warrants set forth in footnote 14 above.

     (16) Total represents 50,006 warrants to purchase shares of the Company's Common Stock issued to the holder of a warrant issued to a consultant to the Company (the "Consultant Warrant"). These warrants are being issued in connection with the issuance of the Units which have triggered the anti-dilution clauses of these warrants.

     (17) Total represents the shares of Common Stock underlying the warrants set forth in footnote 16 above.

     (18) Represents 500,000 warrants to purchase shares of Common Stock at a price of $2.00 per share that expire on December 28, 2009.

     (19) Total represents the shares of Common Stock underlying the warrants set forth in footnote 18 above.

The Company is deregistering the following securities because they are held by non-affiliates and have been outstanding for more than two years and are eligible for resale pursuant to Rule 144(k) or the warrants have expired:

     o 2,300,000 shares of Common Stock into which the principal amount and 117,565 shares of Common Stock into which the interest of the 2.5% Convertible Debentures (the "Debentures") issued by the Company in July 2005 that could be converted for resale that were included on Form SB-2 SEC. File No. 333-123097.

     o 3,805,830 shares of Common Stock into which the Company's 12% Series B Convertible Preferred Stock (the "Series B Preferred Stock") may be converted for resale that were included on SEC. File No. 333-123097 and SEC File No. 333-128603.

     o 3,245,275 Series B Warrants and the shares of Common Stock underlying the Series B Warrants that were included on SEC. File No. 333-123097.

     o 81,522 Series A Warrants and the shares of Common Stock underlying the Series A Warrants that were included on SEC. File No. 333-123097.

     o 81,522 Bridge Loan Warrants and the shares of Common Stock underlying the Bridge Loan Warrants that were included on SEC. File No. 333-123097 and SEC File No. 333-128603.

     o 384,615 shares of Common Stock into which the Company's Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") were converted for resale, that was issued in March 2004 and automatically converted on March 1, 2006 that were included on SEC. File No. 333-123097.

     o 170,000 shares of Common Stock issued to Westminster Securities Corp. (the "Placement Agent") or its designees in connection with the Placement Agent Agreement dated June 28, 2005 included on SEC File. No. 333-128603.

     o 37,500 Consultant Warrants and the shares of Common Stock underlying the Consultant Warrants that were previously exercised that were included on SEC File. No. 333-128603.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED JUNE 24, 2008

                            NEW FRONTIER ENERGY, INC.
       RELATING TO 35,380,148 WARRANTS TO PURCHASE SHARES OF NEW FRONTIER
      ENERGY, INC. COMMON STOCK AND UP TO 39,692,519 SHARES OF NEW FRONTIER
                            ENERGY, INC. COMMON STOCK

This Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to register:

     o the resale of up to 39,629,519 shares of our $0.001 common stock ("Common Stock");

     o    35,380,148 warrants to purchased shares of our Common Stock; and

     o The issuance of 35,380,148 shares of common stock upon exercise of the warrants by holders other than the original holders of the warrants.

     The holders of the shares of Common Stock or the securities which may be converted into shares of our Common Stock that are included on this prospectus are collectively referred to as the "Selling Shareholders."

     The Selling Shareholders, Westminster Securities Corp. and any underwriter, broker-dealer or agent that participates in the sale of the Common Stock, Warrants or shares of Common Stock issuable upon exercise of the Warrants may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act.

     Our Common Stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "NFEI." On June 19, 2008, the closing bid price of our Common Stock was $1.19.

     Consider carefully the risk factors beginning on page 12 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is _______, 2008

     The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                    PAGE NUMBER
                                                                    -----------
--------------------------------------------------------------------------------
PROSPECTUS SUMMARY                                                       1
--------------------------------------------------------------------------------
DESCRIPTION OF SECURITIES                                                3
--------------------------------------------------------------------------------
RISK FACTORS                                                            12
--------------------------------------------------------------------------------
USE OF PROCEEDS                                                         12
--------------------------------------------------------------------------------
RISKS RELATING TO OUR BUSINESS                                          12
--------------------------------------------------------------------------------
RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK                     21
--------------------------------------------------------------------------------
FORWARD-LOOKING STATEMENTS                                              26
--------------------------------------------------------------------------------
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                28
--------------------------------------------------------------------------------
DIVIDEND POLICY                                                         28
--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS                                    28
--------------------------------------------------------------------------------
BUSINESS                                                                40
--------------------------------------------------------------------------------
LEGAL PROCEEDINGS                                                       59
--------------------------------------------------------------------------------
DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES                        59
--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION                                                  63
--------------------------------------------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                          75
--------------------------------------------------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT          76
--------------------------------------------------------------------------------
PLAN OF DISTRIBUTION                                                    80
--------------------------------------------------------------------------------
SELLING SHAREHOLDERS                                                    83
--------------------------------------------------------------------------------
LEGAL MATTERS                                                          102
--------------------------------------------------------------------------------
EXPERTS                                                                102
--------------------------------------------------------------------------------
INTEREST OF NAMED EXPERTS                                              102
--------------------------------------------------------------------------------
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                            102
--------------------------------------------------------------------------------
WHERE YOU CAN FIND MORE INFORMATION                                    103
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS                                                   F-1
--------------------------------------------------------------------------------
INDEMNIFICATION OF DIRECTORS AND OFFICERS                             II-1
--------------------------------------------------------------------------------
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                           II-1
--------------------------------------------------------------------------------
RECENT SALES OF UNREGISTERED SECURITIES                               II-1
--------------------------------------------------------------------------------
EXHIBITS                                                              II-7
--------------------------------------------------------------------------------
UNDERTAKINGS                                                          II-8
--------------------------------------------------------------------------------
SIGNATURES                                                            II-9
--------------------------------------------------------------------------------

     About this Prospectus

     This Prospectus relates to shares of Common Stock of the Company and warrants to acquire shares of Common Stock of the Company. The shares of Common Stock are being offered by the Selling Shareholders who may sell some or all of their shares in transactions from time to time.

     You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this Prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporated by reference in this Prospectus is accurate only as of the date of the documents containing the information. As used in this Prospectus, the words "we," "our," "us" or the "Company" refer to New Frontier and Slater Dome Gathering, LLLP ("SDG").

                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Background

     New Frontier Energy, Inc. (the "Company" or "we" or "us") is a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States. We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000.

     In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of New Frontier Energy, Inc. Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over-The-Counter Bulletin Board in May 2004 under the symbol "NFEI.OB." Effective February 28, 2005, we merged Skyline Resources, Inc. ("Skyline") our wholly owned subsidiary, into the Company in a tax-free merger.

     The Company owns 82.76% of the limited partnership interests (the "Limited Partnership Interests") of Slater Dome Gathering, LLLP ("SDG"). SDG owns the 18-mile gas gathering line that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming.

     On December 26, 2007, the Company entered into a Partnership Interest Purchase Agreement with Natural Resource Group Gathering, LLC ("NRGG") to acquire NRGG's general partnership interest (the "General Partnership Interest") in SDG effective as of January 1, 2008. In connection with the purchase of the General Partnership Interest, the Company was appointed the general partner of SDG. The General Partnership Interest is equal to 25% of the Percentage Interests (as defined in SDG's Limited Partnership Agreement) in SDG.

     Prior to December 2006, the Company was non-operating partner with a 30% working interest in the Slater Dome Field. Effective December 14, 2006, the Company purchased Cedar Ridge, LLC's ("Cedar Ridge") 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells and 33,949 net acres in the Slater Dome Field located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field. The Company now owns a 66.66667% working interest (53.33% net revenue interest) in the Slater Dome Field. Pursuant to the Purchase and Sale Agreement for Cedar Ridge's interests, we were responsible for the obligations attributable to their interests as of November 1, 2006. Following the consummation of these interests, we became the operator of the Slater Dome Field.

Our Business

     We explore for, produce and gather oil and natural gas. During the fiscal year ended February 29, 2008, we had an interest in five principal properties,
(i) the Slater Dome Field, located in northwest Colorado and south central Wyoming, (ii) the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect"), (iii) the Gibraltar Peaks Prospect ("Gibraltar Peaks"), (iv) the North Slater Dome Prospect ("North Slater Dome Prospect:") located in south central Wyoming, and (v) the Amber Waves Prospect ("Amber Waves Prospect") located in northeast Colorado in the Denver Julesburg Basin. The Flattops, North Slater Dome, Gibralter Peaks, and Amber Waves Prospects are, undeveloped, which means they do not currently produce any oil or natural gas. The Company is the operator of the Slater Dome Field, the Amber Waves Prospect, the North Slater Dome Prospect and the Flattops Prospect. We also own certain royalty interests in certain wells in the state of Wyoming other than in the Slater Dome Field.

     On July 31, 2007, the Company entered into an amended Farmout Agreement (the "Amendment") with Clayton Williams Energy, Inc. ("Clayton Williams"), whereby the Company shall become the operator of and acquire substantially all of Clayton William's interest in the Focus Ranch Unit (the "Focus Ranch Unit") leaving Clayton Williams with a 1% working interest, The Focus Ranch Unit consists of approximately 36,891 gross acres in Routt County Colorado adjacent to and southeast of the Company's Slater Dome Field and one gas well, the Focus Ranch Federal 12-1 well.

     Pursuant to the Amendment, Clayton Williams agreed to assign the Focus Ranch Unit to the Company within seven days of written request by the Company, but not earlier than August 15, 2007 or later than fifteen (15) days after production operations under this Agreement have been completed, as determined in Farmee's sole discretion. At the time of the assignment of the Focus Ranch Unit to the Company, Clayton Williams shall resign as the operator of the Focus Ranch Unit and agrees to vote for the Company as the successor operator. Further, in the Amendment, the Company agreed to waive the condition precedent that the parties obtain a transfer of rights to the road that leads to the Focus Ranch Unit. As of the date of this Registration Statement, the Focus Ranch Unit had not been assigned to the Company. The Company plans to test the Federal 12-1 well in July or August 2008 and take assignment of the Focus Ranch Unit after the testing is complete.

     SDG owns the 18-mile gas gathering pipeline (the "Gas Gathering Pipeline") that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. The Flattops Prospect is relatively close to the Gas Gathering Pipeline.

     Our executive offices are located at 1789 W. Littleton Blvd., Littleton, Colorado 80120 and our telephone number is (303) 730-9994.

The Offering

     The Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain securities issued by the Company. Accordingly, the Prospectus and the registration statement cover:

     o the resale of up to 39,629,519 shares of our $0.001 common stock ("Common Stock");

     o    35,380,148 warrants to purchased shares of our Common Stock;

     o The issuance of 35,380,148 shares of common stock upon exercise of the warrants by holders other than the original holders of the warrants.

     The Selling Shareholders or their permitted transferees or other successors in interest may, but are not required to, sell their Common Stock in a number of different ways. The Selling Shareholders or their permitted transferees or other successors in interest may, but are not required to, sell their Common Stock in a number of different ways and at varying prices. See "Plan of Distribution" for a further description of how the Selling Shareholders may dispose of the securities covered by this Prospectus.

                            DESCRIPTION OF SECURITIES

     The following description of securities describes the material terms of (i) the securities being registered, or (ii) the Company's securities pursuant to which upon conversion or exercise, the holder will acquire shares of the Company's common stock which are being registered on this Registration Statement. The Company has additional securities issued and outstanding that are not described in detail herein.

     As of May 21, 2008, there were 11,818,429 shares of our Common Stock issued and outstanding, 27,069.60 shares of our $0.001 par value Series B 12% Cumulative Convertible Preferred Stock ("Series B") issued and outstanding and 219,000 shares of our 2.5% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock") issued and outstanding.

Common Stock

     Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. Our Articles of Incorporation prohibit cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our preferred stock.

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our Common Stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

     In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

     As of May 21, 2008, there were 11,818,429 shares of Common Stock issued and outstanding.

Series B Preferred Stock

     The following summary of the Series B Preferred Stock is qualified in its entirety by the detailed information appearing in the Series B Preferred Stock Certificate of Designation filed with the Commission as Exhibit 3.2 on Form 8-K filed on November 17, 2004.

     The stated value and issue price of the Series B Preferred stock is $100.00 per share. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2005. The dividends are cumulative and payable in cash. Each 130 shares of Series B Preferred Stock is convertible into 20,000 shares of Common Stock of the Company at the rate of $0.65 per share.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     In the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock. The Company may not call the Series B Preferred Stock unless at least two years have passed from the final closing.

     On or about May 1, 2008, the Company issued an aggregate of 2,697.51 shares of our Series B Preferred Stock from the exercise of Placement Agent Warrants issued in connection with the issues of the Series B Preferred Stock.

     As of May 13, 2008, there were 27,069.60 shares of the Series B Preferred Stock outstanding.

Series C Preferred Stock

     Between December 1, 2006 and January 16, 2007, the Company sold in an offering (the "Series C Preferred Stock Offering") to accredited investors an aggregate of 444.5 investment units (the "Units") at a purchase price of $50,000 per Unit for aggregate gross proceeds of $21,615,500 in cash and the conversion of principal and interest on a promissory note in the amount of $612,500 into Units, which amount represents the principal amount and all accrued and unpaid interest on a promissory note issued on October 30, 2006. Each Unit consists of:
(i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"), convertible into 47,619 shares of the Company's Common Stock at a price of $1.05 per share; (ii) a three-year warrant to purchase 47,619 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and (iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants").

     This description of the terms of the Series C Preferred Stock is qualified in its entirety to the Certificate of Designation of Preferences, Rights and Limitations of the Series C 2.5% Cumulative Convertible Preferred Stock (The "Series C Certificate of Designation") filed with the Securities and Exchange Commission (the "SEC") on Form 8-K on November 27, 2006. Capitalized terms used in this section but not defined herein are defined in the Series C Certificate of Designation.

     The Series C Preferred Stock pays a cumulative dividend at the rate of 2.5% per annum, payable quarterly on January 31, April 30, July 31 and October 31. The form of dividend payments may be, at the Company's option, in cash or, at the Company's election and subject to certain conditions, in shares of Common Stock valued at the Conversion Price of the Series C Preferred Stock then in effect.

     Except as otherwise provided in the Series C Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series C Preferred Stock, and as otherwise required by law, the Series C Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the stated value ($100.00) of the Series C Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Series B Preferred Stock are explicitly senior in rights or liquidation preference to the Series C Preferred Stock.

     The Company has the right to redeem the Series C Preferred Stock commencing six months from a final closing date in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.00 (subject to adjustment) by delivering notice to the holders of the Series C Preferred Stock. The maximum aggregate number of Series C Preferred Stock which may be redeemed pursuant to any such redemption notice in any given week shall be that number of shares of Series C Preferred Stock for which the underlying Common Stock (together with any accrued dividends payable in Common Stock thereon) are less than or equal to 25% of the average daily trading volume of the Common Stock for the 20 Trading Days preceding each such redemption notice date.

     The Series C Preferred Stock have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.05 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     The Series C Preferred Stock has certain conversion cap limitations which prevent the Company and the holder of the Series C Preferred Stock from effecting any conversion of the Series C Preferred Stock to the extent that, after giving effect to the conversion a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations. The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable holder, with respect to any holder whose initial purchase amount of Series C Preferred Stock is less than $5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable holder, with respect to any holder whose initial purchase amount of Series C Preferred Stock was $5,000,000 or greater. The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation may be waived by such holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series C Preferred Stock held by the applicable holder. Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived. The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder. The Beneficial Ownership Limitation shall terminate immediately upon (i) 60 days subsequent to the transmission of an Optional Redemption Notice to the holder and (ii) an Automatic Conversion of the Series C Preferred Stock.

     As of May 13, 2008, there were 219,000 shares of Series C Preferred Stock issued and outstanding. The shares of Common Stock underlying the Series C Preferred Stock are not being included on this Registration Statement.

The Warrants

      AC Warrants

     The AC Warrants are three year warrants, are exercisable at $1.50 per common share and have a call feature (the "AC Redemption") for $0.01 per share provided that the Company's Common Stock has been trading at not less than $3.50 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The AC Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the AC Warrant (the "Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice. The Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the AC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

     The AC Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     The AC Warrants have certain conversion cap limitations which prevent the Company and the holders of the AC Warrants from effecting any exercise of the AC Warrants to the extent that, after giving effect to the exercise, a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitationations. The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the AC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares under the AC Warrants is less than 5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the AC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares hereunder is 5,000,000 or more. The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation described in part (i) of the definition of Beneficial Ownership Limitation, may be waived by such holder, at the election of such holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the AC Warrant held by the applicable holder. Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived. The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder. The Beneficial Ownership Limitation shall terminate with respect to any Warrant Shares being redeemed by the Company, which termination shall be effective 60 days subsequent to the transmission of a Redemption Notice to the holder.

     As of May 13, 2008, there were 21,166,658 AC Warrants issued and outstanding, each of which is included on this Registration Statement.

     BC Warrants

     The BC Warrants are three year warrants, are exercisable at $2.00 per common share and have a call feature (the "BC Redemption") for $0.01 per share provided that the Company's Common Stock has been trading at not less than $4.00 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The BC Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the BC Warrant (the "BC Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice. The BC Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the BC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

     The BC Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     The BC Warrants have certain conversion cap limitations which prevent the Company and the holders of the BC Warrants from effecting any exercise of the BC Warrants to the extent that, after giving effect to the exercise, a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations. The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the BC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares under the BC Warrants is less than 5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the BC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares hereunder is 5,000,000 or more. The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation described in part (i) of the definition of Beneficial Ownership Limitation, may be waived by such holder, at the election of such holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the BC Warrant held by the applicable holder. Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived. The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder. The Beneficial Ownership Limitation shall terminate with respect to any Warrant Shares being redeemed by the Company, which termination shall be effective 60 days subsequent to the transmission of a Redemption Notice to the holder.

     As of May 13, 2008, there were 10,583,545 BC Warrants issued and outstanding, each of which is included on this Registration Statement.

     Placement Agent Series C Warrants

     For acting as the placement agent for the sale of the Series C Preferred Stock, the Placement Agent or its designees are entitled to receive warrants to purchase 439,287 shares of the Company's Common Stock at a price of $1.05 per share (the "Placement Agent Series C Warrants"), 439,287 shares of the Company's Common Stock at a price of $1.50 per share on similar terms as the AC Warrants (the "AC Placement Agent Warrants") and 219,645 shares of the Company's Common Stock at a price of $2.00 per share on similar terms as the BC Warrants (the "BC Placement Agent Warrants"). The AC Placement Agent Warrants and the BC Placement Agent Warrants are included in the amount of AC Warrants and BC Warrants issued and outstanding. Each of the Placement Agent Series C Warrants, AC Placement Agent Warrants and BC Placement Agent Warrants expires on January 16, 2010.

     The AC Placement Agent Warrants may be called on the same terms as the AC Redemption. The BC Placement Agent Warrants may be called on the same terms as the BC Redemption.

     As of May 13, 2008, none of the Placement Agent Series C Warrants had been exercised.

     The Debenture Warrants

     The Debenture Warrants provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.33. Each Debenture Warrant expires July 22, 2008.

     Originally, 1,150,000 warrants were issued to the holders of the Debentures and had an exercise price of $2.00 per share. The grant of stock options to officers, directors, employees and agents and the issuance of the Series C Preferred Stock and the AC Warrants triggered the anti-dilution clauses of these warrants by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of debenture warrants in the aggregate to 1,716,466 warrants and also resulted in a decrease in the exercise price of these warrants to $1.33.

     The Debenture Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.33 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to certain employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Debenture Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Debenture Warrants at a redemption price of $0.01 per Warrant Share.

     As of May 13, 2008, there were an aggregate of 1,716,466 debenture warrants outstanding, of which 1,552,633 are included on this Registration Statement.

     Placement Agent Debenture Warrants and the Placement Agent Debenture Warrant Coverage Warrants

     For acting as the placement agent for the sale of the Debentures and the Debenture Warrants, the Placement Agent or its designees received warrants (the "Placement Agent Debenture Warrant Coverage Warrants") to purchase 230,000 shares of the Company's Common Stock at a price of $1.08 per share and warrants (the "Placement Agent Debenture Warrants") to purchase 115,000 shares of the Company's Common Stock at a price of $1.33 per share.

     The grant of stock options to officers, directors, employees and agents and the issuance of the Series C Preferred Stock (and the AC Warrants as its applies to the Placement Agent Debenture Warrant Coverage Warrants) triggered the anti-dilution clauses of each of these warrants by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of warrants to 255,555 Placement Agent Debenture Warrant Coverage Warrants and 173,532 Placement Agent Debenture Warrants (which shares are not included on this Prospectus) and a decrease in the exercise price of these warrants to $1.08 per share of the Placement Agent Debenture Warrant Coverage Warrants and $1.33 for the Placement Agent Debenture Warrants.

     Each of the Placement Agent Debenture Warrant Coverage Warrants and the Placement Agent Debenture Warrants are included on this Registration Statement. As of May 4, 2007, none of the Placement Agent Debenture Warrant Coverage Warrants or Placement Agent Debenture Warrants had been exercised.

     The Consultant Warrants

     The Consultant Warrants were issued to a consultant on July 5, 2005 and originally provided the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.50. The Consultant Warrants expire on July 5, 2008.

     The issuance of the Debentures, the grant of stock options to officers, directors, employees and agents and the Series C Preferred Stock triggered the anti-dilution clauses of these warrants by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of warrants to 50,006 and a decrease in the exercise price of these warrants to $1.13 per share.

     The Consultant Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.13 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Consultant Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.50 (subject to adjustment), the Company may redeem the Consultant Warrants upon 30 days' written notice to the holders of the Consultant Warrants at a redemption price of $0.01 per warrant share.

     As of May 13, 2008, there were 50,006 Consultant Warrants outstanding at an exercise price of $1.13 per share and 37,500 had been exercised. Each of the outstanding Consultant Warrants and the shares of Common Stock underlying the Consultant Warrants are included on this Registration Statement.

     IR Consultant Warrants

     The IR Consultant Warrants were issued to a consultant on December 28, 2006 and provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $2.00. The IR Consultant Warrant expires on December 28, 2009.

     All of the shares of Common Stock underlying the IR Consultant Warrants are included on this Registration Statement. As of May 13, 2008, there were 500,000 IR Consultant Warrants outstanding and none had been exercised.

The Company is deregistering the following securities because they are held by non-affiliates and have been outstanding for more than two years and are eligible for resale pursuant to Rule 144(k) or the warrants have expired:

     o 2,300,000 shares of Common Stock into which the principal amount and 117,565 shares of Common Stock into which the interest of the 2.5% Convertible Debentures (the "Debentures") issued by the Company in July 2005 that could be converted for resale that were included on Form SB-2 SEC. File No. 333-123097.

     o 3,805,830 shares of Common Stock into which the Company's 12% Series B Convertible Preferred Stock (the "Series B Preferred Stock") may be converted for resale that were included on SEC. File No. 333-123097 and SEC File No. 333-128603.

     o 3,245,275 Series B Warrants and the shares of Common Stock underlying the Series B Warrants that were included on SEC. File No. 333-123097.

     o 81,522 Series A Warrants and the shares of Common Stock underlying the Series A Warrants that were included on SEC. File No. 333-123097.

     o 81,522 Bridge Loan Warrants and the shares of Common Stock underlying the Bridge Loan Warrants that were included on SEC. File No. 333-123097 and SEC File No. 333-128603.

     o 384,615 shares of Common Stock into which the Company's Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") were converted for resale, that was issued in March 2004 and automatically converted on March 1, 2006 that were included on SEC. File No. 333-123097.

     o 170,000 shares of Common Stock issued to Westminster Securities Corp. (the "Placement Agent") or its designees in connection with the Placement Agent Agreement dated June 28, 2005 included on SEC File. No. 333-128603.

     o 37,500 Consultant Warrants and the shares of Common Stock underlying the Consultant Warrants that were previously exercised that were included on SEC File. No. 333-128603.

Number of Shares Outstanding

     As of May 21, 2008, there were 11,818,429 shares of our Common Stock issued and outstanding, 27,069.60 shares of our $0.001 par value Series B 12% Cumulative Convertible Preferred Stock ("Series B") issued and outstanding and 219,000 shares of our 2.5% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock") issued and outstanding. If all of the Company's Series B Preferred Stock, Series C Preferred Stock, warrants and options to acquire shares of our Common Stock we currently have outstanding were converted into shares of Common Stock or were exercised, we would have to issue an additional 67,718,515 shares of our Common Stock for a then total of 79,536,944 shares of our Common Stock issued and outstanding.

Use of Proceeds

     We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the Selling Shareholders who hold the shares of Common Stock that are underlying the Warrants or our Series B Preferred Stock. We may, however, receive cash consideration in connection with the exercise of the Warrants for cash. If the warrants that are includedon this Prospectus and related registration statement are fully exercised for cash, we would realize proceeds, before expenses, in the amount of $58,125,361, subject to any adjustment due to the anti-dilution provisions of the Warrants. We will incur all costs associated with this Prospectus and related registration statement.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

Risks Related To Our Business

     We have a limited operating history.

     We were formally organized in January 2000 and did not commence operation in the oil and gas industry until February 2001. Since that date, our activities have been limited to organizational efforts, obtaining working capital and acquiring and developing our properties. We began producing gas in June 2005. As a result, there is a limited history of production or generating revenue against which to compare our revenues during the year ended February 29, 2008.

     The Slater Dome Field is the primary oil and gas property where most of our capital resources have been employed and we are substantially dependent upon this one property, which causes our risk to be concentrated.

     Our plan of operation includes efforts to further develop the Slater Dome Field. If the development of this property is not successful, we will be forced to seek additional opportunities. Substantially all of our current capital investment has been spent on the development of the Slater Dome Field. If we are unable to further develop the Slater Dome Field, we will be forced to seek additional investments. Investigating and locating suitable properties for acquisition is expensive and time-consuming. Even if we are successful in identifying one or more additional properties for acquisition, there is no assurance that we can obtain such properties at reasonable prices or that sufficient working capital will be available to finance the acquisitions. As a result of our dependence on a single property, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells or increased expenses caused by significant governmental regulation, transportation capacity constraints, the availability and capacity of compression and gas processing facilities, curtailment of production or interruption of transportation of natural gas produced from the Slater Dome Field. Our substantial dependence on a single property for cash flow increases the risk of our future success.

     We have incurred losses from operations and negative cash flow that is likely to continue until we can economically produce oil or natural gas.

     We have a history of losses from operations and negative cash flow that is likely to continue until we economically produce oil or natural gas. A significant portion of our cash flow since inception has come from equity and debt investments. Unless we economically produce oil and gas in the future, these losses will continue. If we continue to experience losses from operations and negative cash flow as we have in the past, there can be no assurance that we will be able to continue operations as anticipated, if at all. Further, the price of our Common Stock may be adversely affected.

     We will require additional capital and we may be unable to obtain needed capital or financing on satisfactory terms, if at all.

     The oil and natural gas industry is capital intensive. We make and expect to continue to make substantial capital expenditures in our business and operations for the exploration for and development, production and acquisition of oil and natural gas reserves. To date, we have financed capital expenditures primarily with sales of our equity securities, debt financing and cash generated by operations. To accomplish our plan of operations, we will be required to seek additional financing. There can be no assurance as to the availability or terms of any additional financing.

     Even if additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of the Slater Dome Field or of our other prospects, which in turn could lead to a possible loss of properties and a decline in our natural gas and oil reserves.

     No assurance of the accuracy of the estimates of oil and gas reserves.

     We have obtained a report on the estimated reserves on our leases on the Slater Dome Field. Reserve estimates are based upon various assumptions, including assumptions relating to oil and gas prices, drilling and operating expenses, production levels, capital expenditures, taxes and availability of funds. No one can measure underground accumulations of oil and natural gas in an exact way. As a result, estimated quantities of proved reserves, projections of future production rates and the timing of development expenditures may be incorrect. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, the classifications of reserves based on risk of recovery and estimates of the future net cash flows.

     Further, the present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil and natural gas reserves. Actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

     o    Actual prices we receive for oil and natural gas;

     o    The amount and timing of actual production;

     o    Supply of, and demand for, oil and natural gas; and

     o    Changes in governmental regulations or taxation.

     The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and thus their actual present value. In addition, the 10% discount factor used when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimates, and any significant variance could have a material adverse effect on our future results from operations.

     Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

     Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. As we drill additional wells at the Slater Dome Field, the rate of decline of these reserves may increase substantially. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our current reserves as well as finding or acquiring additional economically recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

     Prospects that we acquire may not yield natural gas or oil in commercially viable quantities.

     We describe some of our current prospects and our plans to explore those prospects in this Prospectus. See "Business." A prospect is a property on which we have identified what we believe, based on available seismic and geological information, to be indications of natural gas or oil. However, the use of seismic data and other technologies will not enable us to know conclusively prior to drilling and testing whether natural gas or oil will be present or, if present, whether natural gas or oil will be present in sufficient quantities to recover drilling or completion costs or to be economically viable. If we drill wells that we identify as dry holes in our current and future prospects, our drilling success rate may decline and materially harm our business. In sum, the cost of drilling, completing and operating any well is often uncertain and new wells may not be productive.

     We are dependent upon the operation of the Gas Gathering Pipeline to transport our natural gas from the Slater Dome Field to a Questar transportation line in Baggs, Wyoming.

     We are entirely dependent upon the operation of the Gas Gathering Pipeline to transport gas produced at the Slater Dome Field to the Questar transportation line. If the Gas Gathering Pipeline was not available for any reason to transport gas produced at the Slater Dome Field, it would have an immediate direct and material adverse effect upon the Company and our results from operations.

     We are dependent upon transportation and storage services provided by third parties.

     In addition to our dependence on the Gas Gathering Pipeline, we are dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the marketing of, delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of FERC or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates can hinder our processing and marketing operations and/or affect our sales margins, which would have a material adverse effect upon our results from operations.

     We may be required to take write-downs of the carrying values of our oil and natural gas properties and the Gas Gathering Pipeline.

     Accounting rules require that we review periodically the carrying value of our oil and natural gas properties and the Gas Gathering Pipeline for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, rate of flow of gas thought the pipeline, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties or the Gas Gathering Pipeline. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have a material adverse effect on our results of operations in the periods taken.

     Drilling for and producing natural gas is governed by a number of federal, state and local laws and regulations, including environmental regulations, which are beyond our control.

     Many aspects of gathering, processing, marketing and transportation of natural gas are subject to federal, state and local laws and regulations, which can have a significant impact upon overall operations. Both transportation and storage of natural gas by interstate pipelines and the rates charged for such services are subject to the jurisdiction of FERC or state regulatory agencies. The construction and operation of gathering lines, plants and other facilities are subject to environmental laws and regulations that could affect the financial position or results of operations and may be subject to FERC.

      The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions, and we are unable to predict the ultimate cost of compliance. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations or non-compliance could have a material adverse effect upon our operations and financial condition.

      Our coalbed methane exploration and production activities do and will result in the discharge of large volumes of produced groundwater into adjacent lands and waterways. The ratio of methane gas to produced water varies over the life of the well. The environmental soundness of discharging produced groundwater pursuant to water discharge permits has come under increased scrutiny. Moratoriums on the issuance of additional water discharge permits or more costly methods of handling these produced waters, may affect future well development. Compliance with more stringent laws or regulations, more vigorous enforcement policies of the regulatory agencies, difficulties in negotiating required surface use agreements with land owners or receiving other governmental approvals could delay our exploration and production activities in the Slater Dome Field and in our other prospects and/or require us to make material expenditures for the installation and operation of systems and equipment for pollution control and/or remediation, all of which could have a material adverse effect on our financial condition or results of operations.

      Our drilling activities and prices received from the sale of oil and gas may be impacted adversely by new taxes.

      The federal, state and local governments in which we operate impose taxes on the oil and gas products we sell and may impose taxes on our drilling activities. Recently, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals. In addition, many states have raised state taxes on energy sources and additional increases may occur. We cannot predict whether any of these measures would have a material adverse effect upon our drilling activities or on oil and natural gas prices.

      We are responsible for all permits and government permits necessary for our operations in the fields and prospects in which we are the operator and for the Gas Gathering Pipeline.

      As the operator of Slater Dome Field, the Amber Waves Prospect and the Flattops Prospect, we are responsible for obtaining all permits and government permission necessary to operate these properties and to obtain permits for any new wells that are drilled. Further, the Company, as the General Partner of SDG is responsible for maintaining easements or other arrangements with owners of the land over which the Gas Gathering Pipeline is built, as well as operating and maintaining the Gas Gathering Pipeline. While we do not expect that such permits or other regulations will be a material impediment to the operation of our business, there can be no assurance that we will obtain the necessary permits and easements. The failure to do so would have a material adverse effect upon our operations and financial condition.

      Our results of operations are dependent upon market prices for oil and natural gas, which fluctuate widely and are beyond our control.

      Our operations are affected by future oil and natural gas prices that fluctuate widely, and low prices could have a material adverse effect on our operations. Our success is dependent largely on the prices received for natural gas and oil production. Prices received also affect the amount of future cash flow available for capital expenditures and may affect the ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired. Further, it could affect the amount of natural gas that is transported through the Gas Gathering Pipeline owned by SDG, in which we own 82.76% of the Limited Partnership Interests and the General Partnership Interest which is equal to 25% of the Percentage Interests (as defined in SDG's Limited Partnership Agreement).

      Prices for natural gas and oil fluctuate widely.

      For example, natural gas and oil prices declined significantly in 1998 and 2001, and, for an extended period of time, remained below prices obtained in previous years.

      Factors that can cause price fluctuations include, but are not limited to:

            o     The level of consumer product demand;

            o     Weather conditions;

            o     Domestic and foreign governmental regulations;

            o     The price and availability of alternative fuels;

            o     Political conditions in natural gas and oil-producing regions;

            o     The domestic and foreign supply of natural gas and oil;

            o     The price of foreign imports; and

            o     Overall economic conditions.

      The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the capacity of the gas transportation systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels, each of which could have a material adverse effect upon our results of operations.

      The oil and gas industry in which we operate involves many operating risks that can cause substantial losses.

      Drilling and production of oil and natural gas involves a variety of operating risks, including but not limited to:

     o    Fires;

     o    Explosions;

     o    Blow-outs and surface cratering;

     o Uncontrollable flows of underground natural gas, oil or formation water;

     o    Natural disasters;

     o    Pipe and cement failures;

     o    Casing collapses;

     o    Embedded oilfield drilling and service tools;

     o    Abnormal pressure and geological formations;

     o Environmental hazards such as natural gas leaks, oil spills, pipeline ruptures; and

     o    discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

     o    Injury or loss of life;

     o Severe damage to and destruction of property, natural resources or equipment;

     o    Pollution and other environmental damage;

     o    Clean-up responsibilities;

     o    Regulatory investigation and penalties;

     o    Suspension of our operations; and

     o    Repairs necessary to resume operations.

      Further, the occurrence of any of these events may impact third parties, including our employees or employees of our contractors, and lead to injury or death or property damage. If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $1 million of liability insurance. However, for some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

      Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and other regulatory penalties.

      Seasonal weather conditions and wildlife restrictions adversely affect our ability to conduct drilling activities.

      Oil and natural gas operations in the Rocky Mountains are adversely affected by seasonal weather conditions and wildlife restrictions on our federal leases. In the Slater Dome Field, certain drilling and other oil and natural gas activities can only be conducted during limited times of the year, typically during the summer months. This limits our ability to operate in this area and can intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon the Company and its results of operations.

      There can be no assurance that any of our wells will become profitable.

      Our wells may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the wells. The production of coal bed methane gas requires dewatering for the coal gas to be extracted, which results in water being produced in large volumes, especially in the early stages of production. Our ability to remove and economically dispose of sufficient quantities of water from the coal seam will determine whether or not we can produce coalbed methane gas in commercial quantities. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The failure of our wells as a result of these or other events that impair the production of gas will have a material adverse effect upon our results of operations.

      Our competitors may have greater resources than we have, and we may not have the resources necessary to successfully compete with them.

      Our competitors include major oil companies and other independent operators, most of which have financial resources, staffs and facilities substantially greater than ours. Competition in the oil and gas industry is intense. We also face intense competition in obtaining capital for drilling and acquisitions and are at a competitive disadvantage compared with larger companies, which may have a material adverse effect upon the results of operations of the Company.

      We may be unable to retain key employees or recruit additional qualified personnel.

      Due to the current demand for employees in the oil and gas industry, our remote location in Colorado and our extremely limited number of employees means that we could be required to spend significant sums of money to locate and train new employees if we require additional employees in the future or if any of our existing employees resign or depart for any reason. Due to our limited operating history, financial resources and familiarity with our operations, we have a significant dependence on the continued service of our existing officers, Paul
G. Laird and Les Bates. We do not carry key man life insurance on either Mr. Laird or Mr. Bates. We may not have the financial resources to hire a replacement if one or both of our officers were unavailable for any reason. The loss of service of either of these individuals could, therefore, significantly and adversely affect our operations.

      Our officers may be subject to conflicts of interest.

      Mr. Laird and Mr. Bates, the Company's executive officers, devote such time as each officer deems necessary to perform his duties to the Company and are subject to conflicts of interest. Generally, Messrs Laird and Bates each dedicate approximately 40 to 50 hours per week for Company business. However, each officer also devotes other time to other business endeavors and has responsibilities to other entities. Because of these relationships, such individuals will be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. As an example of these potential conflicts, our President, Paul G. Laird, is affiliated with a company called NRG. His position as an officer, director and principal shareholder of NRG, and officer and director of the Company creates a potential conflict with regard to his duties to each entity. Each of our officers and directors has agreed that any business opportunity that comes to their attention in the future shall first be presented to the Company. Nonetheless, these relationships present conflicts, which may exist for the foreseeable future.

      Colorado law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

      Colorado law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment or other circumstances.

               RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

      As a result of potential fees to be paid in connection with the Series C Preferred Stock Offering, we may realize negative net proceeds.

      Between December 1, 2006 and January 16, 2007, the Company sold in an offering (the Series C Preferred Stock Offering") to accredited investors an aggregate of 444.5 investment units (the "Units") at a purchase price of $50,000 per Unit for aggregate gross proceeds of $21,615,500 in cash and the conversion of principal and interest on a promissory note in the amount of $612,500 into Units, which amount represents the principal amount and all accrued and unpaid interest on a promissory note issued on October 30, 2006. As a result of the payment of certain fees and payments associated with the Series C Preferred Stock Offering, including but not limited to placement agent fees, expenses relating to placement agent warrants, the payment of dividends on the Series C Preferred Stock and the redemption of the Series C Preferred Stock, we may be obligated during the three year term of the Series C Preferred Stock to make payments to the Selling Stockholders or Affiliates of the Selling Stockholders of up to $25,388,864. In the event we were required to make these payments, it may result in the Company realizing negative net proceeds from the Series C Preferred Stock Offering of $3,773,364. If is likely that if the Company was obligated to redeem the Series C Preferred Stock it would not have the financial resources to make these payments to the Selling Stockholders. The payment of all or a portion of these fees could have a material adverse effect upon the Company, its results of operations and an investment in our Common Stock.

      Certain Selling Shareholders Could Realize a Potential Profit from the Issuance of Certain Securities at a Discount.

      Certain of the selling shareholders, including but not limited to the Placement Agent and its designees, received securities of the Company that are included on this Registration Statement with a conversion or exercise price that was less than the then market price of our Common Stock. In the Series C Preferred Stock Offering, we issued 222,250 shares of our Series C Preferred Stock that are convertible into shares of the Company's Common Stock at a price of $1.05 per share. The closing price of our Common Stock on the three closing dates of December 1, 2006, December 29, 2006 and January 16, 2007 was $1.44, $1.40 and $1.34, respectively. Further, on January 16, 2007, the placement agent or it designees was issued the Placement Agent Warrants that allows them to acquire 439,287 shares of our Common Stock at a price of $1.05 per share. Further, certain Selling Stockholders have acquired other securities of the Company at a then discount to the market price that are not included on this Registration Statement. The issuance of securities of the Company at a price that reflects a discount to the market price can result in increased dilution to the existing shareholders, which could have a material adverse effect upon an investment in our Common Stock.

      The Potential Profit of Securities and Payment of Fees and Expenses compared to Net Proceeds Received in the Series C Offering.

      Total amount of all possible payments to selling shareholder or their affiliates during the three year life of the Series C Preferred Stock ($25,338,846) plus the total discount to the market price of the shares underlying the Series C Preferred Stock ($7,214,422) divided by the net proceeds to the Company from the sales of the Series C Preferred Stock Offering (1073.8%) is disproportionate. Further, there can be no assurance the Company will have sufficient financial resources to make the payments to the Selling Shareholders pursuant to the terms of the Series C Preferred Stock Offering. Accordingly, the net proceeds received in the Series C Preferred Stock Offering compared to the potential payments the Company made need to make to the Selling Shareholders and the potential profit the Selling Shareholders may receive as a result of the discount to the then market price is disproportionate and in the event the Company was obligated to make these payments to the selling shareholders, it could have a material adverse effect upon the Company, its results of operations and an investment in our Common Stock.

      Sales of a substantial number of shares of our Common Stock into the public market may result in significant downward pressure on the price of our Common Stock and could affect the ability of our stockholders to realize the current trading price of our Common Stock.

      Sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the market price of our Common Stock. As of May 21, 2008, there were 11,818,429 shares of our Common Stock issued and outstanding, 27,069.60 shares of our $0.001 par value Series B 12% Cumulative Convertible Preferred Stock ("Series B") issued and outstanding and 219,000 shares of our 2.5% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock") issued and outstanding. If all of the Company's Series B Preferred Stock, Series C Preferred Stock, warrants and options to acquire shares of our Common Stock we currently have outstanding were converted into shares of Common Stock or were exercised, we would have to issue an additional 67,718,515 shares of our Common Stock for a then total of 79,536,944 shares of our Common Stock issued and outstanding.

      Further, on June 11, 2007, the Company held a special meeting of shareholders (the "Special Meeting"). At the Special Meeting, the shareholders approved and ratified the Company's 2007 Omnibus Long Term Incentive Plan (the "2007 Plan"), which authorizes the issuance of up to 10,000,000 shares of the Company's Common Stock that may be issued under the 2007 Plan.

      As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock.

      The trading price of our Common Stock on the Over-The-Counter Bulletin Board has fluctuated, and may continue to fluctuate significantly.

      Since June 4, 2004, our Common Stock has traded as low as $0.47 and as high as $3.25. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. In addition to the volatility associated with Over-The-Counter Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our Common Stock:

     o    Changes in the world wide price for oil or natural gas;

     o    Disappointing results from our discovery or development efforts;

     o    Failure to meet our revenue or profit goals or operating budget;

     o    Decline in demand for our Common Stock;

     o Downward revisions in securities analysts' estimates or changes in general market conditions;

     o    Technological innovations by competitors or in competing technologies;

     o    Lack of funding generated for operations;

     o    Investor perception of our industry or our prospects; or

     o    General economic trends.

      In addition, stock markets have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

      We may require additional capital in the future which may result in substantial dilution to your stock holdings.

      We have historically needed to raise capital to fund our operating losses and may continue to incur operating losses until there are sufficient wells at the Slater Dome Field and our other prospects to provide economies of scale in production of the coal-bed methane gas. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares will cause dilution to your investment and could also cause the market price of our Common Stock to decline.

      Issuances of additional shares of our stock in the future could dilute existing shareholders' holdings and may adversely affect the market price of our Common Stock. As of May 13, 2008, we have the authority to issue, without stockholder approval, up to 500,000,000, shares of Common Stock (of which, as of May 13, 2008), 11,716,266 shares were outstanding) and 25,000,000 shares of preferred stock (of which, as of May 13, 2008, 27,069.60 shares of our Series B Preferred Stock and 219,000 shares of our Series C Preferred Stock were outstanding) and to issue options and warrants to purchase shares of our Common Stock. Because our Common Stock is traded on the Over-The-Counter Bulletin Board and is not listed on an exchange, we are not required to solicit shareholder approval prior to issuing large blocks of our stock. Any such future issuances could be at values substantially below the price paid for our Common Stock by our current shareholders. In addition, we could issue large blocks of our Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. The issuance of our stock may have a disproportionately large impact on its price compared to larger companies.

      Our Common Stock is classified as a "penny stock" under SEC rules which limits the market for our Common Stock.

      Since inception of trading in June 2004, our Common Stock has not traded at $5 or more per share. Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, if the market price of the Common Stock is less than $5 per share, the Common Stock is classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny-stock transactions because of the extra requirements imposed on those transactions. Application of the penny-stock rules to our Common Stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our Common Stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

      In addition to the shares of our Common Stock underlying shares of our Series C Preferred Stock and Series B Preferred Stock, as well as warrants and options that have been issued by the Company, we have a large number of shares eligible for future sale.

      As of May 13, 2008, we had reserved 625,000 shares of Common Stock for issuance upon the exercise of options all of which have been granted pursuant to the 2003 Plan, of which options to purchase 584,333 shares were outstanding. On November 10, 2006, the Company granted an aggregate of 3,950,000 options to purchase shares of the Company's common stock to certain officers, directors, employees, agents and Affiliates, which shares are subject to a vesting schedule. Further, at the Special Meeting held on June 11, 2007, the common stock holders of the Company approved and ratified the Company's 2007 Omnibus Long Term Incentive Plan (the "2007 Plan"), which authorizes the issuance of up to 10,000,000 shares of the Company's Common Stock that may be issued under the 2007 Plan. As of May 13, 2008, our officers and directors own 305,686 shares of our Common Stock, or 2.78% of our currently outstanding shares of Common Stock, which may be sold pursuant to Rule 144. Sales of Common Stock underlying plan options or by the certain directors may adversely affect the price of the Common Stock.

      The Series B and Series C Convertible Preferred Stock that we have issued adversely affects the right of the Common Stockholders.

      Our Series B Preferred Stock pays cumulative preferred dividends equal to 12% per year, provides a preference in payment of dividends, redemption and liquidation over the Common Stock and Series C Preferred Stock and will, upon conversion, have all of the rights of our Common Stock. Our Series C Preferred Stock pays cumulative preferred dividends equal to 2.5% per year, provides a preference in payment of dividends, redemption and liquidation over the Common Stock and will, upon conversion, have all of the rights of our Common Stock. Our Board of Directors has the authority to issue additional preferred stock, which could discourage potential takeover attempts or could delay or prevent a change in control through a merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

      Two of our shareholders that are controlled by the same individual collectively own 14.9% of our outstanding Common Stock and have beneficial ownership of approximately 18.8% of our Common Stock.

      As of May 13, 2008, the Apollo Trust and Echo's Voice LLC had beneficial ownership of our common stock of 11.5% and 7.7%, respectively. Helen De Bove, Trustee of the Apollo Trust and manager of Echo's Voice LLC exercises voting and dispositive power of the securities owned by these entities and has beneficial ownership of approximately 18.8%. The Apollo Trust and Echo's Voice LLC and Ms. De Bove, if they convert and exercise the securities they own or over which they have voting and dispositive power into shares of our Common Stock, may be able to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders.

      Two of Our Series C Shareholders May Acquire a Significant Number of Shares of Our Common Stock in the Future.

      On December 1, 2006 and in a subsequent closing on January 16, 2007, the Company held a closing on the sale of an aggregate of 260 investment units (the "Units") to Iris Energy Holding Corp. and 100 Units to the Vision Opportunity Master Fund, LP. Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred"), convertible into 47,619 shares of the Company's $0.001 par value common stock (the "Common Stock") at a price of $1.05 per share (the "Conversion Price");
(ii) a three-year warrant to purchase 47,319 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and (iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants"). Subject to certain conversion cap limitations, Iris Energy Holding Corp. and Vision Opportunity Master Fund, LP may acquire a significant number of shares of our common stock (30,796,480) and (11,844,800), respectively and may, in the future, be in a position to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders and may lead to a change of control of the Company.

      Iris Energy Holding Corp. May Appoint Directors to the Board, which may lead to a Change in Control.

      On July 16, 2007, the Company and Iris Energy Holding Corp., a Samoa company ("Iris Energy"), entered into an agreement (the "Iris Energy Directors Agreement") pursuant to which the Company granted to Iris Energy the right to appoint up to an equal number of members to the board of directors that have not been previously appointed by Iris Energy as are present on the Company's board of directors at any time. The Iris Energy Director Agreement is effective as of December 1, 2006.

      The Iris Energy Directors Agreement provides that the Iris Energy Directors Agreement terminates immediately on the earlier to occur of the following: (i) at such time as Iris Energy owns fewer than 35,000 shares of the Company's Series C Preferred Stock and fewer than 3,500,000 shares of the Company's Common Stock, (ii) if at any time prior to December 1, 2009 the Company conducts private or public offerings that aggregate $20,000,000 or more of the Company's common stock or securities that are convertible into shares of the Company's common stock; or (iii) December 1, 2009. For a further description of the anticipate terms of the Iris Energy Directors Agreement, See "Management." Accordingly, pursuant to the terms of the Iris Energy Directors Agreement, Iris Energy may appoint an equal number of members to the Board of Directors, which may lead to a change in control of the Company.

                           FORWARD-LOOKING STATEMENTS

      This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and New Frontier Energy, Inc. (the "Company"), intends that such forward-looking statements be subject to the safe harbors created thereby. These statements include, among others:

     o Our business strategy;

     o exploration and development drilling prospects, inventories, projects and programs;

     o    Oil and natural gas reserves;

     o    availability and costs of drilling rigs and field services;

     o    The price of oil and gas and the general state of the economy;

     o The willingness and ability of third parties to honor their contractual commitments;

     o Our ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital;

     o Environmental and other regulations, as the same presently exist and may hereafter be amended;

     o Our ability to identify, finance and integrate other acquisitions of properties;

     o    Volatility of our stock price; and

     o    plans, objectives, expectations and intentions.

     These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this Prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this Prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions and may change at any time and without notice, based on changes in such facts or assumptions.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We undertake no responsibility or obligation to update publicly these forward-looking statements but may do so in the future in written or oral statements. Investors should take note of any future statements made by or on our behalf.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Shares of our Common Stock are traded on the Over-the-Counter Bulletin Board under the symbol "NFEI.OB."

      The market for our Common Stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to our Common Stock for the last two fiscal years on a quarterly basis, as quoted by NASDAQ. These quotations reflect inter-dealer prices without retail mark-up, markdown or commissions and may not reflect actual transactions.

                   Quarter Ended         High Bid    Low Bid

                   May 31, 2008          $   1.38    $  1.03
                   February 29, 2008     $   1.22    $  1.07
                   November 30, 2007     $   1.29    $  1.02
                   August 31, 2007       $   1.38    $  1.16
                   May 31, 2007          $   1.40    $  1.11
                   February 28, 2007     $   1.50    $  0.93
                   November 30, 2006     $   1.75    $  1.11
                   August 31, 2006       $   2.25    $  1.20
                   May 31, 2006          $   2.52    $  1.85

Holders

     On June 19, 2008, the closing price of our Common Stock was $1.19. As of May 13, 2008, we had approximately 1,716 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that as of May 13, 2008, there are approximately 2,224 beneficial owners of our Common Stock.

Dividend Policy

      We have not declared or paid cash dividends on our Common Stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our board of directors.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

      The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Registration Statement, particularly in the section entitled "Risk Factors." Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

      The following discussion and analysis covers our plan of operation for the next twelve months. It discusses our financial condition at February 29, 2008, and changes in our financial condition since February 28, 2007, the end of the prior fiscal year. It also covers our results of operation for the fiscal years ended February 29, 2008, and February 28, 2007. The following discussion and analysis should be read in conjunction with the audited financial statements and the related notes included elsewhere in this Registration Statement.

      We were incorporated as Storagefinders.com under the laws of the State of Colorado on January 7, 2000. In March 2001, we changed our name to New Frontier Energy, Inc. and commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. ("Skyline"). Skyline was operated as our subsidiary through the close of business on February 28, 2005, at which time it was merged into the Company.

      In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of the Company's Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over-The-Counter Bulletin Board in May 2004 under the symbol "NFEI.OB."

      The Company owns 82.76% of the limited partnership interests (the "Limited Partnership Interests") of Slater Dome Gathering, LLLP ("SDG"). SDG owns the 18-mile gas gathering line that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. On December 26, 2007, the Company entered into a Partnership Interest Purchase Agreement with Natural Resource Group Gathering, LLC ("NRGG") to acquire NRGG's general partnership interest (the "General Partnership Interest") in SDG effective as of December 31, 2007. In connection with the purchase of the General Partnership Interest, the Company was appointed the general partner of SDG. The General Partnership Interest is equal to 25% of the Percentage Interests (as defined in SDG's Limited Partnership Agreement) in SDG.

Plan of Operation

      Our plan of operation is to further develop the Slater Dome Field by drilling additional wells adjacent or near our existing wells in the southeast section of the property. We plan to test the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well. We also plan to evaluate opportunities to acquire other interests in oil and gas properties.

Prospect Acquisition Philosophy

      We anticipate undertaking investigation to acquire other interests in oil and gas properties in the fiscal year ending February 28, 2009. Our objective will be to acquire properties with immediate development potential or existing producing properties. Due to our relatively small size and competitive position in the industry, we do not anticipate acquiring a large inventory of properties to hold for future development. Rather, one or a small number of properties will be targeted with immediate development potential.

Selected Financial Data

      The following selected financial data should be read in conjunction with the financial statements and related notes thereto appearing elsewhere in this Registration Statement. The selected financial data as of February 29, 2008, and February 28, 2007, and for each of the fiscal years ended February 29, 2008, and February 28, 2007, have been derived from our financial statements which have been audited by our independent auditors and included elsewhere in this Registration Statement. The selected financial data provided below is not necessarily indicative of our future results of operations or financial performance.

                                                 Year Ended
                                          February 29, 2008   February 28, 2007
Statement of Operations Data:

Revenue                                     $     757,739       $    361,181
(Loss) from operations                      $  (6,257,401)      $ (3,745,600)
Other income (expense), net                 $     (85,970)      $   (812,162)
Net loss attributable to common
shareholders                                $  (7,363,381)      $ (5,079,469)
Basic and diluted net loss per share        $       (0.89)      $      (0.92)
Weighted average shares outstanding             8,259,108          5,526,142

Balance Sheet Data:                       February 29, 2008   February 28, 2007

Working capital                             $   1,345,977       $  8,982,439
Current assets                              $   4,881,911       $ 13,673,152
Total assets                                $  26,209,623       $ 29,047,723
Current liabilities                         $   3,535,934       $  4,690,713
Long-term liabilities                       $   1,116,151       $    140,000
Total liabilities                           $   4,652,085       $  4,830,713
Minority Interests in Consolidated
Subsidiary                                  $     393,592       $    421,091
Total Shareholders' equity                  $  21,163,946       $ 23,795,919

Results of Operation

Year Ended February 29, 2008 Compared to the Year Ended February 28, 2007

      For the year ended February 29, 2008, we realized a net loss attributable to common shareholders of $7,363,381, or $0.89 per share, on revenue of $757,739. This compares with a net loss attributable to common shareholders of $5,079,496, or $0.92 per share on $361,181 of revenue for the fiscal year ended February 28, 2007. The loss increased by $2,283,912 or 44.96%.

      Our oil and gas sales increased from $238,385 during the fiscal year ended February 28, 2007 to $622,442 during the fiscal year ended February 29, 2008, an increase of $384,057 or 161.11%. The increase in oil and gas revenues is primarily attributable to the increased production from the Slater Dome Field together with acquiring 36.66667% working interest effective November 1, 2006. We sold 139,973 MCF in the fiscal year ended February 29, 2008 compared to 25,524 MCF in the fiscal year ended February 28, 2007.

      During the fiscal year ended February 29, 2008, SDG's gathering fees from the Gas Gathering Pipeline were $135,297 as compared to $122,796 during the fiscal year ended February 28, 2007, an increase of $12,501 or 10.18%. The increase in the gas gathering fees is primarily the result of the increase in production.

      Exploration costs were $249,848 during the fiscal year ended February 29, 2008 as compared to $205,713 during the fiscal year ended February 28, 2007, an increase of $44,135 or 21.45%. The primary reason for the increase is related to increased seismic costs associated with exploration efforts at Slater Dome Field and in the Amber Waves Prospect. The major components and the changes in exploration expenses are summarized as follows.

                                                                        Increase
                                                 2008        2007     (Decrease)
                                            ------------------------------------
Geological consulting                       $   149,015   $ 128,057   $  20,958
Geophysical & maps                               83,030      58,175      24,855
Delay rentals                                    17,803      19,481      (1,678)
                                            ------------------------------------
                                            $   249,848   $ 205,713   $  44,135
                                            ====================================

      Lease operating expenses were $1,498,829 during the fiscal year ended February 29, 2008 as compared to $642,253 during the fiscal year ended February 28, 2007, an increase of $856,576 or 133.37%. The principal reason for the increase is that during the fiscal year ended February 29, 2008 we owned 66.7% of the working interests in the Slater Dome Field as compared with owning 30% for eight months and 66.7% for four months in the fiscal year ended February 28, 2007. In the fiscal year ended February 29, 2008 we incurred increased costs associated with reworking our producing wells in 2008 as compared to the same period ended in 2007 directed towards enhancing the production. The major components and the changes in lease operating expenses are summarized as follows and shows a comparison for the changes in working interest between the periods:

                                                                        Increase
                                              2008           2007     (Decrease)
                                            ------------------------------------
Lease operating expenses 30%                $   458,920   $ 337,161   $ 121,759
Lease operating expenses 36.7%                  560,726     187,566     373,160
Rework expenses 30%                             190,458     107,580      82,878
Rework expenses 36.7%                           232,958          --     232,958
Lease operating expenses, Focus Ranch            15,076          --      15,076
Production taxes                                 40,691       9,946      30,745
                                            ------------------------------------
                                            $ 1,498,829   $ 642,253   $ 856,576
                                            ====================================

      In summary, lease-operating expenses increased $121,759 when comparing identical working interests of 30% and the increase of $373,160 is associated with the increase of an additional 36.7% in working interests in the Slater Dome Field. Similarly, rework expenses increased by $82,878 when comparing identical working interests and the increase of $232,958 is associated with the increased 36.7% working interest at the Slater Dome Field. The increased lease operating expenses are directly associated with the increased activity at the field and increased production. The reworking expenses were incurred to increase production and pursuant to normal operating procedures. The lease operating expenses associated with the Focus Ranch Unit increased because we did not own these interests during the nine months ended November 30, 2006. Production taxes increased as a result of increased revenues.

      Gas gathering costs amounted to $833 during the fiscal year ended February 29, 2008 as compared to $2,578 during the fiscal year ended February 28, 2007, a decrease of $1,745 or 67.68%. The fluctuation is considered normal in the ordinary course of business.

      General and administrative expenses were $2,222,795 during the fiscal year ended February 29, 2008 as compared to $1,546,716 during the fiscal year ended February 28, 2007, an increase of $676,079 or 43.71%. The major components and the changes in general and administrative expenses are summarized as follows.

                                                                       Increase
                                              2008         2007       (Decrease)
                                           -------------------------------------
Employee compensation                      $  938,117   $  727,781   $  210,336
Financial public relations                    624,796      313,449      311,347
Professional fees                             251,964      157,655       94,309
Payroll taxes and employee benefits           155,076      114,246       40,830
Repairs and maintenance                        27,444        8,553       18,891
Management fees SDG                             8,176       15,192       (7,016)
Insurance                                     152,784      137,950       14,834
Travel                                         38,279       69,133      (30,854)
Miscellaneous other costs                      26,159        2,757       23,402
                                           -------------------------------------
                                           $2,222,795   $1,546,716   $  676,079
                                           =====================================

      Employee compensation increased $210,336 in the year ended in 2008 compared with 2007; executive bonuses and compensation increased $199,083 and employee compensation increased $11,253. Financial public relations increased by $311,347 in the year ended in 2008 compared with 2007; as a result of the increased activity and related costs associated with presenting the Company to the financial community. Professional fees increased $94,309 in the year ended in 2008 compared with 2007 because accounting fees decreased $10,750, legal fees increased $62,803 and engineering consulting increased $34,056; such fluctuations arose because of the changes in the levels of activity for the disciplines engaged. Payroll taxes and benefits increased $40,830 in the year ended in 2008 compared with 2007 principally as a result of increased compensation and additional field employees added in July 2007 whose salaries were charged to lease operating expenses. Repairs and maintenance increased $18,891, $9,806 of which is associated with gathering line maintenance and the balance of $9,085 is related to normal maintenance of office equipment and is considered normal in the ordinary course of business. Management fees incurred by SDG decreased by $7,016 because the SDG managers were compensated based on gross revenues for its fiscal year ended December 31, 2007 as compared compensation based on invested capital in the corresponding fiscal year ended December 31, 2006. Insurance increased $14,834 in the year ended in 2008 compared with 2007 and is considered normal in the ordinary course of business. Travel decreased $30,854 in the year ended in 2008 compared with 2007 because business travel was combined with travel associated with financial public relations and such fluctuation is considered normal in the ordinary course of business. Miscellaneous other costs increased $23,402 in the year ended in 2008 compared with 2007 and are considered normal in the ordinary course of business.

      Issuance of common stock options increased $929,583 or 67.29% in the year ended in 2008 compared with 2007. The components of the change are summarized as follows:

                                                                       Increase
                                            2008         2007         (Decrease)
                                        ----------------------------------------
Financial public relations firms        $   184,100   $   350,317   $  (166,217)
Employee stock options                       64,700            --        64,700
Amortization of non-qualified stock
options                                   2,062,200     1,031,100     1,031,100
                                        ----------------------------------------
                                        $ 2,311,000   $ 1,381,417   $   929,583
                                        ========================================

      Expenses associated with the granting of options to financial public relations firms and employee stock options were calculated using the Black-Scholes method of valuation. The costs of granting options to financial public relations firms decreased because fewer shares were granted in the year ended in 2008 compared with 2007. Employee stock options increased because 25,000 shares were granted in the year ended in 2008 compared with none in 2007. Amortization of non-qualified stock option costs increased in the year ended in 2008 compared with 2007 because they were amortized over 12 months in 2008 versus 6 months in 2007.

      Depreciation, depletion and amortization increased $411,931 or 128.77% in the year ended in 2008 compared with 2007. The components of the increase are summarized in the following table:

                                                                        Increase
                                            2008         2007        (Decrease)
                                        ----------------------------------------
Producing oil and gas properties        $   497,100   $   143,791   $   353,309
Slater Dome Gathering, LLLP                 130,492       130,492            --
Other depreciable assets                    104,243        45,621        58,622
                                        ----------------------------------------
                                        $   731,835   $   319,904   $   411,931
                                        ========================================

      The increase in depletion on producing properties is attributable to the increased ownership and production from the Slater Dome Field. Depreciation associated with other depreciable assets increased because the Company added additional property and equipment into service.

      Interest income increased $273,837 or 308.09% in the year ended in 2008 compared with 2007 because the Company had more cash invested in interest bearing instruments.

      Gain or loss from sale of assets was $0 during the year ended 2008 as compared to $95,127 in 2007. The sale of assets during the fiscal year ended February 28, 2007 arose from the sale of the Nucla Prospect in the amount of $185,888 net of its cost in the amount of $94,540 together with miscellaneous equipment sale proceeds of $3,786. No prospects were sold during the year ended February 29, 2008.

      Interest expense decreased $7,042 or 7.81% in the year ended in 2008 compared with 2007. The components of the increase are summarized in the following table:

                                                                       Increase
                                               2008         2007      (Decrease)
                                           -------------------------------------
Convertible debentures                     $   25,628   $   65,404   $  (39,776)
Convertible debenture, affiliates               9,904       12,309       (2,405)
Notes payable                                  47,640       12,501       35,139
                                           -------------------------------------
                                           $   83,172   $   90,214   $   (7,042)
                                           =====================================

      The change in convertible debentures arose because the convertible debt matured in July 2007 was substantially was converted into shares of our common stock. The convertible debenture, affiliates interest expense decreased because the Company made a principal payment in the amount of $300,000 in March 2007 and the instrument was paid in full in December 2007. The notes payable interest increased because the Company entered into the Steamboat Mortgage on the Steamboat Property in June 2007.

      Debt issuance costs, non-cash decreased $540,440 or 59.65% for the year ended in 2008 compared with 2007. The principal change in debt issuance cost arises from the maturity of the convertible debentures on or about July 22, 2007 and the completion of the amortization period.

      The minority interest in the income of the consolidated subsidiary increased $42,624 or 266.28%. This fluctuation relates to the increase in income from SDG during the two periods compared and arises principally from the increased volume of natural gas transported in the two periods.

      Preferred stock dividends and distributions to minority interests increased $455,679 or 90.11% for the year ended in 2008 compared with 2007. The principal factor in the increase is that the Series C convertible preferred shares have been outstanding for a full twelve months in 2008 versus a two to three month period in 2007. The components of the change are summarized in the following table:

                                                                       Increase
                                               2008         2007      (Decrease)
                                           -------------------------------------
Series A convertible preferred             $       --   $    3,822   $   (3,822)
Series B convertible preferred                324,182      358,130      (33,948)
Series C convertible preferred                554,892       99,633      455,259
Slater Dome Gathering distributions            82,305       44,115       38,190
                                           -------------------------------------
                                           $  961,379   $  505,700   $  455,679
                                           =====================================

      As a result of the above, we generated a net loss attributable to common shareholders of $7,363,381 during the fiscal year ended February 29, 2008 as compared to a net loss of $5,079,469 during the fiscal year ended February 28, 2007, an increased net loss of $2,283,912 or 44.96%.

Liquidity and Capital Resources.

      We have not generated positive cash flows from operating activities. The primary sources of capital have been from sales and other issuances of equity and debt securities. Our primary use of capital has been for the acquisition, development and exploration of oil and gas properties. Our working capital requirements are expected to increase in line with the growth of our business. We have no lines of credit or other bank financing arrangements. We expect that working capital requirements will be funded through a combination of our existing funds, cash flow from operations, issuance of equity and debt securities. Additional issuances of equity or convertible debt securities will result in dilution to our current common stockholders.

      Our plan of operations for the fiscal year ending February 28, 2009 call for us to participate in the drilling of additional wells at Slater Dome Field and testing the Niobrara formation at the Focus Ranch Unit and (ii) to provide capital for other lease acquisitions. We believe that the plan of operations for the fiscal year ending February 28, 2009 will require capital of approximately $4,500,000. To the extent that additional opportunities present themselves to the Company, the Company may require additional sources of capital to participate in these opportunities.

      Further, the Company received proceeds from the exercise of outstanding warrants issued to the holders of the Company's Series B Preferred Stock (subsequent to year end through May 1, 2008 when they expired) and placement agent warrants of $1,953,781. The Company could receive proceeds from 1,889,999 Convertible Debenture warrants and 255,555 Convertible Debenture placement agent warrants which are exercisable at a price $1.33 and $1.08 respectively The warrants issued to the holders of the Company's Convertible Debentures and the related placement agent warrants expire on July 22, 2008. If all of the warrants issued to the holders of the Company's Convertible Debentures were exercised, it would result in proceeds to the Company of $2,789,142. However, there can be no assurance that the price of our common stock will be in excess of the exercise prices of these warrants or that any of the warrant holders will exercise these warrants. Management believes that current cash balances plus cash flow from operations will be sufficient to fund our capital and liquidity needs for at least the next twelve months.

      The following summarizes the Company's capital resources at February 29, 2008, compared with February 28, 2007:

                                                                                      Increase       Increase
                                           February 29, 2008   February 28, 2007     (Decrease)     (Decrease)
---------------------------------------------------------------------------------------------------------------
Cash                                       $       3,602,939   $      12,724,234   $   (9,121,295)         -72%
Current assets                             $       4,881,911   $      13,673,152   $   (8,791,241)         -64%
Total Assets                               $      26,209,623   $      29,047,723   $   (2,838,100)         -10%
Current liabilities                        $       3,535,934   $       4,690,713   $   (1,154,779)         -25%
Working capital                            $       1,345,977   $       8,982,439   $   (7,636,462)         -85%
Net cash (used) in operating activities    $      (3,048,539)  $      (2,987,472)  $       61,067           -2%
Net cash provided by (used in) investing
activities                                 $      (5,653,729)  $      (8,957,215)  $   (3,303,486)         -37%
Net cash provided by (used in) financing
activities                                 $        (419,027)  $      23,455,496   $  (23,874,523)        -102%

The decrease in cash, current assets and working capital arises, principally, because of the Company's drilling activity and development of the Slater Dome Field. The changes in cash are summarized as follows:

Proceeds from revenues                                             $    757,739
Proceeds from exercising warrants                                       762,296
Operating costs billed to non-affiliates                               (605,436)
Purchase of property and equipment                                   (5,493,729)
Increase in investment in SDG                                          (268,750)
Deposits                                                               (160,000)
Payment of convertible debenture                                       (638,194)
Principal payments on notes payable                                     (21,079)
Preferred stock dividends                                              (111,693)
Distributions to SDG minority interests                                 (82,305)
Operating expenses and other                                         (3,260,144)
                                                                   -------------
                                                                   $ (9,121,295)
                                                                   =============

Cash Flow from Operating Activities

     As of February 29, 2008, we had a cash balance of $3,602,939. We used $3,648,539 in operating activities during the fiscal year ended February 29, 2008 as compared to $2,987,472 during the fiscal year ended February 28, 2007. The decrease in cash used in operating activities in the year ended February 29, 2008 when compared to the year ended February 28, 2007 is discussed in "Results of Operations" above.

Capital Expenditures

     Cash flows from investing activities consisted primarily of the purchase of property and equipment. During the fiscal year ended February 29, 2008, the Company used $5,653,729 in investing activities as compared to $8,957,215 provided by investing activities during the fiscal year ended February 28, 2007. The Company expended $4,630,532 in drilling wells at and developing the infrastructure at the Slater Dome Field, $41,578 was used to increase its undeveloped acreage position at the Slater dome Field. The Company spent $306,800 to acquire approximately 5,041 net acres in the Amber Waves Prospect and $674,820 in other property and equipment purchases.

Financing Activities

      During the fiscal year ended February 29, 2008, the Company used $419,027 in financing activities as compared to $23,455,496 provided by financing activities during the fiscal year ended February 28, 2007. During the fiscal year ended February 29, 2008, the Company received $762,296 from common stock warrant conversions, received $52,000 exercise of the placement agent warrant to purchase Units of Series B Convertible Preferred Stock, paid $638,194 to retire convertible debentures, made $21,879 in principal payments on notes payable, paid $111,693 in preferred stock dividends and made distributions of $82,303 to minority interest holders in the consolidated subsidiary. During the fiscal year ended February 28, 2007, the Company conducted an offering of an aggregate of $22,225,000 in Series C Preferred Stock.

Recent Accounting Pronouncements

      In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115." ("SFAS 159") SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of SFAS 159 will become effective as of the beginning of the fiscal year that begins March 1, 2008. The adoption of these new requirements is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

      In December 2007 the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141R"), which replaces FSAB Statement NO. 141. SFAS No. 141R will change how business acquisitions are accounted for and will impact financial statements on both the acquisition date and in subsequent periods. SFAS No. 141R is effective as of the beginning of an entity's fiscal year that begins after December 15, 2008. The Company is in the process of evaluating the impacts, if any, of adopting this pronouncement.

      In December 2007 the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51" ("SFAS No. 160"). SFAS No. 160 will change the accounting and reporting for minority interests, which, will be recharacterized as noncontrolling interests and classified as a component of equity. This statement is effective as of the beginning of an entity's first fiscal year beginning after December 15, 2008. The Company is in the process of evaluating the impacts, if any, of adopting this pronouncement.

      In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities." The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet determined the impact, if any, of SFAS 161 on its consolidated financial statements.

Critical Accounting Policies and Estimates.

      We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

      Reserve Estimates.

      Estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data, as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Many factors will affect actual net cash flows, including:

      o     The amount and timing of actual production;

      o     Supply and demand for natural gas;

      o     Curtailments or increases in consumptions by natural gas purchasers;
            and

      o     Changes in governmental regulation or taxation.

      Revenue Recognition

      We record revenues from the sales of natural gas and oil when in the month that delivery to the customer has occurred and title has transferred. This occurs when natural gas or oil has been delivered to a pipeline or a tank lifting has occurred. We receive payment from one to three months after delivery. At the end of each month, we estimate the amount of production delivered to purchasers and the price we will receive. Variances between our estimated revenue and actual payment are recorded in the month the payment is received. However, differences have been insignificant.

      Oil and Gas Properties, Equipment, and Depreciation.

      We follow the successful-efforts method of accounting for oil and gas properties. Under this method, all productive costs incurred in connection with the exploration for, and development of, oil and gas reserves are capitalized. These capitalized costs include lease acquisition, geological and geophysical work, delay rentals, and drilling, completing and equipping oil and gas wells, including salaries, benefits and other internal salary related costs directly attributable to these activities. Costs associated with production and general corporate activities are expensed in the period incurred. Interest costs related to unproved properties and properties under development also are capitalized to oil and gas properties. If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves and (2) the lower of cost or fair market value of properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion. Normal dispositions of oil and gas properties are accounted for as adjustments of capitalized costs, with no gain or loss recognized. As a result, we are required to estimate our proved reserves at the end of each quarter, which is subject to the uncertainties described above.

Contractual Obligations

      The following table sets forth information with respect to our contractual obligations as of February 29, 2008.

                             Payments Due By Period

-------------------------------------------------------------------------------
                                                                            More
                                                                            than
                             Total       1 to 3 years   4 to 5 years   5 years
-------------------------------------------------------------------------------
Paul G. Laird Employment
Contract(1)                  $ 249,000   $    249,000   $        -0-   $   -0-
-------------------------------------------------------------------------------
Les Bates Employment
Contract(1)                  $ 241,500   $    241,500   $        -0-   $   -0-
-------------------------------------------------------------------------------
Spotswood Properties, LLC,
office lease (2)             $  26,670   $     26,670   $        -0-   $   -0-
-------------------------------------------------------------------------------
Steamboat Mortgage (3)       $ 826,146   $    297,211   $   528,935    $   -0-
-------------------------------------------------------------------------------
NRGG Promissory Note (4)     $ 806,250   $    806,250   $        -0-   $   -0-
-------------------------------------------------------------------------------

(1) Calculated as of February 29, 2008. Messrs. Laird and Bates' employment agreements expire on October 31, 2009. See "Executive Compensation."

(2) We lease approximately 1,600 square feet of office space located at 1789 W. Littleton Blvd., Littleton, Colorado 80120, for approximately $2,667 per month. The lease expires on December 31, 2012. The lease is with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of Paul
G. Laird, President and Chief Executive Officer of the Company. The Lease is on terms that the Board of Directors, which includes Mr. Laird, believe are no less favorable than those that may be obtained from third parties.

(3) On June 14, 2007, we purchased a 35.5 acre residential property located at 29300 RCR 14A, Steamboat Springs, Colorado 80487 (the "Steamboat Property"). In connection with the purchase of the Steamboat Property, the Company entered into a five-year mortgage in the principal amount of $881,250 (the "Steamboat Mortgage"), which bears interest at a rate of 7.56% per annum. The Steamboat Mortgage requires equal monthly payments during the term of the mortgage in the amount of $8,256, with the balance of $698,604 due on June 14, 2012. The Steamboat Mortgage can be prepaid at any time without penalty.

(4) On December 26, 2007, the Company entered into a Partnership Interest Purchase Agreement with Natural Resource Group Gathering, LLC ("NRGG") to acquire NRGG's general partnership interest (the "General Partnership Interest") in SDG. The purchase price for the General Partnership Interest was $1,075,000 (the "Purchase Price"), which will be paid $268,750 in cash and the issuance by the Company of a promissory note in the principal amount of $806,250 (the "Note"). The Note bears interest at a rate of 2.5% per annum, is payable in quarterly principal and interest installments of $204,722 beginning March 31, 2008 and is due on December 31, 2008 (the "Maturity Date"). The Corporation may prepay the Note at any time without penalty, and at the option of the Corporation, the quarterly payments may be deferred until the Maturity Date.

Quantitative and Qualitative Disclosure About Market Risk

      Oil and Gas Price Risk

      Our primary market risk exposure is in the pricing applicable to our natural gas and oil production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot market prices applicable to our U.S. natural gas production. Pricing for natural gas and oil production has been volatile and unpredictable for several years, and we expect this volatility to continue in the future. The prices we receive for production depend on many factors outside of our control including volatility in the differences between product prices at sales points and the applicable index price. These factors include, but are not limited to: changes in market demands, the general state of the economy, weather, pipeline activity and capacity and inventory storage levels. We are not currently using derivatives at this time to mitigate the risk of adverse changes in commodity prices, however, we may consider using them in the future.

                                    BUSINESS

Overview

      We are a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States. We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000.

      In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of New Frontier Energy, Inc. Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over-The-Counter Bulletin Board in May 2004 under the symbol "NFEI.OB." Effective February 28, 2005, we merged Skyline Resources, Inc. ("Skyline") our wholly owned subsidiary, into the Company in a tax-free merger.

      The Company owns 82.76% of the limited partnership interests (the "Limited Partnership Interests") of Slater Dome Gathering, LLLP ("SDG"). SDG owns the 18-mile gas gathering line that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming.

      On December 26, 2007, the Company entered into a Partnership Interest Purchase Agreement with Natural Resource Group Gathering, LLC ("NRGG") to acquire NRGG's general partnership interest (the "General Partnership Interest") in SDG effective as of January 1, 2008. In connection with the purchase of the General Partnership Interest, the Company was appointed the general partner of SDG. The General Partnership Interest is equal to 25% of the Percentage Interests (as defined in SDG's Limited Partnership Agreement) in SDG.

      Prior to December 2006, the Company was non-operating partner with a 30% working interest in the Slater Dome Field. Effective December 14, 2006, the Company purchased Cedar Ridge, LLC's ("Cedar Ridge") 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells and 33,949 net acres in the Slater Dome Field located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field. The Company now owns a 66.66667% working interest (53.33% net revenue interest) in the Slater Dome Field. Pursuant to the Purchase and Sale Agreement for Cedar Ridge's interests, we were responsible for the obligations attributable to their interests as of November 1, 2006. Following the consummation of these interests, we became the operator of the Slater Dome Field.

Our Business

      We explore for, produce and gather oil and natural gas. During the fiscal year ended February 29, 2008, we had an interest in five principal properties,
(i) the Slater Dome Field, located in northwest Colorado and south central Wyoming, (ii) the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect"), (iii) the Gibraltar Peaks Prospect ("Gibraltar Peaks"), (iv) the North Slater Dome Prospect ("North Slater Dome Prospect:") located in south central Wyoming, and (v) the Amber Waves Prospect ("Amber Waves Prospect") located in northeast Colorado in the Denver Julesburg Basin. The Flattops, North Slater Dome, Gibralter Peaks, and Amber Waves Prospects are, undeveloped, which means they do not currently produce any oil or natural gas. The Company is the operator of the Slater Dome Field, the Amber Waves Prospect, the North Slater Dome Prospect and the Flattops Prospect. We also own certain royalty interests in certain wells in the state of Wyoming other than in the Slater Dome Field.

      On July 31, 2007, the Company entered into an amended Farmout Agreement (the "Amendment") with Clayton Williams Energy, Inc. ("Clayton Williams"), whereby the Company shall become the operator of and acquire substantially all of Clayton William's interest in the Focus Ranch Unit (the "Focus Ranch Unit") leaving Clayton Williams with a 1% working interest, The Focus Ranch Unit consists of approximately 36,891 gross acres in Routt County Colorado adjacent to and southeast of the Company's Slater Dome Field and one gas well, the Focus Ranch Federal 12-1 well.

      Pursuant to the Amendment, Clayton Williams agreed to assign the Focus Ranch Unit to the Company within seven days of written request by the Company, but not earlier than August 15, 2007 or later than fifteen (15) days after production operations under this Agreement have been completed, as determined in Farmee's sole discretion. At the time of the assignment of the Focus Ranch Unit to the Company, Clayton Williams shall resign as the operator of the Focus Ranch Unit and agrees to vote for the Company as the successor operator. Further, in the Amendment, the Company agreed to waive the condition precedent that the parties obtain a transfer of rights to the road that leads to the Focus Ranch Unit. As of the date of this Registration Statement, the Focus Ranch Unit had not been assigned to the Company. The Company plans to test the Federal 12-1 well in July or August 2008 and take assignment of the Focus Ranch Unit after the testing is complete.

      SDG owns the 18-mile gas gathering pipeline (the "Gas Gathering Pipeline") that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. The Flattops Prospect is relatively close to the Gas Gathering Pipeline.

Description of Properties

      All of our properties are located in the States of Colorado and Wyoming. At February 29, 2008, we had an interest in 64,435 gross, 43,413 net acres of oil and gas properties. We had a working interest in 19 gross coal bed methane gas wells and 12.7 net wells as of February 29, 2008.

      The following table summarizes the Company's interest in oil and gas properties on February 29, 2008:

         ----------------------------------------------------------------------
         Proved developed oil and gas acres:                   Gross      Net
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
            Wyoming                                               240      160
         ----------------------------------------------------------------------
            Colorado                                            1,360      907
         ----------------------------------------------------------------------
            Total                                               1,600    1,067
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
         Undeveloped oil and gas acres:                      Gross(1)   Net (1)
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
            Wyoming                                            21,066   17,403
         ----------------------------------------------------------------------
            Colorado                                           41,769   24,943
         ----------------------------------------------------------------------
            Total                                              62,835   42,346
         ----------------------------------------------------------------------

      (1) Does not include the Focus Ranch Unit gross and net acres which are 36,891 gross acres and 30,500 net acres.

      Substantially all of our working interests are held pursuant to leases from third parties. A title opinion is usually obtained prior to the commencement of drilling operations on properties. We have obtained title opinions or conducted a thorough title review on substantially all of our producing properties and believe that we have satisfactory title to such properties in accordance with standards generally accepted in the oil and gas industry. We also perform a title investigation before acquiring undeveloped leasehold interests.

      Slater Dome Field

      The Slater Dome Field is our primary asset and is comprised of 38,870 gross acres and 32,239 net acres. We acquired our interest in the Slater Dome Field in 2001, when we acquired Skyline. Skyline in turn, acquired its interest in the Slater Dome Field in November 1998 from Energy Investments, Inc., a privately held, independent third party. Skyline drilled an exploratory well to test for gas in 1998 and participated in drilling six additional wells. During the period from 1998 to 2002, Skyline owned a 33.33% working interest in the Slater Dome Field. In 2002, Skyline acquired an additional 33.33% interest in the property, following which it owned a total of approximately 66.67%. In an effort to diversify its holdings and obtain an operator experienced in coal-bed methane development and production, Skyline sold a 36.67% undivided working interest in the Slater Dome Field to Cedar Ridge. That transaction was completed with an effective date of February 28, 2003.

      Effective November 3, 2006, the Company entered into a Purchase and Sale Agreement (the "Cedar Ridge Agreement") with Cedar Ridge, whereby the Company acquired Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells together with 33,949 net acres in the Slater Dome Field, which was closed effective December 14, 2006. The purchase price for Cedar Ridge's interest was $8,000,000. In connection with the purchase of Cedar Ridge's interest, the Company became the operator of the Slater Dome Field.

      The primary drilling objective in the Slater Dome Field is the lower Iles coal-bearing formation of the Mesa Verde Group at depths ranging from 700 to 3,200 feet. A secondary objective consists of a group of sands that exist between the base of the Iles formation and the top of the Mancos shale. The Deep Creek Sand is the basal sand of this group. The Deep Creek Sand was productive in the Savery Field just north of the Slater Dome Field. However, there is no assurance that gas can be produced economically from the Deep Creek Sand or any other formation in the Slater Dome Field.

      The Company has a permanent surface water discharge permit for the Slater Dome Field that allows the Company to discharge water on the surface after it has been purified. During the fiscal year ended February 29, 2008, the Company entered into an agreement with Watergy Produced Water Solutions, Inc. to construct, install and operate a water treatment system to treat and purify water from the Company's operated wells and the water pipeline system in the Slater Dome Field in compliance with applicable environmental and clean water laws.

      At February 29, 2008, our estimated proved reserves in the Slater Dome Field totals 15,561,000 MCF of gas to our interest. The Company drilled eight wells in the Slater Dome Field during the fiscal year ended February 29, 2008 with no dry holes. At February 28, 2007, our estimated proved reserves in the Slater Dome Field totaled 12,114,000 MCF of gas to our interest. The Company did not drill any wells during the fiscal year ended February 28, 2007.

      During the fiscal year ended February 29, 2008, the Slater Dome Field produced 306,478 MCF of gas, of which 44,027 MCF was used in operations and 262,450 MCF was sold. We intend to drill an additional 4 to 6 wells in the Slater Dome Field during the fiscal year ended February 28, 2009.

      The North Slater Dome Prospect

      In March 2007, we acquired leases for approximately 600 acres in the North Slater Dome Prospect in Southwestern Wyoming. We own 100% of the working interest in approximately 600 gross acres and net acres and are the operator of this prospect.

      Flattops Prospect

      We acquired fee leases in the Flattops Prospect in fiscal 2006 from approximately 20 mineral interest owners. We own 100% of the working interest in approximately 3,276 gross and net acres and are the operator of this prospect.

      The Flattops Prospect is postulated around the Montgomery #1 well in Carbon County, Wyoming. Kirby Petroleum drilled this well in 1967 to test the Mesa Verde sands for oil production. Gas was encountered in the Fort Union, Lance and Almond sections of the Mesa Verde formation. Gas flowed to the surface on a drill stem test in the Almond section of the Mesa Verde formation at a rate of 147 MCF per day. This well was plugged and abandoned for lack of a gas transmission line in the region. We believe that additional gas potential exists in the Mesa Verde coals and sands (6,000'-6,700'), the Lance coals and sands (2,650'-3,550') and the Fort Union coals (1,825'-1,910'), as well as the Fort Union Sands.

      In the future, the Company intends to drill the plug out of the Montgomery well and log and test this well using modern logs and testing. Further, we also intend to drill and test these same formations in an up-dip position approximately 1.5 miles due east of the re-entry well. The Gas Gathering Pipeline is less than one-half mile from the proposed wells, which would provide the ability to connect the wells into the Gas Gathering Pipeline.

      The Amber Waves Prospect

      In the fall of 2007 we acquired leases for approximately $306,800 in the Denver Julesberg Basin located in Northeast Colorado from approximately 29 interest owners (the "Amber Waves Prospect"). We own 100% of the working interest in approximately 6,640 gross acres and 5,041 net acres and are the operator of the Amber Waves Prospect. We are in the process of marketing this prospectus to industry partners and will attempt to obtain a promoted or carried working interest as well as a prospect fee.

      The Gibraltar Peaks Prospect

      Effective July 21, 2006, the Company entered into a Purchase Agreement (with Infinity Oil & Gas of Wyoming, Inc. ("Infinity"), whereby the Company acquired a 15% working interest (13.125% net revenue interest) in 15,049 gross acres, 2,257 net acres in Routt County Colorado. The acreage includes all rights from the surface of the earth to the base of the Mesa Verde Formation. The purchase price for the acreage was $35,967. This prospect is southeast of, and directly adjacent to the Slater Dome Field. We acquired the rights to the minerals from the surface of the earth to the base of the Mesa Verde Formation. This prospect is included in the Focus Ranch Unit.

      Focus Ranch Unit

      The Focus Ranch Unit consists of approximately 36,891 gross acres, 30,500 net acres adjacent to and southeast of the Slater Dome Field in northwest Colorado and one gas well, the Focus Ranch Federal 12-1 well ("Focus Ranch Unit"). On June 4, 2007, we entered into an agreement to acquire and take over operations for the Focus Ranch Unit from Clayton Williams Energy, Inc. ("Clayton Williams"). On July 31, 2007, the Company entered into an amended Farmout Agreement (the "Amendment") with Clayton Williams, whereby the Company shall become the operator of and acquire Clayton William's interest in the Focus Ranch Unit. Clayton Williams will retain a 1% working interest in the Unit and the Company will acquire the balance of Clayton Williams interest ranging between a 74% and a 99% working interest.

      Pursuant to the Amendment, Clayton Williams agreed to assign the Focus Ranch Unit to the Company within seven days of written request by the Company, but not earlier than August 15, 2007 or later than fifteen (15) days after production operations under this Agreement have been completed, as determined in Farmee's sole discretion. At the time of the assignment of the Focus Ranch Unit to the Company, Clayton Williams shall resign as the operator of the Focus Ranch Unit and agrees to vote for the Company as the successor operator. Further, in the Amendment the Company agreed to waive the condition precedent that the parties obtain a transfer of rights to the road that leads to the Focus Ranch Unit. As of the date of this Registration Statement, the Focus Ranch Unit had not been assigned to the Company. The Bureau of Land Management has placed the Focus Ranch Unit in suspense pending the results of the testing of the Federal 12-1 well which is expected to be completed by fall 2008.

      Other Properties

      We lease approximately 1,600 square feet of office space located at 1789
W. Littleton Blvd., Littleton, Colorado 80120, for approximately $2,667 per month. The lease expires on December 31, 2008. The lease is with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of Paul G. Laird, President and Chief Executive Officer of the Company. The Lease is on terms that the Board of Directors, which includes Mr. Laird, believe are no less favorable than those that may be obtained from third parties.

      On June 14, 2007, we purchased a 35.5 acre residential property located at 29300 RCR 14A, Steamboat Springs, Colorado 80487 (the "Steamboat Property"). Included on the Steamboat Property is an approximately 4,100 square foot single family residence. The purchase price for the Steamboat Property was $1,175,000. In connection with the purchase of the Steamboat Property, the Company entered into a five-year mortgage in the principal amount of $881,250 (the "Steamboat Mortgage"), which bears interest at a rate of 7.56% per annum. The Steamboat Mortgage requires equal monthly payments during the term of the mortgage in the amount of $8,256, with the balance of $698,604 due on June 14, 2012. The Steamboat Mortgage can be prepaid at any time without penalty. The Company uses the Steamboat Property as a field office and for housing for its employees conducting operations in the Slater Dome Field.

Expiration of Leases

      The following table sets forth the gross and net acres subject to leases that will expire during the periods indicated:

                   ---------------------------------------------------
                        Year end                      Gross       Net
                   ---------------------------------------------------
                   February 28, 2009                  9,804     9,421
                   ---------------------------------------------------
                   February 28, 2010                 10,798     5,696
                   ---------------------------------------------------
                   February 28, 2011                    751       751
                   ---------------------------------------------------

Natural Gas Gathering Pipeline

      Prior to May 2005, there was no operating gathering pipeline available at the Slater Dome Field to transport our gas. However, SDG, an affiliate of Paul
G. Laird, the Company's President and Chief Executive Officer, completed construction of the 18-mile Gas Gathering Pipeline to the Slater Dome Field in May 2005, and we commenced the sale of natural gas in June 2005. The Gas Gathering Pipeline transports the Company's natural gas from the Slater Dome Field to a Questar transportation line in Baggs, Wyoming. The Company owns 82.76% of the Limited Partnership Interests of SDG and on December 26, 2007 acquired NRGG's general partnership interest (the "General Partnership Interest"). In connection with the purchase of the General Partnership Interest, the Company was appointed the general partner of SDG. The General Partnership Interest is equal to 25% of the Percentage Interests (as defined in SDG's Limited Partnership Agreement) in SDG.

      Gas produced from other owners and operators in the area around the Slater Dome Field may be transported through the Gas Gathering Pipeline for a fee, assuming the wells are connected to the Gas Gathering Pipeline. The Company and the other producer at the Slater Dome Field entered into a ten-year gathering agreement and agreed to pay SDG a fee of $0.50 per MCF, subject to annual escalations for cost recovery of gas transported through the line, until the costs of the Gas Gathering Pipeline are recovered and $0.25 thereafter and to dedicate their gas to the Gas Gathering Pipeline. The original construction costs for the Gas Gathering Pipeline were $2,609,841. The Company and the other producer agreed to guarantee two-thirds of the aggregate construction costs, or $1,739,894 through the producers' payment of gathering fees. The fees may be increased to cover annual calculations of shortfalls from the minimum daily quantity ("MDQ"); the fee may be increased at the end of each of the first four years beginning June 3, 2005. If the total gathering revenue for the preceding year is less than two-thirds of the construction costs divided by five, SDG may increase the gathering fee for the year immediately following the year in which the shortfall occurs by the dollar amount per million British Thermal Units (MMBtu) necessary to make up the monetary equivalent of the annual shortfall. In the event that total gas gathering revenue for the preceding year is greater than two-thirds of the construction costs divided by five, SDG will credit such excess to the following year's comparison.

      The following table summarizes the MDQ requirements whereby each producer agrees to deliver a MDQ/MMBtu of gas during the first ten years of operations of the Gas Gathering Pipeline:

                         -----------------------------
                                        Minimum
                                 Producers' Aggregate
                            Year MDQ/MMBtu Quantities
                         -----------------------------
                            1            1,500
                         -----------------------------
                            2            2,000
                         -----------------------------
                            3            4,000
                         -----------------------------
                            5            5,000
                         -----------------------------
                            6            6,000
                         -----------------------------
                            7            7,000
                         -----------------------------
                            8            8,000
                         -----------------------------
                            9            9,000
                         -----------------------------
                           10           10,000
                         -----------------------------

      In March 2005, the Company advanced $1,000,000 to Natural Resource Group Gathering LLC, the general partner of SDG ("NRGG" or the "General Partner"). In May 2005, NRGG contributed the Gas Gathering Pipeline and the $1,000,000 obligation to the Company to SDG. Later in May 2005, the Company and SDG agreed to convert the $1,000,000 advance into Limited Partnership Interests in SDG. In June 2005, the Company advanced $85,000 to the General Partner for operating expenses. In July 2005, the Company agreed to convert the advance in the amount of $85,000 into Limited Partnership Interests and purchased an additional $515,000 of Limited Partnership Interests. As a result, at February 28, 2006, the Company owned 59.97% of the Limited Partnership Interests and accordingly, 53.97% of SDG.

      On May 10, 2006, the Company increased its investment in SDG by acquiring additional Limited Partnership Interests, resulting in an additional 20.51% of SDG cash distributions until the limited partners in SDG have received cash distributions equal to their initial capital contributions and 17.10% of cash distributions thereafter, in exchange for a subordinated convertible debenture in the amount of $608,194 bearing 2.5% interest and due January 1, 2008. The $608,194 paid for the additional interests was the actual cost paid by NRGG for those limited partnership interests. In March 2007, the Company repaid $300,000 of the principal balance of the convertible debenture issued to NRGG and the balance was repaid on December 26, 2007.

      Effective December 31, 2007 the Company entered into a Purchase and Sale Agreement with Natural Resource Group Gathering, LLC ("NRGG"), whereby the Company increased its investment in Slater Dome Gathering, LLLP ("SDG") by acquiring the general partner's interest for $1,075,000 consisting of $268,750 in cash and executing a promissory note in the amount of $806,250. The Note bears interest at a rate of 2.5% per annum and is payable in quarterly installments of $201,562.50 plus interest and is due December 31, 2008. At the option of the Company, quarterly payments may be deferred until the maturity date. As a result, the Company owns the 25% general partner's interest together with 82.76% of the Class A limited partnership interests in SDG.

      In connection with the acquisition of SDG's Limited Partnership Interests, the Company executed SDG's limited liability limited partnership agreement (the "Partnership Agreement"). The Partnership Agreement provides that distributions will be allocated (i) first, to the General Partner (which General Partnership Interests the Company acquired in December 2007) in the amount of the Out-of-Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) second, 90% to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests, as defined in the Partnership Agreement) and 10% to the Company as General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement) of all of the Limited Partners is reduced to zero; and (iii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the Company as General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion. The Company will receive 84.487% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 87.07% of cash distributions thereafter.

      Drilling Activity

      The results of our coal-bed methane gas drilling activity during the year ended February 29, 2008 and February 28, 2007 is below:

         -----------------------------------------------------------------
                                    February 29, 2008   February 28, 2007
         -----------------------------------------------------------------
                                    Gross        Net    Gross      Net
         -----------------------------------------------------------------
         Development wells:
         -----------------------------------------------------------------
         Productive                    8        5.33       0         0
         -----------------------------------------------------------------
         Dry                           0           0       0         0
         -----------------------------------------------------------------
         Total                         8        5.33       0         0
         -----------------------------------------------------------------

      All of our drilling activities are conducted on a contract basis with independent drilling contractors.

      Productive wells

      As of February 29, 2008, we had working interests in 19 wells at the Slater Dome Field. Of the 19 wells, 16 are producing wells (16 gross wells, 10.6 net) and three are non-producing wells (3 gross wells, 2 net). We also have an interest in one water disposal well.

      During the fiscal year ended February 28, 2007, no new wells were drilled or recompleted.

      Gas production volumes and average sales price are as follows:

      The following summarizes the gas production in the Slater Dome Field during the fiscal years ended February 29, 2008 and February 28, 2007 to the Company's interest:

         ----------------------------------------------------------------
                               Fiscal Years Ended
         ----------------------------------------------------------------
                                    February 29, 2008   February 28,2007
         ----------------------------------------------------------------
         Gas production in MCF            139,974             25,523
         ----------------------------------------------------------------
         Average price per unit:        $    3.98           $   5.11
         ----------------------------------------------------------------
         Average production cost
         per unit:                      $   10.71           $  25.61
         ----------------------------------------------------------------

      During the fiscal year ended February 29, 2008, the Slater Dome Field produced 306,478 MCF of gas, of which 44,027 MCF was used in operations and 262,450 MCF was sold. During the fiscal year ended February 28, 2007, the Slater Dome Field produced 159,303 MCF of gas, of which 43,943 MCF was used in operations and 115,360 MCF was sold.

      Oil and gas reserve information

      The estimated oil and gas reserves presented below were derived from reports prepared by Norwest Questa Engineering, Corp., an independent petroleum engineering firm, for the fiscal years ended February 29, 2008 and February 28, 2007. The reserve estimates are developed using geological and engineering data and interests and burdens information developed by the Company. Reserve estimates are inherently imprecise and are continually subject to revisions based on production history, results of additional exploration and development, prices of oil and gas and other factors.

      At February 29, 2008, our estimated proved reserves totals 15,561 MMCF. The present value of estimated net revenues before income tax, discounted at 10%, is $32,611,000, using a price of $7.30 per MMbtu. The values shown in the following table are not intended to represent the current market value of the estimated proved oil and gas reserves owned by the Company. The estimated quantities and estimated net revenues are summarized as follows:

--------------------------------------------------------------------------------
Estimated Net Proved Reserves                                February 29, 2008
--------------------------------------------------------------------------------
                                                            Net Reserves (MMCF)
--------------------------------------------------------------------------------
Proved Developed                                                    4,026
--------------------------------------------------------------------------------
Proved Undeveloped                                                 11,535
--------------------------------------------------------------------------------
Total Estimated Net Proved Reserves                                15,561
--------------------------------------------------------------------------------

      As of February 28, 2007, the estimated quantities of proved developed and proved undeveloped reserves net to our interest (all of which are located within the United States at the Slater Dome Field) were 12,114,000 MCF of gas. The present value of estimated net revenues before income tax, discounted at 10%, was $14,319,000, using a price of $5.21 per MMbtu. The estimated quantities and estimated net revenues are summarized as follows:

      --------------------------------------------------------------------------
      Estimated Net Proved Reserves                         February 28, 2007
      --------------------------------------------------------------------------
                                                              Net Reserves
                                                                  (MMCF)
      --------------------------------------------------------------------------
      Proved Developed                                            2,187
      --------------------------------------------------------------------------
      Proved Undeveloped                                          9,926
      --------------------------------------------------------------------------
      Total Estimated Net Proved Reserves                        12,114
      --------------------------------------------------------------------------

      The present value of estimated net revenues before income tax, discounted at 10% using prices of $7.30 and $5.21 per MMbtu as of February 29, 2008 and February 28, 2007, respectively, is summarized as follows:

      --------------------------------------------------------------------------
                                          February 29, 2008   February 28, 2007
      --------------------------------------------------------------------------
      Future cash inflows                  $  113,608,380      $ 63,109,300
      --------------------------------------------------------------------------
      Deduct:
      --------------------------------------------------------------------------
         Future production costs              (40,881,780)      (27,077,100)
      --------------------------------------------------------------------------
         Future development costs             (13,240,600)       (8,411,900)
      --------------------------------------------------------------------------
         Future income taxes                  (17,415,200)       (7,243,800)
      --------------------------------------------------------------------------
                                              (71,537,580)      (42,732,800)
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Future net cash flows                    42,070,800        20,376,500
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Less 10% discount amount                (16,405,900)       (8,120,400)
      --------------------------------------------------------------------------
                                           $   25,664,900      $ 12,256,100
      --------------------------------------------------------------------------

      Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are proved reserves that are expected to be recovered from new wells drilled to known reservoirs on undrilled acreage for which the existence and recoverability of such reserves can be estimated with reasonable certainty, or from existing wells on which a relatively major expenditure is required to establish production.

      The data in the tables above represents estimates only. Oil and natural gas reserve engineering is inherently a subjective process of estimating underground accumulations of oil and natural gas that cannot be exactly measured. The accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment. Accordingly, reserve estimates may vary from the quantities of oil and natural gas that are ultimately recovered. See "Risk Factors."

      Future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. The net future cash flows should not be construed as the current market value of the reserves. The 10% discount factor used to calculate present value is not necessarily the most appropriate discount rate. The present value, no matter what discount rate is used, is materially affected by assumptions as to timing of future production, which may prove to be inaccurate.

      Business Strategy

      Maximizing the value of our existing assets and locating new growth projects are the principle elements of our business strategy. Our primary focus in the next fiscal year is to increase our cash flow and oil and gas reserves by further developing the Slater Dome Field and to test the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well in the Focus Ranch Unit. The next objective is to internally develop and/or acquire other natural gas prospects capable of producing significant reserves. We also intend to work towards marketing the Amber Waves Prospect and will attempt to obtain a prospect fee and a promoted or carried working interest.

      Coal-bed Methane Gas

      Natural gas consists primarily of methane, which is produced when organic material is physically turned into coal under normal geologic conditions. Methane is generally considered a cleaner form of energy than traditional coal and oil. When the coal and methane conversion process occurs such that the resultant coal is saturated with water and methane is trapped within the coal, the result is coal-bed methane ("CBM"). Water permeates coal beds, and the water pressure traps the gas within the coal. Because coal has a large and complex internal surface area, it can store volumes of gas six or seven times as large as a conventional natural gas reservoir of equal rock volume. CBM is kept in place usually by the presence of water. Thus, the production of CBM in most cases requires the dewatering of the coal gas to be extracted. Therefore, in a CBM well, water is produced in large volumes, especially in the early stages of production. The extraction of CBM involves pumping water from the coal seam aquifer in order to release the water pressure that is trapping the gas in the coal. Methane travels with the ground water being pumped from the coal by a well drilled and equipped with a water pump that is completed in a coal seam that contains methane. Since methane has very low solubility in water, it separates from the water in the well before the water enters the pump. Instead of dewatering the coal seam, the goal is to decrease the hydrostatic pressure above the coal seam. Water moving from the coal seam to the well bore encourages gas migration toward the producing well. As this water pressure is released, the gas will rise and is separated from the water and can be piped away. New CBM wells often produce water for six to twelve months, and in some cases for longer periods and then, as the water production decreases, gas production increases as the coal seams de-water.

      Since CBM at the Slater Dome Field, and potentially in the Flattops Prospect, is found at relatively shallow predictable depths, exploration and development costs are generally much lower than for deeper, more geologically complex, oil and gas exploration projects. The wells drilled and completed to extract CBM from these shallower coal seams are therefore much more cost effective to drill and complete. Operating costs, however, for these wells are usually higher than for conventional free-flowing gas wells due to the need to pump and dispose of water during the producing life of the well.

      The United States Geological Survey has estimated coal-bed gas resources of at least 700 trillion cubic feet. About 100 trillion cubic feet of that appears to be economically recoverable with existing technology. CBM gas currently accounts for about 7.5% of total natural gas production in the United States.

      Glossary of Terms

      --------------------------------------------------------------------------
      Bcf:                Billion cubic feet.
      --------------------------------------------------------------------------
      Bcfe:               Billion cubic feet equivalent.
      --------------------------------------------------------------------------
      Gross               acre: An acre in which a working interest is owned,
                          without regard to the size of the interest.
      --------------------------------------------------------------------------
      Gross               well: An oil or gas well in which a working interest
                          is owned, without regard to the size of the interest.
      --------------------------------------------------------------------------
      Leases:             Full or partial leasehold interests in oil and gas
                          prospects, authorizing the owner thereof to drill for,
                          reduce to possession and produce and sell oil and gas,
                          subject to the payment of rentals, bonuses and/or
                          royalties.
      --------------------------------------------------------------------------
      MCF:                Thousand cubic feet.
      --------------------------------------------------------------------------
      MMBtu               One million British Thermal Units. A British Thermal
                          Unit is the amount of heat required to raise the
                          temperature of a one-pound mass of water by one degree
                          Fahrenheit.
      --------------------------------------------------------------------------
      MMCF:               One million cubic feet.
      --------------------------------------------------------------------------
      Net                 acres: One net acre is deemed to exist when the sum of
                          the fractional working interests owned in gross acres
                          equals one. The number of net acres is the sum of the
                          fractional working interests owned in gross acres.
      --------------------------------------------------------------------------
      Net                 well: One net well is deemed to exist when the sum of
                          fractional working interests owned in gross wells
                          equals one. The number of net wells is the sum of the
                          fractional working interests owned in gross wells.
      --------------------------------------------------------------------------
      Proved Developed    Reserves  that are expected to be  recovered  through
      Reserves:           existing wells with existing  equipment and operating
                          methods.
      --------------------------------------------------------------------------
      Proved Oil and Gas  Estimated  quantities  of crude oil,  natural gas and
      Reserves:           natural gas liquids which  geological and engineering
                          data demonstrate with reasonable certainty to be
                          recoverable in future years from known reservoirs
                          under existing economic and operating conditions,
                          (i.e., prices and costs as of the date the estimate is
                          made.) Prices include consideration of changes in
                          existing prices provided only by contractual
                          arrangements but not on escalations based upon future
                          conditions. For a complete definition of proved oil
                          and gas reserves, see Rule 4-10(a)(2)(3)(4) of
                          Regulation S-X, available on the SEC website at
                          (http://www.sec.gov/divisions/corpfin/forms/
                          regsx.htm#gas).
      --------------------------------------------------------------------------
      Proved Undeveloped  Proved  reserves  that are  expected to be  recovered
      Reserves:           from new wells on undrilled  acreage or from existing
                          wells  where  a  relatively   major   expenditure  is
                          required for recompletion.
      --------------------------------------------------------------------------

      Competition

      The oil and natural gas industry is intensely competitive. Our competition includes major natural resource companies that operate globally, as well as independent operators located throughout the world, including North America. Many of these companies have greater financial resources than we do. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger or integrated competitors may be able to absorb the burden of existing, and any changes to, federal, state, and local regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

      The three largest CBM producers in the lower 48 states are BP Amoco, Burlington Resources and Phillips Petroleum, all of which produce most of their CBM production from the San Juan Basin in northwest New Mexico and southwest Colorado. In addition, the Company considers the following companies competitors:

      Anadarko Petroleum Corporation ("Anadarko") is among the largest independent oil and gas exploration and production companies in the world, with
2.43 billion barrels of oil equivalent of proved reserves as of December 31, 2007. Anadarko's major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. Anadarko also has production in China, Venezuela and Qatar, a development project in Brazil and is executing strategic exploration programs in several other countries. Anadarko actively markets natural gas, oil and natural gas liquids production and owns and operates gas-gathering systems in its core producing areas. In addition, it is engaged in the hard-minerals business through non-operated joint ventures and royalty arrangements in several coal and industrial mineral mines located on lands within and adjacent to its properties that include an 8,000,000-acre strip running through portions of Colorado, Wyoming and Utah.

      EOG Resources, Inc. ("EOG") explores, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States, as well as in Canada, Trinidad, the United Kingdom North Sea and selected other international areas. EOG's operations are mainly natural gas and crude oil exploration and production. At December 31, 2007, EOG's total estimated net proved reserves were 7,745 billion cubic feet equivalent (Bcfe), of which 6,669 billion cubic feet (Bcf) were natural gas reserves and 179 million barrels (MMBbl), or 1,076 Bcfe, were crude oil, condensate and natural gas liquids reserves. At such date, approximately 67% of EOG's reserves (on a natural gas equivalent basis) were located in the United States, 17% in Canada and 16% in Trinidad. During 2007, EOG continued to expand its activities throughout the Rocky Mountain area where it holds approximately 1.3 million net acres. During 2007, EOG drilled 267 net wells of which 187 net wells were drilled in the Uinta Basin, Utah, 38 net wells were drilled in the Moxa Arch area of Wyoming, 20 net wells were drilled in the Williston Basin, North Dakota and 19 net wells were drilled in the LaBarge Platform, Wyoming.

      The following is a summary of the regional competitors that are active in the coal-bed methane segment of the industry:

      As of December 31, 2007, Double Eagle Petroleum Co. ("Double Eagle") owns interests in a total of 888 producing wells. Double Eagle's Eastern Washakie coal-bed natural gas project is a 40-mile-long trend located between the town of Baggs and Rawlins in south-central Wyoming. Double Eagle has acquired interests in 50,937 gross acres (29,735 net acres) along the Atlantic Rim and owns other interests in acreage outside of the Atlantic Rim area.

      Galaxy Energy Corporation ("Galaxy") is an independent oil and gas company engaged in lease acquisition, exploration, development and production of natural gas. As of April 7, 2008, Galaxy had interests in 178 completed wells, 51 wells in various stages of completion and six water disposal wells in the Powder River Basin located in Wyoming and Montana.

      The Company believes that Yates Petroleum Corporation, a private independent oil and gas company, leases approximately 80,000 acres along the Cherokee Ridge and Fort Union Coal Fairway adjacent to and southwest of the Slater Dome Prospect.

      Merit Energy Company ("Merit"), is a private firm specializing in direct investments in oil and gas assets. Merit has net daily production in excess of 99,500 barrels of oil equivalent per day and proved reserves of 418 MMBOE. The Company believes that Merit holds acreage in the Fort Union Coal production at South Baggs/West Side Canal directly west of the Slater Dome Prospect.

      Market for Oil and Gas and Major Customers

      The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the capacity of the gas transportation systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

      Effective August 1, 2007, we entered into an agreement with an independent third party whereby they would market the gas produced from the Slater Dome Field. During the fiscal year ended February 29, 2008, sales to three unaffiliated customers were $461,700 (61% of sales), $160,742 (21% of sales) and $135,297 (18% of sales). During the fiscal year ended February 28, 2007, sales to one unaffiliated customer was $198,872 (55% of sales). Due to the nature of its product, the Company believes that it is not dependent upon any of these customers.

      Based on the current demand for natural gas and oil, and the availability of other purchasers, we believe that the loss of the major purchaser of our gas would not have a material adverse effect on the Company's financial condition and results of operations.

      Seasonality

      Generally, but not always, the demand for natural gas decreases during the summer months and increases during the winter months. Pipelines, utilities, local distribution companies and industrial users utilize natural gas storage facilities and purchase some of their anticipated winter requirements during the summer, which can lessen seasonal demand fluctuations.

      Seasonal weather conditions and wildlife restrictions limit our drilling and producing activities and other oil and natural gas operations. These seasonal anomalies can pose challenges for meeting our well drilling objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages and increase costs or delay our operations.

      Government Regulation

      The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include drilling permits, discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on the company. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. Further, SDG is subject to the jurisdiction of various federal, state and local agencies.

Oil & Gas Regulation

      The governmental laws and regulations which could have a material impact on the oil and gas exploration and production industry are as follows.

      Drilling and Production

      Our operations are subject to various types of regulation at federal, state and local levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states, and some counties and municipalities in which we operate, also regulate one or more of the following:

      o     The location of wells;

      o     The method of drilling and casing wells;

      o     The rates of production or "allowables";

      o The surface use and restoration of properties upon which wells are drilled; and

      o The plugging and abandoning of wells; and notice to surface owners and other third parties.

      State laws regulate the size and shape of drilling and spacing units, or proration units, governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration, while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

      Natural Gas Sales Transportation

      Historically, federal legislation and regulatory controls have affected the price of the natural gas we produce and the manner in which we market our production. The Federal Energy Regulatory Commission ("FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

      FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule-makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory, basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

      Mineral Act

      The Mineral Leasing Act of 1920 ("Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be canceled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of Land Management (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect.

      Environmental Regulation

      Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities, including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

      Waste Disposal

      The Resource Conservation and Recovery Act ("RCRA") and comparable state statutes affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent, requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil, natural gas or geothermal energy constitute "solid wastes," which are regulated under the less-stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

      CERCLA

      The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course of operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities or properties on which Hazardous Substances have been released by previous owners or operators. We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

      Air Emissions

      Our operations are subject to the Federal Clean Air Act, and associated state laws and regulations, regulate emissions of various air pollutants through the issuance of permits and the imposition of other requirements. In addition, EPA has developed, and continues to develop, stringent regulations governing emissions of toxic air pollutants at specified sources. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

      Clean Water Act

      The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or its derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

      We believe that we are in substantial compliance with current applicable environmental laws and regulations.

      As the operator of Slater Dome Field, the Amber Waves Prospect and the Flattops Prospect, the Company is responsible for obtaining all permits and government permission necessary to operate these properties and permits to drill wells. Further, the Company, as the General Partner of SDG is responsible for maintaining easements or other arrangements with owners of the land over which the Gas Gathering Pipeline is built, as well as operating and maintaining the Gas Gathering Pipeline.

Research and Development Activities

      No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past two years.

Employees

      We currently have seven employees, including Paul G. Laird, our President and Chief Executive Officer and Les Bates, our Chief Financial Officer, Principal Accounting and Financial Officer, Secretary and Treasurer. Our executive officers devote such time, as each officer deems necessary to perform his duties to the Company and are subject to conflicts of interest. None of our employees is subject to a collective bargaining agreement, and we consider our relations with our employees to be excellent.

      From time to time, we use the services of clerical and accounting personnel on a part-time basis and the services of geologists, engineers, landmen and other professionals on a contract basis as may be necessary for our oil and gas operations.

Available Information

      Our Internet website address is www.nfeinc.com. We make available, free of charge, all filings with the SEC and all press releases on this site. Information on our website is not incorporated by reference into this Registration Statement and should not be considered a part of this document.

                                LEGAL PROCEEDINGS

      We are not currently subject to any legal proceedings, and to the best of our knowledge, none other is threatened, the results of which would have a material impact on our properties, results of operation or financial condition. Neither, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

                                   MANAGEMENT

      Our directors and executive officers, their ages, positions held are as follows:

          ----------------------------------------------------------
          Name             Age   Position with the Company
          ----------------------------------------------------------
          Paul G. Laird    52    President, CEO and Director
          ----------------------------------------------------------
          Les Bates        64    Chief Financial Officer, Principal
                                 Accounting & Financial Officer,
                                 Secretary/Treasurer, and Director
          ----------------------------------------------------------
          Grant I. Gaeth   76    Director
          ----------------------------------------------------------

      All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

      The following information summarizes the business experience of our officers and directors:

      Paul G. Laird has been the President, Chief Executive Officer and a director of the Company since April 2003. Mr. Laird was previously a director of Skyline from June 2003 to February 2005. He is currently the president of NRG, a privately-held oil and gas exploration and development company, a position he has held since 1997. Prior to that, he was the vice president of land operations for Western Alliance Petroleum Corporation and land manager for Canterra Petroleum, Inc., both private oil and gas companies. During this time, he was active in oil and gas exploration and development in the states of Montana, North Dakota, Colorado, Nebraska, Wyoming and Utah. Mr. Laird is a founder of International Marketing Corporation of Colorado, a private company engaged in the restaurant business. Mr. Laird is also a manager of NRGG, the former general partner of SDG. He received a Bachelor of Science in business with an emphasis in petroleum, land and real estate management from the University of Colorado in 1980.

      Les Bates has been the Chief Financial Officer, Principal Accounting and Financial Officer, Secretary, Treasurer and a director of the Company since April 2003. Mr. Bates was previously the Secretary and a director of Skyline from June 2003 to February 2005. Mr. Bates established Les Bates & Associates, Inc. in 1974 after five years of working with two of what were then known as "Big 10" accounting firms. Les Bates & Associates, Inc. has provided a broad range of auditing, accounting and tax services to public and private corporations, consisting of oil and gas companies, oil and gas drilling and development programs, mining and mineral exploration entities, light manufacturing companies, real estate developers, contractors, alternative energy companies and private individuals. Mr. Bates has taught oil and gas accounting classes as an adjunct professor at the University of Colorado - Denver and for the American Institute of Bankers, Denver chapter.

      Grant I. Gaeth has been a director since April 2003 and has been involved in exploring for oil and gas since his graduation from Utah State University in 1953. He began his career with The Carter Oil Company and Humble Oil and Refining Company (Exxon), working as a field geologist in the Colorado Plateau, Basin and Range geological provinces. He worked on Exxon's geological efforts along the Colorado River, mapping structural leads throughout the Southern half of Utah. Mr. Gaeth has been self-employed as an independent consulting geologist for the last 37 years.

      There are no family relationships among directors or executive officers, nor any arrangements or understandings between any director and any other person pursuant to which any director was elected as such. The present term of office of each director will expire at the next annual meeting of stockholders.

      Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

      Currently, we do not have an audit committee and, as such, do not have a financial expert on our audit committee. We do not have a compensation or nominating committee of the Board of Directors and the Board of Directors, none of whom are independent accordingly to Section 121 of the American Stock Exchange Company Guide, performs such functions on behalf of the Company.

      On December 1, 2006 and in a subsequent closing on January 16, 2007, the Company held a closing on the sale of an aggregate of 260 investment units to Iris Energy Holding Corp. (the "Units"). Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred"), convertible into 47,619 shares of the Company's $0.001 par value common stock (the "Common Stock") at a price of $1.05 per share (the "Conversion Price"); (ii) a three-year warrant to purchase 47,319 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and
(iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants").

      On July 16, 2007, New Frontier Energy, Inc. (the "Company") and Iris Energy Holding Corp., a Samoa company ("Iris Energy"), entered into an agreement (the "Iris Energy Directors Agreement") pursuant to which the Company granted to Iris Energy the right to appoint up to an equal number of members to the board of directors that have not been previously appointed by Iris Energy as are present on the Company's board of directors at any time. The Iris Energy Director Agreement is effective as of December 1, 2006.

      The Iris Energy Directors Agreement provides that the Iris Energy Directors Agreement terminates immediately on the earlier to occur of the following: (i) at such time as Iris Energy owns fewer than 35,000 shares of the Company's 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred Stock") and fewer than 3,500,000 shares of the Company's $0.001 par value common stock (the "Common Stock"), (ii) if at any time prior to December 1, 2009 the Company conducts private or public offerings that aggregate $20,000,000 or more of the Company's common stock or securities that are convertible into shares of the Company's common stock; or (iii) December 1, 2009. The Iris Energy Director Agreement was filed with the Commission as Exhibit 10.1 on a current report on Form 8-K on July 31, 2007.

      Website and Code of Business Conduct and Ethics

      Our website address is http://www.nfeinc.com. Our website includes a link to access our forms filed with the Commission. Upon written request, we will make available free of charge our annual report on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

      On May 17, 2007, the Board of Directors adopted a Code of Ethics that applies to its principal executive officer, principal financial officer and principal accounting officer. A copy of the code of ethics applicable to our principal executive officer, principal financial officer and principal accounting officer is attached to our Annual Report on Form 10-KSB as exhibit
14.1 filed on May 23, 2007. Additionally, our Code of Ethics is available in print free of charge to any stockholder who requests it. Requests should be sent by mail to our corporate secretary at our principal office at 1789 W. Littleton Blvd., Littleton, Colorado 80120.

      Involvement in Certain Legal Proceedings

      During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or has been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) been found by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

      Compliance With Section 16(a) of the Exchange Act

      Section 16(a) of the Exchange Act generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended February 29, 2008, all Section 16(a) filing requirements were met except that (i) Grant Gaeth failed to timely file a Form 4 in November 2007 disclosing one transaction, (ii) Paul Laird failed to timely file several Form 4's in January 2008 disclosing twelve transactions, and (iii) Grant Gaeth failed to timely file several Form 4s in January and February 2008 disclosing four transactions. Mr. Gaeth and Mr. Laird each filed Form 4s disclosing these transactions after their respective due dates.

Corporate Governance

      Committees

      The Company does not have an audit committee, compensation committee, nominating committee, or other committee of the board that performs similar functions. The entire board of directors of the Company, of which none of our directors are considered "independent" as defined in Section 121 of the American Stock Exchange listing standards, perform the roles of these committees. Consequently the Company has not designated an audit committee financial expert.

                             EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

      Our executive compensation program for the named executive officers (NEOs) is administered by the Company's Board of Directors. We do not have a compensation committee.

Compensation Objectives

      We believe that the compensation programs for our NEOs should reflect our performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, and should reward individual contributions to the Company's success. We believe that the structure of the compensation programs for our executives reflects these objectives. Our compensation programs consist of three basic components: base salary, short-term compensation and long-term compensation.

Elements of Compensation

            The elements of our compensation program include: (1) base salary,
(2) short term compensation, and (3) long term compensation.

      Base Salary. Each of the Company's NEO are paid a base salary. Base salaries for the NEO's are established based on the scope of their performance, responsibilities, professional qualifications and the other elements of the executive's compensation. The Company's NEO's base salary is subject to review and amendment at any time by the board of directors, in its sole and absolute discretion.

      Short-term Compensation. Short-term compensation consists primarily of cash bonuses. The Company does not have a formal plan for the determination of short-term compensation. The short-term components are designed to reward the contributions of the NEOs toward the Company's annual financial, operational and strategic goals and reward individual performance.

      Long-term Compensation. Long-term compensation is comprised of various forms of equity compensation or participation in our royalty and working interest plan. The long-term elements are designed to assist the Company in long-term retention of key personnel and if granted equity compensation, to further align the interests of our NEOs with our shareholders.

      The determination of each element of compensation to the NEOs are entirely in the discretion of the Board. We do not currently use any specific benchmarks or performance goals in determining the elements of and the size of awards and compensation.

Equity Award Practices

      All equity awards are approved before or on the date of grant. The exercise price of at-the-money stock options and the grant price of all full-value awards is the closing price on the date of grant.

      Our equity award approval process specifies the individual receiving the grant, the number of units or the value of the award, the exercise price or formula for determining the exercise price and the date of grant. The Company has no program, plan or practice to the timing of its option grants.

Summary Compensation Table

      The following table summarizes the compensation of Paul G. Laird and Les Bates, the Company's NEOs for the fiscal years ended February 29, 2008 and February 28, 2007.

--------------------------------------------------------------------------------------------------
Name and
Principal                                           Stock    Option        All other
Position        Fiscal Year   Salary     Bonus      Awards   Awards        Compensation  Total ($)
--------------------------------------------------------------------------------------------------
Paul G. Laird   2008          $158,500   $180,000   $0       $652,595(1)   $ 8,176(2)    $999,271
Chief           2007          $115,000   $110,000   $0       $325,000(1)   $15,192(3)    $565,192
Executive
Officer and
President
--------------------------------------------------------------------------------------------------
Les Bates       2008          $150,500   $180,000   $0       $522,076(1)   $     0       $852,576
Principal       2007          $112,500   $110,000   $0       $260,000(1)   $     0       $482,500
Accounting
and Financial
Officer
--------------------------------------------------------------------------------------------------

(1) Awards to Messrs. Laird and Bates were made on November 10, 2006. The aggregate number of options granted to Mr. Laird was 1,250,000 which had a SFAS No. 123(R) value of $1,300,000 or $1.04 per share and the aggregate number of options granted to Mr. Bates was 1,000,000 and had a SFAS No. 123(R) of $1,040,000 or $1.04 per share. The amounts recorded in this table are based upon the compensation cost for such grants recognized by the Company for the fiscal years ended February 29, 2008 and February 28, 2007. The options are exercisable at an exercise price of $1.25 per share. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 81%, risk free interest rate of 4.73% and no dividend yield. The Company accounts for employee stock options under the "modified-prospective." Under the "modified-prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123(R) for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123(R).

(2) Represents accrued management fees from March 1, 2007 to December 31, 2007 paid to Natural Resource Group Gathering LLC, the former general partner of SDG ("NRGG") prior to the sale of the General Partnership Interest to the Company. Paul G. Laird is a Manager of NRGG.

(3) Represents accrued management fees in the amount of $15,192 to be paid to Natural Resource Group Gathering LLC, the general partner of SDG ("NRGG"). Paul
G. Laird is a Manager of NRGG.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Individual Arrangements and Employment Agreements

      The following is a description of the individual arrangements that we have made with Messrs. Laird and Bates with respect to their compensation. Messrs. Laird and Bates were each paid during the fiscal year ended February 29, 2008 in accordance with his employment agreements with us, which are described below. In addition, Messrs. Laird and Bates also have a Change-in-Control payment that is described in the "Potential Payments Upon Termination" below.

Paul G. Laird - Chief Executive Officer and President

      Paul G. Laird has been the President, Chief Executive Officer and a director of the Company since April 2003. Effective August 1, 2006, Mr. Laird's employment agreement was modified to provide that Mr. Laird would receive base salary compensation in the amount of $155,000 per annum. Mr. Laird's base salary compensation is adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or $6,000, whichever is greater. The compensation is subject to annual escalations based on cost-of-living and merit increases approved by the Board of Directors. Mr. Laird is also eligible for bonuses, to be determined by the Board of Directors in its sole discretion. Effective October 31, 2006, Mr. Laird's employment agreement was modified to expire October 31, 2009; however, it is automatically renewable on an annual basis for additional one-year increments.

      During the fiscal year ended February 29, 2008, Mr. Laird received a Base Salary of $158,500 and was granted an aggregate of $180,000 in cash bonuses. On April 9, 2007, Mr. Laird was granted a $80,000 cash bonus and on December 13, 2007 was granted an additional $100,000 cash bonus. The short-term components of compensation for the Company's NEOs are designed to reward the contributions of the NEOs toward the Company's annual financial, operational and strategic goals and reward individual performance. The bonus amounts were determined arbitrarily by the board of directors of the Company based upon their analysis of Mr. Laird's performance during the fiscal year ended February 29, 2008. During the fiscal year ended February 29, 2008, the board of directors considered the significance of Mr. Laird's contributions in obtaining the amendment to the Focus Ranch Unit agreement and the drilling program conducted between June 2007 to December 2007 in determining that Mr. Laird should be awarded a greater bonus amount than that awarded during the fiscal year ended February 28, 2007. The board of directors does not currently have a formula in place to determine the amount of bonus compensation to be paid to Mr. Laird.

      In his position as President and Chief Executive Officer, Mr. Laird exercises detailed supervision over the operations of the Company and is ultimately responsible for the operations of the Company, including but not limited to land acquisitions and exploration and development of the Company's properties. Mr. Laird further performs all duties incident to the title of Chief Executive Officer and President and such other duties as from time to time may be assigned to him by the Board of Directors. Mr. Bates' is responsible for all duties incident to the title of Principal Accounting and Financial Officer, Secretary and Treasurer. The board of directors has considered these factors and Mr. Laird's increased responsibilities as the President and Chief Executive Officer of the Company in compensating Mr. Laird as compared to Mr. Bates. During the fiscal year ended February 29, 2008, Mr. Laird was compensated $8,500 more in Base Salary compared to Mr. Bates.

Les Bates -  Principal  Accounting  and  Financial  Officer  and  Secretary  and
Treasurer

      Les Bates has been the Chief Financial Officer, Principal Accounting and Financial Officer, Secretary, Treasurer and a director of the Company since April 2003. Effective August 1, 2006, Mr. Bates' employment agreement was modified to provide that Mr. Bates would receive base salary compensation in the amount of $150,000 per annum. Mr. Bates' base salary compensation is adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or $6,000, whichever is greater. The compensation is subject to annual escalations based on cost-of-living and merit increases approved by the Board. Mr. Bates is also eligible for bonuses, to be determined by the Board, in its sole discretion. Effective October 31, 2006, Mr. Bates' employment agreement was modified to expire October 31, 2009; however, it is automatically renewable on an annual basis for additional one-year increments.

      During the fiscal year ended February 29, 2008, Mr. Bates received a Base Salary of $150,500 and was granted an aggregate of $180,000 in cash bonuses. On April 9, 2007, Mr. Bates was granted a $80,000 cash bonus and on December 13, 2007 was granted an additional $100,000 cash bonus. The short-term components of compensation for the Company's NEOs are designed to reward the contributions of the NEOs toward the Company's annual financial, operational and strategic goals and reward individual performance. The bonus amounts were determined arbitrarily by the board of directors of the Company based upon their analysis of Mr. Bates' performance during the fiscal year ended February 29, 2008. During the fiscal year ended February 29, 2008, the board of directors considered the significance of Mr. Bates' contributions in obtaining the amendment to the Focus Ranch Unit agreement and the drilling program conducted between June 2007 to December 2007 in determining that Mr. Bates should be awarded a greater bonus amount than that awarded during the fiscal year ended February 28, 2007. The board of directors does not currently have a formula in place to determine the amount of bonus compensation to be paid to Mr. Bates.

      Messrs. Laird and Bates are also officers, directors and principal shareholders of Natural Resources Group, Inc., a Colorado corporation ("NRGI"). NRGI is an inactive company that was previously engaged in the business of the acquisition and sale of oil and gas prospects. Due to the inactive status of NRGI, Messrs. Laird and Bates do not believe that there is any conflict of interest in connection with their positions with NRGI. The Company's Board of Directors intend to adopt board resolutions that will set forth the policies and procedures for dealing with potential conflicts of interest between the Company and its officers and directors. Messrs Laird and Bates each dedicate approximately 40 to 50 hours per week for Company business.

Outstanding Equity Awards at Fiscal Year End

      The following table sets forth information concerning options awards to Messrs. Laird and Bates at the fiscal year ended February 29, 2008. The Company did not grant any stock options or stock awards during the fiscal year ended February 29, 2008.

-------------------------------------------------------------------------------------
Option Awards
-------------------------------------------------------------------------------------
                               Number of Number of
                               Securities    Securities
                               Underlying    Underlying
                               Unexercised   Unexercised      Option     Option
                               Options (#)   Options (#)      Exercise   Expiration
Name            Grant Date     Exercisable   Unexercisable    Price      Date
--------------------------------------------------------------------------------------
Paul G. Laird   May 13, 2005        75,000               0       $1.15   May 13, 2015
                ----------------------------------------------------------------------
                November           937,500         312,500(1)    $1.25   November
                10, 2006                                                 10, 2016
--------------------------------------------------------------------------------------
                June 1, 2004        25,000               0       $1.00   June 1, 2014
--------------------------------------------------------------------------------------
                October 25,        100,000               0       $0.75   October 25,
                2004                                                     2014
--------------------------------------------------------------------------------------
Les Bates       May 13, 2005        75,000               0       $1.15   May 13, 2015
--------------------------------------------------------------------------------------
                November           750,000         250,000(2)    $1.25   November
                10, 2006                                                 10, 2016
--------------------------------------------------------------------------------------
                June 1, 2004        25,000               0       $1.00   June 1, 2014
--------------------------------------------------------------------------------------
                October 25,        100,000               0       $0.75   October 25,
                2004                                                     2014
--------------------------------------------------------------------------------------

(1) On November 10, 2006, the Company granted Paul G. Laird 1,250,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Stock Options vest at a rate of 156,250 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008.

(2) On November 10, 2006, the Company granted Les Bates 1,000,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Stock Options vest at a rate of 125,000 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008.

      On May 19, 2005, the Company granted 100,000 shares of its restricted stock to Messrs Laird and Bates, which vested immediately on that date as compensation for services. The Company's Common Stock closed at $1.17 on that day.

Option Exercises During Fiscal Year

      There were no options exercised by the NEO's during the year ended February 29, 2008.

Potential Payments Upon Termination

      Cash Compensation.

      Messrs. Laird and Bates' employment agreements contain provisions under which the Company will be obligated to pay Mr. Laird and Mr. Bates certain compensation upon their termination. The following tables set forth the details of the estimated payments and benefits that would be provided to Mr. Laird and Mr. Bates in the event that their employment with us is terminated for any reason, including a termination for cause, resignation or retirement, a constructive termination, a without cause termination, death, long term disability, and termination in connection with a change in control.

-------------------------------------------------------------------------------------------------------
                                                                                            Termination
                                                                                            in
                                                                                            Connection
                         Termination                                                        with a
                         by Mutual     Illness or   With    Without          Resignation/   Change
Paul G. Laird            Agreement     incapacity   cause   cause            retirement     in Control
-------------------------------------------------------------------------------------------------------
Cash Compensation        $0            $0(1)        $0      $277,333(2)(3)   $0(4)          $794,603
-------------------------------------------------------------------------------------------------------
Unvested Stock Options   $0            $0           $0      $      0(5)      $0             $      0
-------------------------------------------------------------------------------------------------------

(1) Reflects amount paid to Mr. Laird after a determination by the board that Mr. Laird is ill or incapacitated and written notice is delivered to Mr. Laird. Does include the amounts due to Mr. Laird during a two month period prior to a determination by the board that Mr. Laird is ill or incapacitated.

(2) Upon termination without cause, the Company shall (i) make a lump sum cash payment to Mr. Laird within 10 days after termination is effective of an amount equal to (1) Mr. Laird's base salary accrued to the date of termination; (2) unreimbursed expenses accrued to the date of termination;
      (3) an amount equal to the greater of (a) Mr. Laird's annual base salary (i.e., 12 months of base salary), or (b) amounts remaining due to Mr. Laird as base salary (assuming that payments under his employment agreement were made until expiration of the initial term or if applicable the renewal term), and (4) any other amounts due to Mr. Laird under his employment agreement. This amount represents amounts remaining due to Mr. Laird as base salary for the remaining term of his employment agreement.

(3) For purposes of this table, we have assumed Mr. Laird's termination on February 29, 2008.

(4) Mr. Laird may terminate his employment by giving the Company 60 days prior written notice, which termination shall be effective on the 60th day following such notice. Reflects amount to be paid to Mr. Laird following 60 day notice provision.

(5) All unvested stock options will immediately vest upon a termination without cause. Mr. Laird's unvested stock options granted on November 10, 2006 are exercisable at a price of $1.25 per share, which exceeded the closing price of the Company's common stock on February 29, 2008, which was $1.15 per share, accordingly no additional compensation would result from the immediate vesting of Mr. Laird's 312,500 unvested options.

-------------------------------------------------------------------------------------------------------
                                                                                            Termination
                                                                                            in
                                                                                            Connection
                         Termination                                                        with a
                         by Mutual     Illness or   With    Without          Resignation/   Change
Les Bates                Agreement     incapacity   cause   cause            retirement     in Control
-------------------------------------------------------------------------------------------------------
Cash Compensation        $0            $0(1)        $0      $269,000(2)(3)   $0(4)          $771,320
-------------------------------------------------------------------------------------------------------
Unvested Stock Options   $0            $0           $0      $      0(5)      $0             $      0
-------------------------------------------------------------------------------------------------------

(1) Reflects amount paid to Mr. Bates after a determination by the board that Mr. Bates is ill or incapacitated and written notice is delivered to Mr. Bates. Does include the amounts due to Mr. Bates during a two month period prior to a determination by the board that Mr. Bates is ill or incapacitated.

(2) Upon termination without cause, the Company shall (i) make a lump sum cash payment to Mr. Bates within 10 days after termination is effective of an amount equal to (1) Mr. Bates' base salary accrued to the date of termination; (2) unreimbursed expenses accrued to the date of termination; (3) an amount equal to the greater of (a) Mr. Bates' annual base salary (i.e., 12 months of base salary), or (b) amounts remaining due to Mr. Bates as base salary (assuming that payments under his employment agreement were made until expiration of the initial term or if applicable the renewal term), and (4) any other amounts due to Mr. Bates under his employment agreement. This amount represents amounts remaining due to Mr. Bates as base salary for the remaining term of his employment agreement.

(3) For purposes of this table, we have assumed Mr. Bates' termination on February 29, 2008.

(4) Mr. Bates may terminate his employment by giving the Company 60 days prior written notice, which termination shall be effective on the 60th day following such notice. Reflects amount to be paid to Mr. Bates following 60 day notice provision.

(5) All unvested stock options will immediately vest upon a termination without cause. Mr. Bates' unvested stock options granted on November 10, 2006 are exercisable at a price of $1.25 per share, which exceeded the closing price of the Company's common stock on February 29, 2008, which was $1.15 per share, accordingly no additional compensation would result from the immediate vesting of Mr. Bates' 250,000 unvested options.

      If, at any time during the term of Mr. Laird and/or Mr. Bates' employment agreements there is a change of control of the Company and Mr. Laird and/or Mr. Bates' employment is terminated by the Company, upon the mutual agreement of the parties, for illness or incapacity, without cause, or by resignation or retirement (each as more specifically set forth in the respective employment agreements) within the greater of one (1) year following the change of control or the remaining term of the employment agreements (the "Change of Control Date"), the Company shall pay to Mr. Laird and/or Mr. Bates (a) the balance of all amounts due from the Change of Control Date until the end of the term of the employment agreement plus (b) an amount equal to 2.99 times the sum of (i) his respective annual Base Salary (as defined in the employment agreements) as in effect on the date of termination plus (ii) the amount of bonus paid in the prior year to Mr. Laird and/or Mr. Bates', and (c) any other amounts due to Mr. Laird and/or Mr. Bates' under any other provision of their employment agreements. This amount shall be paid to Mr. Laird and/or Mr. Bates' in one lump sum as soon as practicable, but in no event later than one hundred twenty (120) days, after the date that employment is terminated. In addition to the lump sum payment referenced in the preceding sentence, the Company shall pay to Mr. Laird and/or Mr. Bates' any accrued and unpaid bonuses at the same time as the lump sum payment is made.

      A change of control is defined in the employment agreements to mean the occurrence of one or more of the following three events:

      (1) Any person becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) directly or indirectly of securities representing 33% or more of the total number of votes that may be cast for the election of directors of the Company;

      (2) Within two years after a merger, consolidation, liquidation or sale of assets involving the Company, or a contested election of a Company director, or any combination of the foregoing, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board of Directors; or

      (3) Within two years after a tender offer or exchange offer for voting securities of the Company, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board of Directors.

      Further, if any payment or distribution by the Company to Mr. Laird and/or Mr. Bates is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Laird and/or Mr. Bates shall be entitled to receive a payment on an after-tax basis equal to the excise tax imposed.

      Effects of  Termination  Events or Change in Control  on  Unvested  Equity
      Awards

      All unvested stock option awards granted to Messrs. Laird and Bates provide that upon a change of control, the unvested stock options shall immediately vest and be exercisable immediately.

Compensation of Non-Management Directors

      The following table provides certain information concerning the compensation of the Company's non-management director, Grant Gaeth for the fiscal year ended February 29, 2008.

    -----------------------------------------------------------------------
    Director Compensation
    -----------------------------------------------------------------------
                 Fees
                 Earned or
                 Paid in     Stock    Option        All other      Total
    Name         Cash        Awards   Awards        Compensation
    -----------------------------------------------------------------------
    Gaeth Grant  $0          $0       $261,038(1)   $85,000(2)     $346,038
    -----------------------------------------------------------------------

      (1) On November 10, 2006, the Company granted Grant Gaeth 500,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The stock options vest at a rate of 62,500 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. These stock options have a strike price of $1.25 per share and a SFAS No. 123(R) value of $1.04 per share. As of February 29, 2008, 375,000 of these options had vested and were exercisable and 125,000 of these options remained unvested. The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended February 29, 2008.

      (2) Reflects consulting fees paid to GeoEx, Ltd, an entity controlled by Grant Gaeth, that provides geological consulting services.

Cash Compensation.

      We have not paid any cash compensation to our directors for their service on our Board of Directors. However, we intend to pay $100 per meeting to our directors for the foreseeable future.

Liability Insurance.

      The Company has provided liability insurance for its directors and officers since April 13, 2005. American International Specialty Lines Insurance Company is the underwriter of the current coverage, which extends until April 13, 2009. The annual cost of this coverage is approximately $25,000.

Stock Option and Stock Grant Plan

      On June 6, 2003, we adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan (the "2003 Plan"). The 2003 Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to our employees, consultants, directors and others providing service of special significance to our company. The 2003 Plan is administered by a committee to be appointed by our Board of Directors, or in the absence of that appointment, by the Board itself. The 2003 Plan provides for the issuance of up to 625,000 shares or options.

      Incentive stock options may be granted only to statutory employees. Non-qualified options and stock grants may be made to employees, consultants, directors and other individuals or entities determined by the committee. Incentive and non-qualified options may be granted to the same individual, in the discretion of the committee. The terms of the options or the grants, including the number of shares covered by the option or award, the exercise price, vesting schedule, and term, are determined in the sole discretion of the committee, except that incentive options must satisfy the requirements of the Internal Revenue Code applicable to incentive options. No option may be exercised more than ten years from the date of grant. The 2003 Plan expires in 2013.

      As of May 13, 2008, we had granted 584,333 options to acquire shares of our common stock pursuant to the 2003 Plan with a weighted average exercise price of $0.89 per share. As of May 13, 2008, there were no options to acquire shares of our common stock available for grant under the 2003 Plan.

2007 Omnibus Long Term Incentive Plan

      On June 11, 2007, the shareholders of the Company approved and ratified the Company's 2007 Omnibus Long Term Incentive Plan (the "2007 Plan"), which authorizes the issuance of up to 10,000,000 shares of the Company's Common Stock that may be issued under the 2007 Plan.

      The purposes of the 2007 Plan are to provide those who are selected for participation in the 2007 Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by providing such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2007 Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, consultants and advisors. The 2007 Plan is administered by a committee of the members of the board of directors, or in the absence of appointment of a committee, by the entire Board of Directors.

      Pursuant to the terms of the 2007 Plan, the committee may grant incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("Non-Qualified Options"), restricted stock awards, stock grants and stock appreciation rights (collectively the "Awards") to Eligible Employees and Eligible Consultants, each as defined in the 2007 Plan. Eligible Consultants are those consultants and advisors to the Company who are determined, by the committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan. The number of Eligible Consultants will vary from time to time.

      Stock options granted under the 2007 Plan may be either Incentive Options or Non-Qualified Options. The exercise price of a stock option granted under the 2007 Plan will be determined by the committee at the time the option is granted, the exercise price may or may not be the fair market value of our Common Stock. Stock options are exercisable at the times and upon the conditions that the committee may determine, as reflected in the applicable option agreement. The committee will also determine the maximum duration of the period in which the option may be exercised, which may not exceed ten years from the date of grant. All of the shares available for issuance under the Plan may be made subject to Incentive Options.

      The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the committee) by any one of the following methods or a combination thereof:

      o     in cash or cash equivalents,

      o     the surrender of previously acquired shares of our Common Stock,

      o authorization for us to withhold a number of shares otherwise payable pursuant to the exercise of an option, or

      o to the extent permitted by applicable law, through any other procedure acceptable to the committee.

      The 2007 Plan provides for awards of our Common Stock that are subject to restrictions on transferability imposed under the 2007 Plan and other restrictions that may be determined by the committee in its discretion. Such restrictions will lapse on terms established by the committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a stockholder.

      The 2007 Plan provides that the committee, in its discretion, may award Stock Appreciation Rights ("SARs"), either in tandem with stock options or freestanding and unrelated to options. From time to time during the duration of the 2007 Plan, the committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise.

      The maximum number of shares of Common Stock that are authorized for issuance under the 2007 Plan is 10,000,000.

      The Board of Directors may modify or terminate the 2007 Plan or any portion of the 2007 Plan at any time (subject to participant consent where such change would adversely affect an award previously granted to the participant), except that an amendment that requires stockholder approval in order for the 2007 Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our stockholders. In addition, the 2007 Plan or any outstanding option may not be amended to effectively decrease the exercise price of any outstanding option unless first approved by the stockholders. No awards may be granted under the 2007 Plan after the day prior to the tenth anniversary of its adoption date, but awards granted prior to that time can continue after such time in accordance with their terms.

      As of May 13, 2008, no awards have been issued or granted under the 2007 Plan.

Securities Authorized For Issuance Under Compensation Plans

      The table set forth below presents the securities authorized for issuance with respect to the 2003 Plan and the 2007 Plan under which equity securities are authorized for issuance as of February 29, 2008.

--------------------------------------------------------------------------------
                      Equity Compensation Plan Information
--------------------------------------------------------------------------------
                                                           Number of securities
                   Number of                               remaining available
                   securities to be                        for future issuance
                   issued upon         Weighted-average    under equity
                   exercise of         exercise price of   compensation plans
                   outstanding         outstanding         (excluding securities
                   options, warrants   options, warrants   reflected in the 1st
Plan Category      and rights          and rights          column)
--------------------------------------------------------------------------------
Equity
Compensation
Plans approved
by security
holders              584,333           $0.89               10,000,000
--------------------------------------------------------------------------------
Equity
Compensation
Plans not
                                  approved by
security
holders            3,950,000(1)        $1.25                        0
--------------------------------------------------------------------------------
Total              4,534,333              --               10,000,000
--------------------------------------------------------------------------------

(1) On November 10, 2006, the Company granted certain officers, directors, employees and agents of the Company an aggregate of 3,950,000 options (of which 2,962,500 have vested) to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. These stock options vest at a rate of 12.5% each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2016. These options are non-qualified options and were not granted pursuant to any stock option plan. For additional details on options granted to the Company's officers and directors, see "Executive Compensation" and "Recent Sales of Unregistered Securities."

Royalty and Working Interest Plan

      On May 17, 2007, the Board of Directors adopted the Company's Royalty and Working Interest Plan (the "Royalty Plan") effective as of October 31, 2006. Pursuant to the Royalty Plan, a committee consisting of members of the board of directors shall administer the Royalty Plan and may select an overriding royalty or similar interest of an exploratory or development property or property for distribution to the participants of the Royalty Plan. The selection of properties is to be determined by the Board of Directors or a committee thereof, and it will be based upon all relevant factors such as sound corporate management and existing royalty burdens on the properties. The participants in the plan and the total overriding royalty or similar interest set aside for distribution to the participants in a property shall be determined by the committee of the Royalty Plan.

      On May 12, 2008, the Board of Directors granted an aggregate of 2% in overriding royalty interests in the eight wells drilled on the Slater Dome Field in the fiscal year ended February 29, 2008, including 0.50% to Buffalo Resources, LLC, an affiliate of Paul G. Laird and 0.50% to Wolverine Resources, LLC, an affiliate of Les Bates and 0.25% to Geo, Ex., Ltd., an affiliate of Grant Gaeth.

      As of May 13, 2008, no royalty payments have been made to any of the individuals or entities granted overriding royalty interests in the eight wells drilled on the Slater Dome Field.

            INDEMNIFICATION AND LIMITATION ON LIABILITY OF DIRECTORS

      Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

   o  any breach of the duty of loyalty to us or our stockholders;

   o acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

   o  dividends  or  other   distributions  of  corporate  assets  that  are  in
      contravention of certain statutory or contractual restrictions;

   o  violations of certain laws; or

   o any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles of Incorporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Raymond McElhaney and Bill M. Conrad, directors of the Company who resigned on February 25, 2005 are considered "promoters," and took initiative in organizing the business of our Company.

      During the fiscal year ended February 28, 2005, the Company issued 60,000 shares of its Common Stock to Messrs. McElhaney and Conrad, in consideration for cancellation of accrued compensation in the amount of $45,000. Such compensation was accrued in the fiscal year ended February 28, 2003, when the directors were also the Company's operating officers. Market value of the Company's Common Stock on the date of issue was $0.47 per share. The difference between the market value of the stock and the accrued compensation was credited to additional paid-in capital.

      We lease approximately 1,600 square feet of office space located at 1789
W. Littleton Blvd., Littleton, Colorado 80120, for approximately $2,667 per month. The lease expires on December 31, 2008. The lease is with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of Paul G. Laird, President and Chief Executive Officer and a director of the Company. The Lease is on terms that the Board of Directors, which includes Mr. Laird, believe are no less favorable than those that may be obtained from third parties. The aggregate amount of payments due to Spotswood from February 29, 2008 during the remaining term of the lease is $26,674. Spotswood was paid $32,000 and $32,004 during the fiscal years ended February 29, 2008 and February 28, 2007, respectively.

      The Company paid GeoEx, Ltd., a corporation in which Grant Gaeth, a director of the Company, is an officer, directors and principal shareholder for geologic consulting $85,000 and $77,250 during the fiscal years ended February 29, 2008 and February 28, 2007, respectively.

      During the year ended February 29, 2008 and February 28, 2007, SDG accrued management fees in the amount of $8,176 and $15,192, respectively to NRGG, an entity owned 50% by Paul G. Laird, President and Chief Executive Officer of the Company.

      Paul Laird, President and Chief Executive Officer of the Company, is an officer, director and principal shareholder of NRG and a manager of NRGG, the former General Partner of SDG, the partnership organized for the construction of the Gas Gathering Pipeline from the Company's Slater Dome Field, in which the Company owns 82.76% of the limited partnership interests in SDG and the General Partnership Interest.

      On May 10, 2006, the Company increased its investment in SDG by acquiring additional Limited Partnership Interests from NRGG, resulting in an additional 20.51% of SDG cash distributions until the limited partners in SDG have received cash distributions equal to their initial capital contributions and 17.10% of cash distributions thereafter, in exchange for a subordinated convertible debenture in the amount of $608,194 bearing 2.5% interest and due January 1, 2008. Paul Laird, our President and Chief Executive Officer is a manager of NRGG, the general partner of SDG. In March 2007, the Company repaid $300,000 of the convertible debenture issued to NRGG and the balance was repaid in December 2007.

      Effective October 30, 2006, the Company issued a convertible promissory note in the principal amount of $600,000 (the "Note") to Aviel Faliks. On January 16, 2007, Mr. Faliks converted the principal amount of the Note and all accrued and unpaid interest in the aggregate amount of $612,500 into Units (as defined above) in the Company's offering of Series C Preferred Stock. Aviel Faliks beneficially owns 9.3% of the Company's Common Stock.

      On December 28, 2006, the Company entered into a consulting agreement with Roger P. May ("May") to provide various financial public relations services for the Company (the "May Consulting Agreement"). The term of the May Consulting Agreement was twelve months and expired on December 31, 2007. Pursuant to the May Consulting Agreement, May was paid $404,500. Further, May was granted a three-year warrant to purchase 500,000 shares of the Company's Common Stock at a price of $2.00 per share. May beneficially owns 6.2% of the Company's Common Stock.

      On December 26, 2007, the Company entered into a Partnership Interest Purchase Agreement with Natural Resource Group Gathering, LLC ("NRGG") to acquire NRGG's general partnership interest (the "General Partnership Interest") in SDG. The purchase price for the General Partnership Interest was $1,075,000 (the "Purchase Price"), which will be paid $268,750 in cash and the issuance by the Company of a promissory note in the principal amount of $806,250 (the "Note"). The Note bears interest at a rate of 2.5% per annum, is payable in quarterly principal and interest installments of $204,722 beginning March 31, 2008 and is due on December 31, 2008 (the "Maturity Date"). The Corporation may prepay the Note at any time without penalty, and at the option of the Corporation, the quarterly payments may be deferred until the Maturity Date. Paul Laird, the Company's President, Chief Executive Officer and a member of the board of directors is a manager of and owns 50% of the membership interests of NRGG.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      The following table sets forth, as of May 13, 2008, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

-----------------------------------------------------------------------------------
Name and Address of                   Amount of Beneficial Ownership    Percent of
Beneficial Owner                                                        Beneficial
                                                                        Ownership
-----------------------------------------------------------------------------------
Paul G. Laird (1)                                1,439,301                 11.1%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

-----------------------------------------------------------------------------------
Les Bates (2)                                    1,216,620                  9.5%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

-----------------------------------------------------------------------------------
Grant I. Gaeth (3)                                 574,001                  4.7%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

-----------------------------------------------------------------------------------
John D. McKey, Jr. (4)                             993,307                  8.3%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

-----------------------------------------------------------------------------------
Candace McKey (5)                                  993,307                  8.3%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

-----------------------------------------------------------------------------------
Echo's Voice LLC (6)                               915,072                  7.7%
1535 Falmouth Ave.
New Hyde Park, NY 16040

-----------------------------------------------------------------------------------
Apollo Trust (7)                                 1,395,359                 11.5%
1535 Falmouth Ave.
New Hyde Park, NY 16040

-----------------------------------------------------------------------------------
Aviel Faliks (8)                                   981,302                  8.2%
24 Rozmus Ct.
Allendale, NJ 07401

-----------------------------------------------------------------------------------
Robert Hill (9)                                    690,485                  5.9%
700 High Street
Denver, Colorado 80218

-----------------------------------------------------------------------------------
Helen De Bove (10)                               2,310,431                 21.5%
1535 Falmouth Ave.
New Hyde Park, NY 16040

-----------------------------------------------------------------------------------
Iris Energy Holding Corp. (11)                   1,300,000                 9.99%
L/2 Maxkar Bldg. PO Box 1225
Apia, Samoa
-----------------------------------------------------------------------------------
Vision Opportunity Master Fund, LP               1,241,724                 9.99%
(12)
20 West 55th Street 5th Floor
New York, NY 10019
-----------------------------------------------------------------------------------
Roger May (13)                                     758,500                  6.2%
12970 West 20th Ave., Unit D
Golden, Colorado 80403
-----------------------------------------------------------------------------------
Luke Fichthorn                                     676,724                  5.8%
John Fichthorn
155 East 53rd Street
29th Floor
New York, NY 10022 (14)
-----------------------------------------------------------------------------------
Officers & Directors as a Group                  3,190,820                21.8%
-----------------------------------------------------------------------------------

      (1) Includes (i) 126,000 shares of Common Stock, (ii) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00, expiring in 2013, (iii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75, expiring in 2014, (iv) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15, expiring in 2015, that were granted on May 13, 2005, (v) options to acquire 1,093,750 shares of Common Stock from the Company at a price of $1.25, which expire on November 10, 2016, and (vi) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Laird is an officer, director and principal shareholder.

      (2) Includes (i) 122,069 shares of Common Stock, (ii) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00, expiring in 2013, (iii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75, expiring in 2014, (iv) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15, expiring in 2015 that were granted on May 13, 2005, (v) options to acquire 875,000 shares of Common Stock from the Company at a price of $1.25, which expire on November 10, 2016, and
            (vi) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Bates is an officer.

      (3) Includes (i) 30,667 shares of Common Stock owned directly by Mr. Gaeth and 21,000 shares owned by GeoEx, Ltd., an entity in which Mr. Gaeth is an affiliate, (ii) options to acquire 59,333 shares of Common Stock from the Company at a price of $0.75, expiring in 2014,
            (iii) options to acquire 437,500 shares of Common Stock from the Company at a price of $1.25, which expire on November 10, 2016, and
            (iv) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Gaeth is an officer.

      (4) Includes (i) 439,807 shares owned directly by Mr. McKey and (ii) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share. Also includes 353,500 shares owned directly by Mr. McKey's wife, Candace McKey, and 100,000 warrants to acquire shares of our Common Stock held by Candace McKey at a price of $2.00 per share, of which he disclaims beneficial ownership.

      (5) Includes (i) 353,500 shares owned directly by Ms. McKey and (ii) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share. Also includes 439,807 shares owned by Ms. McKey's husband, John D. McKey, Jr., and 100,000 warrants to acquire shares of our Common Stock held by Mr. McKey of which she disclaims beneficial ownership.

      (6) Includes (i) 726,450 shares of Common Stock held by Echo's Voice, LLC and (ii) 188,622 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Helen Del Bove, manager of Echo's Voice LLC, exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice LLC.

      (7) Includes (i) 1,018,117 shares of Common Stock held by Apollo Trust and (ii) 377,242 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and
            (iii) Helen Del Bove, Trustee of the Apollo Trust, exercises dispositive and voting power with respect to the shares of Common Stock owned by the Apollo Trust.

      (8)   Includes (i) 698,370 shares of Common Stock held by Mr. Faliks and
            (ii) 282,932 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

      (9) Includes: (i) 64,985 shares of Common Stock held directly by Robert and Laura Hill, (ii) 200,000 held by Mr. Hill's family foundation over which Mr. and Ms. Hill have voting and dispositive power, (iii) 100,000 shares held in the Robert Hill and Laura Hill Revocable Trust and (iv) 25,500 shares of Common Stock held by Mr. and Ms. Hill as custodians.

      (10) Includes (i) 726,450 shares of Common Stock held by Echo's Voice, LLC, (ii) 188,622 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures held by Echo's Voice, LLC, (iii) 1,018,117 shares of Common Stock held by Apollo Trust and (iv) 377,242 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures held by the Apollo Trust. Helen Del Bove, as manager of Echo's Voice LLC and Trustee of the Apollo Trust, exercises dispositive and voting power over these shares of Common Stock.

      (11) Includes 1,300,000 shares of Common Stock to be offered upon conversion of the shares of Series C Preferred Stock. Mr. Michel Escher, the owner of Private Structured Investment Company Ltd., the director of Iris Energy and Mr. Sean Browne exercises dispositive and voting power with respect to the shares of Common Stock owned by Iris Energy.

      (12) Includes 516,724 shares of common stock and 725,000 shares of Common Stock to be offered upon conversion of the shares of Series C Preferred Stock. Adam Benewitz exercises dispositive and voting power with respect to the shares of Common Stock owned by the Vision Opportunity Master Fund, LP.

      (13)  Represents (i) 258,500 shares of Common Stock owned by Mr. May, and
            (ii) 500,000 options to acquire shares of Common Stock from the Company at a price of $2.00 per share that expire on December 28, 2009.

      (14) Luke Fichthorn and John Fichthorn are the beneficial owners of an aggregate of 676,724 shares of Common Stock held by Dialectic Antithesis Offshore, Ltd. and Dialectic Antithesis Partners LP. Neither Dialectic Antithesis Offshore, Ltd. nor Dialectic Antithesis Partners LP own 5% or greater of the Company's common stock.

Changes In Control

      We know of no arrangements, including the pledge of our securities by any person, that might result in a change in control, other than the Iris Energy Directors Agreement, the conversion of our outstanding Series B 12% Cumulative Convertible Preferred Stock, 2.5% Series C Cumulative Convertible Preferred Stock or exercise of outstanding warrants in certain circumstances.

                              PLAN OF DISTRIBUTION

      The Selling Shareholders of the Common Stock of New Frontier Energy, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

      -  ordinary   brokerage   transactions   and  transactions  in  which  the
broker-dealer solicits purchasers;

      - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      -  purchases  by  a   broker-dealer   as  principal   and  resale  by  the
broker-dealer for its account;

      - an exchange distribution in accordance with the rules of the applicable exchange;

      - privately negotiated transactions;

      - settlement of short sales entered into after the date of this Prospectus;

      - broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

      - a combination of any such methods of sale;

      -  through  the  writing  or   settlement  of  options  or  other  hedging
transactions, whether through an options exchange or otherwise; or

      - any other method permitted pursuant to applicable law.

      The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

      Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved. In no event shall any broker-dealer receive fees, commissions, discounts, concessions and markups which, in the aggregate, would exceed eight percent (8%).

      In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

      The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

      We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

      We have agreed to keep this Prospectus effective until the earlier of (i) the latest date upon which we are obligated to cause to be effective the registration statement for resale of the shares by the Selling Shareholders,
(ii) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or
(iii) all of the shares have been sold pursuant to the Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Shareholders or any other person. We will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

                              SELLING SHAREHOLDERS

      The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock issued and the Common Stock issuable to them upon conversion of the shares of Series B Preferred Stock or the exercise of the Warrants. Because the Selling Shareholders may offer all or only some portion of the shares of Common Stock being registered, no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

      The following table sets forth the name of each selling shareholder for whom we are registering shares for resale to the public and the number of shares of Common Stock they may offer pursuant to this prospectus. The shares of Common Stock offered by the selling shareholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were accredited investors and were acquiring our Common Stock, the Series B Preferred Stock and the Warrants exercisable for our Common Stock, for investment and had no present intention of distributing the Common Stock. The shares being offered by the selling shareholders as set forth herein were previously registered on a Registration Statement on Form SB-2 (registration No. 333-123097) that was declared effective on April 14, 2005, Form SB-2 (registration No. 333-128603) that was declared effective on December 16, 2005 and Form S-1 (registration No. 333-144986) that was declared effective on April 14, 2008. Except as noted below or else where in this Registration Statement, none of the selling shareholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates and none of the selling shareholders is or was affiliated with registered broker-dealers.

      The number of shares in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Shareholders. Assuming that the selling shareholders sell all of the shares of our Common Stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, each selling shareholder will not own any shares other than those appearing in the column entitled "Number of shares or common stock owned after the offering." The beneficial ownership percentage set forth below is calculated based upon 11,716,266 shares of our Common Stock issued and outstanding as of May 13, 2008. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of common stock. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock included on this Registration Statement.

------------------------------------------------------------------------------------------------------------------------------------
Name of Selling Shareholder                     Includes shares of         Shares to be
                                                Common Stock and           Registered
                                                shares underlying all
                                                derivative securities
                                                owned
                                                                                                ------------------------------------
                                                                                                Includes shares of      Beneficial
                                                                                                Common Stock and        Ownership
                                                                                                shares underlying all   Percentage *
                                                                                                derivative securities
                                                                                                owned after Offering
                                                                                                (subject to
                                                                                                conversion
                                                                                                limitations)
------------------------------------------------------------------------------------------------------------------------------------
 Giovanni Gabriele and Giovanni Gabriele &          226,602(1)                  126,006                    100,596         < 1%
 Antonia Gabriele JTWROS
------------------------------------------------------------------------------------------------------------------------------------
 Amy Weltman                                         10,126(2)                    9,432                        694         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Echo's Voice                                     1,315,022(3)                  588,622                    726,400         5.6%
------------------------------------------------------------------------------------------------------------------------------------
 Apollo Trust                                     1,795,359(4)                  777,242                  1,018,117         7.7%
------------------------------------------------------------------------------------------------------------------------------------
 Aviel Faliks                                     2,679,641(5)                1,397,938                  1,281,703         9.5%
------------------------------------------------------------------------------------------------------------------------------------
 Chung Lew(IRA)                                     557,183(6)                  285,794                    271,389         2.5%
------------------------------------------------------------------------------------------------------------------------------------
 Jeffrey J. McLaughlin                               55,234(7)                   21,483                     33,751         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Richard L. Cohen                                   138,387(8)                   54,577                     83,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Richard A. Horstmann                               672,431(9)                  361,165                    311,266         2.6%
------------------------------------------------------------------------------------------------------------------------------------
 Jill Pusey                                           5,671(10)                   5,282                        389         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Earnco MPPP                                          4,717(11)                   4,716                          0         Nil
------------------------------------------------------------------------------------------------------------------------------------
John P. O'Shea                                      460,469(12)                 231,993                    228,536         1.9%
------------------------------------------------------------------------------------------------------------------------------------
Gregory J. Moroney                                   58,670(13)                  56,587                      2,083         < 1%
------------------------------------------------------------------------------------------------------------------------------------
Westminster Securities Corp.                      1,127,076(14)                 895,526                    231,514         1.8%
------------------------------------------------------------------------------------------------------------------------------------
Peter Yannakakis                                    128,397(15)                  45,855                     82,542         < 1%
------------------------------------------------------------------------------------------------------------------------------------
Ezra Grayman                                        189,206(16)                 171,656                     17,550         < 1%
------------------------------------------------------------------------------------------------------------------------------------
Marika Xirouhakis                                    63,426(17)                  58,858                      4,568         < 1%
------------------------------------------------------------------------------------------------------------------------------------
Angelique M. Xirouhakis                              26,612(18)                  23,762                      2,850         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 David G. Long                                       50,006(19)                  50,006                          0         Nil
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Abbey Semel                                         59,525(20)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Advocates Rx Inc. Profit Sharing Plan              357,144(21)                 214,287                    142,857         1.2%
------------------------------------------------------------------------------------------------------------------------------------
 Anthony DiBenedetto                                238,096(22)                 142,858                     95,238         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Barry Goldstein                                    119,048(23)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Barry Honig                                        119,048(24)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Blue Sky Securities Limited                      1,190,480(25)                 714,290                    476,190         3.8%
------------------------------------------------------------------------------------------------------------------------------------
 Brad R. Gibson & Suzanne Gadd Gibson
 JTWROS                                              59,525(26)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Brivis Investments, Inc.                           178,573(27)                 107,144                     71,429         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Charles Lipman                                     119,048(28)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Crypto Corporation                                  71,429(29)                  71,429                          0         Nil
------------------------------------------------------------------------------------------------------------------------------------
 David Stefanski                                     85,775(30)                  35,715                     50,060         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Eastern Shore Investors                             59,525(31)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Elsie Cohen                                         59,525(32)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 F&J Partnership                                     71,429(33)                  71,429                          0         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Fred Hindler Revocable Trust                        59,525(34)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Frederick G. Wedell                                357,144(35)                 214,287                    142,857         1.2%
------------------------------------------------------------------------------------------------------------------------------------
 Gail Flynn                                          59,525(36)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Gene R. McGrevin                                   119,048(37)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Generation Capital Associates                      119,048(38)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Herbert Arnold & Leslie Duke, JTWROS               119,048(40)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Herbert Arnold Duke                                119,048(41)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Hugh Cohen                                         119,048(42)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 IRA FBO Angus Morrison, Pershing LLC as
 Custodian                                          119,048(43)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 IRA FBO J. Wayne Hill, Pershing LLC as                                                                                    < 1%
 Custodian                                          119,048(44)                  71,429                     47,619
------------------------------------------------------------------------------------------------------------------------------------
 IRA FBO James G. Macdonald Jr, Pershing
 LLC as Custodian                                    59,525(45)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 IRA FBO James W. Krause, Pershing LLC as
 Custodian                                          238,096(46)                 142,858                     95,238         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 IRA FBO Joe B. Wolfe, Pershing LLC as
 Custodian                                          105,045(47)                  80,759                     24,286         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 IRA FBO Susan B. Wolfe, Pershing LLC as
 Custodian                                          129,048(48)                  71,429                     57,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Iris Energy Holdings Limited                    30,952,480(49)              18,571,540                  1,300,000         9.9%
------------------------------------------------------------------------------------------------------------------------------------
 John T. & Peggy M. Cella JTWROS                     69,025(50)                  35,715                     33,310         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Joseph J. Jillson                                  595,240(51)                 357,145                    238,095         2.0%
------------------------------------------------------------------------------------------------------------------------------------
 Judith Phillips                                     66,025(52)                  35,715                     30,310         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Kellogg Capital Group LLC                           71,429(53)                  71,429                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Mark Krakowski                                      35,715(54)                  35,715                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Michael Harvey & Lyn Harvey JTWROS                  69,525(55)                  35,715                     33,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Michel Clemence                                     59,525(56)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Nite Capital LP                                    142,858(57)                 142,858                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Operation Dogbone LLC                               59,525(58)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Peter Fox-Penner                                   119,048(59)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Phillip P. Pettis                                   59,525(60)                  35,715                     23,810         < 1%
 -----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Robert F. Hill & Laura L. Hill                   1,285,725(61)                 457,145                    928,580         7.7%
------------------------------------------------------------------------------------------------------------------------------------
 Robert T. Kolb Pension Plan & Trust                119,048(62)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Roger P. May                                       877,548(63)                 571,429                    306,119         2.4%
------------------------------------------------------------------------------------------------------------------------------------
 Rolfe M. Hanna                                     119,048(64)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Sal Latorraca                                       23,810(65)                  14,286                      9,524         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Samir Barakat & Claudia  Marseille                 192,573(66)                 107,144                     85,429         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Samuel M. Grinspan Ttee, FBO
 Grinspan-Ernst Profit Sharing Plan Dtd
 4-1-72                                              59,525(67)                  35,715                     23,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Terrance Szymanski                                  23,810(68)                  14,286                      9,524         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Thomas Kroeger                                     119,048(69)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Triumph Small Cap Fund                              71,429(70)                  71,429                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Vision Opportunity Master Fund, Ltd.            12,227,415(71)               7,337,009                  1,875,000         9.9%
------------------------------------------------------------------------------------------------------------------------------------
 W. Cobb Hazelrig                                   119,048(72)                  71,429                     47,619         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Richard Louise                                     138,438(73)                 138,438                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Cody Corrubia                                      133,928(74)                 133,928                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Richard J. Price                                   197,517(75)                 197,517                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Crown Investment Partners. LP                      272,708(76)                  18,862                    253,846         2.1%
------------------------------------------------------------------------------------------------------------------------------------
 The Crown Advisors # 5                              56,587(77)                  56,587                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 J.Caird Partners LP                                481,005(78)                  50,000                    431,005         3.5%
------------------------------------------------------------------------------------------------------------------------------------
 J.Caird Investors(Bermuda) LP                      481,005(79)                  50,000                    431,005         3.5%
------------------------------------------------------------------------------------------------------------------------------------
 WTC-CIF Unconv. Value                              118,862(80)                  12,500                    106,362         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 WTC-CTF Unconv. Value                              118,862(81)                  12,500                    106,362         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Peggy Stephenson                                   257,326(82)                  75,000                    182,326         1.5%
------------------------------------------------------------------------------------------------------------------------------------
 Goliath Holdings, LLC                                5,671(83)                   3,500                      2,171         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 John Marsala                                       168,513(84)                  64,009                    104,504         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Marc Deutsch                                        29,505(85)                   5,000                     24,505         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Daniel Bell                                         18,862(86)                  12,500                      6,362         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Daniel Larson                                       20,251(87)                  12,500                      7,751         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Thomas J. Banholzer                                 20,251(88)                  12,500                      7,751         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Joseph G.  Kump/Joan Kump                           20,251(89)                  12,500                      7,751         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 James Davidson                                       9,432(90)                   6,250                      3,182         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 PABC Investment Fund LLC                            45,147(91)                  30,861                     14,286         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Matthew Richard McGovern Living Trust
 dated 7/28/2000                                     24,715(92)                   6,250                     18,465         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Estate of Daniel Luskind                            77,825(93)                  37,125                     40,700         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Natalie Merdinger                                   79,525(94)                  35,715                     43,810         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 John Bougearel                                      66,300(95)                  33,000                     33,300         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Dialectic Antithesei Partners LC                   340,878(96)                 249,761                     91,117         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Dialectic Antithesei Offshore LTD                  335,841(97)                 176,963                    158,878         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Matt Osborn                                        124,000(98)                  90,000                     34,000         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 Kevin Laird                                         98,725(99)                  48,163                     50,562         < 1%
------------------------------------------------------------------------------------------------------------------------------------
 The Peierls Foundation, Inc.                       670,094(100)                670,094                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------
 Brian Peierls                                      141,393(101)                141,393                        Nil         Nil
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes (i) 29,167 shares of Common Stock, (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 71,429 shares of Common Stock Underlying our Series C Preferred Stock, (iv) 71,429 shares of Common under underlying our AC Warrants and (v) 35,714 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 71,429 shares of Common under underlying our AC Warrants, 35,714 shares of Common Stock underlying our BC Warrants.

(2) Includes (i) 694 shares of common stock and (ii) 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(3) Includes (i) 726,450 shares of Common Stock, (ii) 188,662 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock. Helen Del Bove, manager of Echo's Voice LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice LLC. The shares being registered on this registration statement consist of 400,000 shares of Common Stock underlying the Series B Preferred Stock and 188,662 shares of Common Stock underlying Debenture Warrants.

(4) Includes (i) 1,018,117 shares of Common Stock, (ii) 377,242 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock. The shares being registered on this registration statement consist of 400,000 shares of Common Stock underlying the Series B Preferred Stock and 377,242 shares of Common Stock underlying Debenture Warrants. Helen Del Bove, Trustee of the Apollo Trust, exercises dispositive and voting power with respect to the shares of Common Stock owned by Apollo Trust.

(5) Includes (i) 698,370 shares of Common Stock, (ii) 282,932 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 240,000 shares of Common Stock underlying the Series B Preferred Stock, (iv) 583,333 shares of Common Stock Underlying our Series C Preferred Stock, (v) 583,333 shares of Common under Underlying our AC Warrants and (vi) 291,673 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 240,000 shares of Common Stock underlying the Series B Preferred Stock, 282,932 shares of Common Stock underlying Debenture Warrants, 583,333 shares of Common under Underlying our AC Warrants and 291,673 shares of Common Stock underlying our BC Warrants.

(6) Includes (i) 322,872 shares of Common Stock, (ii) 94,311 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 140,000 shares of Common Stock underlying the Series B Preferred Stock. The shares being registered on this registration statement consist of 191,483 shares of Common Stock issued as a result of the exercise of warrants issued to the holders of our Series B Preferred Stock and 94,311 shares of Common Stock underlying the Debenture Warrants.

(7) Includes (i) 5,471 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (ii) 20,000 shares of Common Stock underlying the Series B Preferred Stock (iii) 11,905 shares of Common Stock Underlying our Series C Preferred Stock, (iv) 11,905 shares of Common under Underlying our AC Warrants, (v) 5,953 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 3,625 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 11,905 shares of Common under Underlying our AC Warrants and 5,953 shares of Common Stock underlying our BC Warrants. Mr. McLaughlin has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(8) Includes (i) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (ii) 60,000 shares of Common Stock underlying the

     Series B Preferred Stock, (iii) 23,810 shares of Common Stock Underlying our Series C Preferred Stock, (iv) 23,810 shares of Common under Underlying our AC Warrants, (v) 11,905 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 23,810 shares of Common under Underlying our AC Warrants and 11,905 shares of Common Stock underlying our BC Warrants.

(9) Includes (i) 120,790 shares of Common Stock, (ii) 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 190,476 shares of Common Stock Underlying our Series C Preferred Stock, (iv) 190,476 shares of Common under Underlying our AC Warrants, (v) 95,240 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 190,476 shares of Common under Underlying our AC Warrants and 95,240 shares of Common Stock underlying our BC Warrants.

(10) Includes (i) 389 shares of Common Stock and (ii) 5,282 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 5,282 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(11) Includes 4,716 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures all of which are being registered on this registration statement. Earnest Mathis exercises dispositive and voting power with respect to the shares of Common Stock owned by Earnco MMMP.

(12) Includes (i) 8,536 shares of Common Stock, (ii) 47,156 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 390,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and (vi) shares of Common Stock underlying warrants issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 5,601 exercisable at a price of $1.05 per share, 5,601 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 2,800 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 47,156 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 170,775 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and shares of Common Stock underlying warrants issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 5,601 exercisable at a price of $1.05 per share, 5,601 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 2,800 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Mr. John P. O'Shea has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities. Beneficial ownership and the shares reflected in this table do not include the shares of Common Stock that may be acquired by Westminster Securities Corporation.

(13) Includes (i) 2,083 shares of Common Stock, and (ii) 56,587 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 56,587 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(14) Represents (i) 231,514 shares of Common Stock, (ii) 181,805 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 123,396 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, and (iv) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 196,787 shares of Common Stock at a price of $1.05 per share, 196,787 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 98,395 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 181,805 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 123,396 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, and (iv) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 196,787 shares of Common Stock at a price of $1.05 per share, 196,787 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 98,395 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. John P. O'Shea, an officer of Westminster Securities Corp. exercise dispositive and voting power with respect to the shares of Common Stock owned by Westminster Securities Corp. Westminster Securities Corp. is a registered broker dealer and as such may be deemed to be an underwriter.

(15) Includes (i) 22,542 shares of Common Stock, (ii) 27,316 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 18,539 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, and (iv) 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock. The shares being registered on this registration statement consist of 27,316 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share and 18,539 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005. Mr. Yannakakis has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(16) Includes (i) 17,345 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (ii) 25,556 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 101,300 shares of Common Stock, and (iv) and shares of Common Stock underlying warrants issued to Mr. Grayman as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 10,982 shares of Common Stock at a price of $1.05 per share, 10,982 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 5,491 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 17,345 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (ii) 25,556 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 83,750 shares of Common Stock issued upon conversion of the Company's Series B Preferred Stock, and (iv) and shares of Common Stock underlying warrants issued to Mr. Grayman as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 10,982 shares of Common Stock at a price of $1.05 per share, 10,982 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 5,491 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Mr. Grayman has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(17) Includes (i) 9,646 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (ii) 14,212 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 4,568 shares of Common Stock, (iv) 10,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and (v) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 10,000 shares of Common Stock at a price of $1.05 per share, 10,000 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 5,000 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 9,646 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (ii) 14,212 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
     (iii) 14,850 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and (iv) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 10,000 shares of Common Stock at a price of $1.05 per share, 10,000 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 5,000 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.

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

(18) Includes (i) 2,850 shares of Common Stock, (ii) 2,000 shares of Common Stock underlying our Series B Preferred Stock, (iii) 4,525 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 6,666 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and (iv) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 4,232 shares of common Stock at a price of $1.05 per share, 4,232 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 2,116 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 2,000 shares of Common Stock underlying our Series B Preferred Stock, (iii) 4,525 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 6,666 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and (iv) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 4,232 shares of common Stock at a price of $1.05 per share, 4,232 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 2,116 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(19) Represents 50,006 shares of Common Stock to be offered upon the exercise of the Consultant Warrants, of which all are included on this registration statement.

(20) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(21) Represents (i) 142,857 shares of Common Stock underlying the Series C Preferred Shares, (ii) 142,857 shares of Common Stock underlying the AC Warrants, and (iii) 71,430 shares of Common Stock underlying the BC Warrants. Included on this registration are 142,857 shares of Common Stock underlying the AC Warrants, and 71,430 shares of Common Stock underlying the BC Warrants. David R. Holdbrooke, Trustee and beneficiary exercises voting and dispositive power over the securities held by the Advocates Rx, Inc. Profit Sharing Plan.

(22) Represents (i) 95,238 shares of Common Stock underlying the Series C Preferred Shares, (ii) 95,238 shares of Common Stock underlying the AC Warrants, and (iii) 47,620 shares of Common Stock underlying the BC Warrants. Included on this registration are 95,238 shares of Common Stock underlying the AC Warrants and 47,619 shares of Common Stock underlying the BC Warrants.

(23) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(24) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

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

(25) Represents (i) 476,190 shares of Common Stock underlying the Series C Preferred Shares, (ii) 476,190 shares of Common Stock underlying the AC Warrants, and (iii) 238,100 shares of Common Stock underlying the BC Warrants. Included on this registration are 476,190 shares of Common Stock underlying the AC Warrants, and 238,100 shares of Common Stock underlying the BC Warrants. Michel Clemence exercises voting and dispositive power over the securities owned by Blue Sky Securities Limited.

(26) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(27) Represents (i) 71,429 shares of Common Stock underlying the Series C Preferred Shares, (ii) 71,429 shares of Common Stock underlying the AC Warrants, and (iii) 35,715 shares of Common Stock underlying the BC Warrants. Included on this registration are 71,429 shares of Common Stock underlying the AC Warrants, and 35,715 shares of Common Stock underlying the BC Warrants.Rima Salam, Director exercises voting and dispositive power over the securities held by Brivis Investments, Inc. Rima Salam disclaims beneficial ownership of the securities held by Brivis Investments, Inc.

(28) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(29) Represents (i) 47,619 shares of Common Stock underlying the AC Warrants and
     (ii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,619 shares of Common Stock underlying the BC Warrants. Evelyn J. Cann, Vice President, exercises voting and dispositive power over the securities held by Crypto Corporation.

(30) Represents (i) options to acquire 26,250 shares of Common Stock at a price of $1.25 per share, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(31) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants. John F. Derricott, Treasurer exercises voting and dispositive power over the securities held by Eastern Shore Investors.

(32) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(33) Represents (i) 47,619 shares of Common Stock underlying the AC Warrants, and (ii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants. Alex Jones exercises voting and dispositive power over the securities held by F&J Partnership.

(34) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants. Fred Hindler, trustee, exercises voting and dispositive power over the securities held by the Fred Hindler Revocable Trust.

(35) Represents (i) 142,857 shares of Common Stock underlying the Series C Preferred Shares, (ii) 142,857 shares of Common Stock underlying the AC Warrants, and (iii) 71,430 shares of Common Stock underlying the BC Warrants. Included on this registration are 142,857 shares of Common Stock underlying the AC Warrants, and 71,430 shares of Common Stock underlying the BC Warrants.

(36) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(37) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(38) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants. Frank E. Hart, David A Rapaport and Fred A. Basch exercise voting and dispositive power over the securities held by Generation Capital Associates.

(39) Not applicable.

(40) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(41) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(42) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(43) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(44) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

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

(45) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(46) Represents (i) 95,238 shares of Common Stock underlying the Series C Preferred Shares, (ii) 95,238 shares of Common Stock underlying the AC Warrants, and (iii) 47,620 shares of Common Stock underlying the BC Warrants. Included on this registration are 95,238 shares of Common Stock underlying the AC Warrants, and 47,620 shares of Common Stock underlying the BC Warrants.

(47) Represents (i) 10,000 shares of Common Stock, (ii) 14,286 shares of Common Stock underlying the Series C Preferred Shares, (iii) 14,286 shares of Common Stock underlying the AC Warrants, (iv) 7,143 shares of Common Stock underlying the BC Warrants and (v) shares of Common Stock underlying warrants issued to Mr. Wolfe as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 23,732 shares of Common Stock at a price of $1.05 per share, 23,732 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 11,866 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Included on this registration are 14,286 shares of Common Stock underlying the AC Warrants,
     (iv) 7,143 shares of Common Stock underlying the BC Warrants and (v) shares of Common Stock underlying warrants issued to Mr. Wolfe as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 23,732 shares of Common Stock at a price of $1.05 per share, 23,732 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 11,866 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Joe B. Wolfe has indicated that he is an affiliate the Placement Agent, a broker dealer and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(48) Represents (i) 10,000 shares of Common Stock, (ii) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (iii) 47,619 shares of Common Stock underlying the AC Warrants, and (iv) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(49) Represents (i) 12,380,940 shares of Common Stock underlying the Series C Preferred Shares, (ii) 12,380,940 shares of Common Stock underlying the AC Warrants, and (iii) 6,190,600 shares of Common Stock underlying the BC Warrants. Included on this registration are 12,380,940 shares of Common Stock underlying the AC Warrants, and 6,190,600 shares of Common Stock underlying the BC Warrants. Mr. Michel Escher, the owner of Private Structured Investment Company Ltd., the director of Iris Energy and Mr. Sean Browne exercises dispositive and voting power with respect to the shares of Common Stock owned by Iris Energy. Included on this registration are 12,380,940 shares of Common Stock underlying the AC Warrants and 6,190,600 shares of Common Stock underlying the BC Warrants. The number of shares that Iris Energy may beneficially own as set forth in this table after the offering does not include an aggregate of 11,080,940 shares of Common Stock underlying the Series C Preferred Stock, the AC Warrants and the BC Warrants due to provisions that cap the exercise or conversion of these securities.

(50) Represents (i) 9,500 shares of Common Stock, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants. John T. Cella has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(51) Represents (i) 238,095 shares of Common Stock underlying the Series C Preferred Shares, (ii) 238,095 shares of Common Stock underlying the AC Warrants, and (iii) 119,050 shares of Common Stock underlying the BC Warrants. Included on this registration are 238,095 shares of Common Stock underlying the AC Warrants, and 119,050 shares of Common Stock underlying the BC Warrants.

(52) Represents (i) 6,500 shares of Common Stock, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(53) Represents (i) 47,619 shares of Common Stock underlying the AC Warrants, and (ii) 23,810 shares of Common Stock underlying the BC Warrants, each of which is included on this registration statement. Kellogg Capital Group, LLC has indicated that it is a broker dealer and accordingly, may be deemed to be an underwriter. Further, Kellogg Capital Group, LLC has represented to the Company that the securities were bought in the ordinary course of business and it had no agreements or understandings, directly or indirectly with any person to distribute the securities. Charles K. Kellogg, Sr. Managing Member and Nicholas Cappellleri, Director of Finance and Operations exercises voting and dispositive power over the securities held by Kellogg Capital Group, LLC.

(54) Represents (i) 23,810 shares of Common Stock underlying the AC Warrants and
     (ii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(55) Represents (i) 10,000 shares of Common Stock, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(56) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(57) Represents (i) 95,238 shares of Common Stock underlying the AC Warrants, and (ii) 47,620 shares of Common Stock underlying the BC Warrants, each of which is included on this Registration Statement. Keith Goodman, Manager of the General Partner, exercises voting and dispositive power over the securities held by Nite Capital, LP.

(58) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants. Glenn E. Murer, Manager, exercises voting and dispositive power over the securities held by Operation Dogbone, LLC.

(59) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(60) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants.

(61) Represents (i) 690,485 shares of Common Stock, (ii) 238,095 shares of Common Stock underlying the Series C Preferred Shares, (iii) 238,095 shares of Common Stock underlying the AC Warrants, and (iv) 119,050 shares of Common Stock underlying the BC Warrants. Included on this registration are 238,095 shares of Common Stock underlying the AC Warrants, 119,050 shares of Common Stock underlying the BC Warrants and 100,000 shares acquired upon the exercise of the Company's Series B Warrants. The number of shares that Mr. Hill and his affiliates may beneficially own as set forth in this table after the offering does not include the shares of Common Stock underlying the Series C Preferred Stock, the AC Warrants and the BC Warrants due to provisions that cap the exercise or conversion of these securities.

(62) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants. Robert T. Kolb exercises voting and dispositive power over the securities held by the Robert T. Kolb Pension Plan & Trust.

(63) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants, (iv) 500,000 shares of Common Stock underlying the IR Warrants and (v) 258,500 shares of Common Stock owned by Mr. May. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, 23,810 shares of Common Stock underlying the BC Warrants and 500,00 shares of Common Stock underlying the IR Warrants.

(64) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(65) Represents (i) 9,524 shares of Common Stock underlying the Series C Preferred Shares, (ii) 9,524 shares of Common Stock underlying the AC Warrants, and (iii) 4,762 shares of Common Stock underlying the BC Warrants. Included on this registration are 9,524 shares of Common Stock underlying the AC Warrants, and 4,762 shares of Common Stock underlying the BC Warrants.

(66) Represents (i) 14,000 shares of Common Stock, (ii) 71,429 shares of Common Stock underlying the Series C Preferred Shares, (iii) 71,429 shares of Common Stock underlying the AC Warrants, and (iii) 35,715 shares of Common Stock underlying the BC Warrants. Included on this registration are 71,429 shares of Common Stock underlying the AC Warrants, and 35,715 shares of Common Stock underlying the BC Warrants.

(67) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Included on this registration are 23,810 shares of Common Stock underlying the AC Warrants, and 11,905 shares of Common Stock underlying the BC Warrants. Samuel M. Grinspan Ttee exercises voting and dispositive power over the securities held by the Grinspan-Ernst Profit Sharing Plan.

(68) Represents (i) 9,524 shares of Common Stock underlying the Series C Preferred Shares, (ii) 9,524 shares of Common Stock underlying the AC Warrants, and (iii) 4,762 shares of Common Stock underlying the BC Warrants. Included on this registration are 9,524 shares of Common Stock underlying the AC Warrants, and 4,762 shares of Common Stock underlying the BC Warrants.

(69) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(70) Represents (i) 47,619 shares of Common Stock underlying the AC Warrants, and (ii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants. Kenneth Orr, Managing Director exercises voting and dispositive power over the securities held by the Triumph Small Cap Fund Inc.

(71) Represents (i) 516,724 shares of Common Stock, (ii) 4,761,900 shares of Common Stock underlying the Series C Preferred Shares, (iii) 4,761,900 shares of Common Stock underlying the AC Warrants, and (iv) 2,381,000 shares of Common Stock underlying the BC Warrants. Adam Benowitz exercises voting and dispositive power over the securities held by the Vision Opportunity Master Fund, Ltd. Included on this registration are 4,761,900 shares of Common Stock underlying the AC Warrants, 2,381,000 shares of Common Stock underlying the BC Warrants and 194,109 shares acquired upon the exercise of the Company's Series B Warrants. Mr. Benowitz disclaims beneficial ownership of the securities held by the Vision Opportunity Master Fund, Ltd. The number of shares that the Vision Opportunity Master Fund, Ltd. may beneficially own as set forth in this table after the offering does not include 3,403,624 shares of Common Stock underlying the Series C Preferred Stock, the AC Warrants and the BC Warrants due to provisions that cap the exercise or conversion of these securities.

(72) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Included on this registration are 47,619 shares of Common Stock underlying the AC Warrants, and 23,810 shares of Common Stock underlying the BC Warrants.

(73) Represents shares of Common Stock underlying warrants issued to Mr. Louise as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 55,375 shares of Common Stock at a price of $1.05 per share, 55,375 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 27,688 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants, each of which is included on this registration statement. Mr. Louise has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(74) Represents shares of Common Stock underlying warrants issued to Mr. Corrubia as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 53,571 shares of Common Stock at a price of $1.05 per share, 53,571 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 26,786 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants, each of which is included on this registration statement. Mr. Corrubia has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(75) Represents shares of Common Stock underlying warrants issued to Mr. Price as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 79,007 shares of Common Stock at a price of $1.05 per share, 79,007 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 39,503 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants, each of which is included on this registration statement. Mr. Price has indicated that he is an employee and an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(76) Includes (i) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (ii) 253,846 shares of Common Stock underlying the Series B Preferred Stock, and (iii) shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Chris H. Pauli, Managing Member of the General Partner of Crown Investment Partners, LP exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Investment Partners, LP. The shares being registered on this registration statement consist of 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(77) Includes 56,587 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures each of which is included on this registration statement. Chris H. Pauli, the President of the Crown Advisors #5 exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Advisors #5.

(78) Includes (i) 5,556 shares of Common Stock, (ii) 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Partners, L.P. The shares being registered on this registration statement consist of 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(79) Includes (i) 5,556 shares of Common Stock, (ii) 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Investors (Bermuda), L.P. The shares being registered on this registration statement consist of 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(80) Includes (i) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (ii) 100,000 shares of Common Stock underlying the Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CIF Unconventional Value Portfolio. The shares being registered on this registration statement consist of 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(81) Includes (i) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CTF Unconventional Value Portfolio. The shares being registered on this registration statement consist of 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(82) Includes (i) 44,192 shares of Common Stock, (ii) 113,174 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock. The shares of Common Stock underlying the Series B Preferred Stock is held jointly with Donald W. Stevenson. The shares being registered on this registration statement consist of 75,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(83) Includes (i)389 shares of common stock and (ii) 5,282 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Michael G. Mezzapelle, Manager of Goliath Holdings, LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Goliath Holdings, LLC. The shares being registered on this registration statement consist of 3,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(84) Includes (i) 694 shares of Common Stock, (ii) 28,294 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 80,000 shares of Common Stock underlying the Series B Preferred Stock, (iv) 23,810 shares of Common Stock Underlying our Series C Preferred Stock, (v) 23,810 shares of Common under Underlying our AC Warrants and (vi) 11,905 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 28,294 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 23,810 shares of Common under Underlying our AC Warrants and (vi) 11,905 shares of Common Stock underlying our BC Warrants.

(85) Includes (i) 1,960 shares of Common Stock, (ii) 7,545 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 20,000 shares of Common Stock underlying the Series B Preferred Stock. The shares being registered on this registration statement consist of 5,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Mr. Deutsch has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(86) Includes 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures of which the shares being registered on this registration statement consist of 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(87) Includes (i) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and (ii) 1,389 shares of Common Stock owned by this selling shareholder. The shares being registered on this registration statement consist of 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(88) Includes (i) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and (ii) 1,389 shares of Common Stock owned by this selling shareholder. The shares being registered on this registration statement consist of 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(89) Includes (i) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and (ii) 1,389 shares of Common Stock owned by this selling shareholder. The shares being registered on this registration statement consist of 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(90) Includes 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(91) Includes (i) 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (ii) 14,286 shares of Common Stock Underlying our Series C Preferred Stock, (iii) 14,286 shares of Common under Underlying our AC Warrants, (iv) 7,143 shares of Common Stock underlying our BC Warrants. Karol Kolouszek exercises dispositive and voting power with respect to the shares of Common Stock owned by the PABC Investment Fund, LLC. The shares being registered on this registration statement consist of 9, 432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 14,286 shares of Common under underlying our AC Warrants, and 7,143 shares of Common Stock underlying our BC Warrants.

(92) Includes (i) 15,283 shares of Common Stock and (ii) 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Mr. McGovern has indicated that he was previously an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(93) Includes (i) 77,125 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and (ii) 700 shares of Common Stock. The shares being registered on this registration statement consist of 37,125 shares of Common Stock acquired upon the exercise of a placement agent warrant to acquire units that included shares of the Company's Series B Preferred Stock. Mr. Luskind was an officer of the Placement Agent and previously represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(94) Represents: (i) 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, (ii) 23,810 shares of Common Stock Underlying our Series C Preferred Stock, (iii) 23,810 shares of Common Stock under underlying our AC Warrants and (iv) 11,905 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 23,810 shares of Common under underlying our AC Warrants and 11,905 shares of Common Stock underlying our BC Warrants.

(95) Represents: (i) 30,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and (ii) 33,300 shares of Common Stock. The shares being registered on this registration statement consist of 33,000 shares of Common Stock acquired upon the exercise of our Series B Warrants.

(96) Represents 340,878 shares of Common stock of which 249,761 shares of common stock acquired upon the exercise of our Series B Warrants are included on this Registration Statement. Luke Fichthorn and John Fichthorn have voting and dispositive power over the shares of Common Stock held by Dialectic Antithesis Offshore, Ltd.

(97) Represents 335,841 shares of Common stock of which 176,963 shares of common stock acquired upon the exercise of our Series B Warrants are included on this Registration Statement. Luke Fichthorn and John Fichthorn have voting and dispositive power over the shares of Common Stock held by Dialectic Antithesis Partners LP.

(98) Represents 124,000 shares of Common Stock. The shares being registered on this registration statement consist of 90,000 shares of Common Stock acquired upon the exercise of our Series B Warrants.

(99) Represents (i) 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and (ii) 58,725 shares of Common Stock. The shares being registered on this registration statement consist of 48,163 shares of Common Stock acquired upon the exercise of our Series B Warrants.

(100) Represents (i) 319,270 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and (ii) 350,824 shares of Common Stock acquired upon the exercise of our Series B Warrants. E. Jeffrey Peierls has voting and dispositive power over the shares of Common Stock held by the Peierls Foundation, Inc.

(101) Represents (i) 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and (ii) 81,393 shares of Common Stock acquired upon the exercise of our Series B Warrants.

                                  LEGAL MATERS

      The validity of the common stock offered by this prospectus is being passed upon by Schlueter & Associates, P.C.

                                     EXPERTS

      The consolidated financial statements of New Frontier Energy, Inc. included in this registration statement have been audited by Stark Winter Schenkein & Co., LLP, to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

      Information derived from the report by Norwest Questa Engineering, Corp., in independent petroleum engineering firm, with respect to the Company's estimated reserves incorporated in this prospectus have been so incorporated in reliance on the authority of said firm as experts with respect to such matters contained in their report.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      The validity of the shares of the Company's Common Stock offered by this prospectus will be passed on by Schlueter & Associates, P.C., as counsel to the Company. Henry F. Schlueter, managing director of Schlueter & Associates, P.C. was granted non-qualified stock options to acquire 70,000 shares of the Company's Common Stock, of which as of May 13, 2008 he is deemed to be the beneficial owner of 61,250 shares of Common Stock underlying these options. David Stefanski, an attorney at Schlueter & Associates, P.C. is a selling shareholder named in this prospectus and owns 23,810 shares of Common Stock underlying the Series C Preferred Stock, 23,810 shares of Common Stock underlying the AC Warrants and 11,905 shares of Common Stock underlying the BC Warrants and was granted non-qualified stock options to acquire 30,000 shares of the Company's Common Stock, of which as of May 13, 2008 he is deemed to be the beneficial owner of 26,250 shares of Common Stock underlying these options.

      Except as set for the above, no expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation provide that directors, officers, employees and agents shall be indemnified by us to the fullest extent authorized by the Colorado Business Corporation Act.

      Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

      We have filed with the Securities and Exchange Commission a registration statement on Form S-1, under the Securities Act with respect to the securities offered under this Prospectus. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of New Frontier Energy, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

      No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by New Frontier Energy, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

                              FINANCIAL STATEMENTS



                            NEW FRONTIER ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED FEBRUARY 29, 2008



                                TABLE OF CONTENTS

                                                                            Page
                                                                        ----

Report of Independent Registered Public Accounting Firm                  F-1

Consolidated Financial Statements
     Balance Sheet                                                       F-2
     Statements of Operations                                            F-3
     Statements of Changes in Stockholders' Equity                       F-4
     Statements of Cash Flows                                            F-5

Notes to Consolidated Financial Statements                               F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





Shareholders and Board of Directors
New Frontier Energy, Inc.


We have audited the accompanying consolidated balance sheet of New Frontier Energy, Inc. as of February 29, 2008, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended February 29, 2008 and February 28, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Frontier Energy, Inc. as of February 29, 2008, and the results of its operations, and its cash flows for the years ended February 29, 2008 and February 28, 2007, in conformity with accounting principles generally accepted in the United States of America.



/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------
Denver, Colorado
May 20, 2008

                            NEW FRONTIER ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                February 29, 2008

                                     ASSETS
CURRENT ASSETS
      Cash                                                              $  3,602,939
      Accounts receivable, trade                                             972,292
      Prepaid expenses                                                       306,680
                                                                        ------------
           Total current assets                                            4,881,911
                                                                        ------------

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $1,342,734                                             21,134,412
                                                                        ------------

OTHER ASSETS
      Deposits                                                               193,300
                                                                        ------------

                                                                        $ 26,209,623
                                                                        ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                  $    809,397
      Notes payable, affiliates                                              806,250
      Current portion of long term debt                                       34,020
      Dividends payable                                                    1,523,536
      Accrued expenses                                                       308,066
      Accrued interest                                                         2,672
      Accrued interest, affiliates                                             3,534
      Accounts payable, affiliates                                            48,459
                                                                        ------------
           Total current liabilities                                       3,535,934
                                                                        ------------

LONG TERM LIABILITIES

      Long term debt                                                         826,151
      Asset retirement obligation                                            290,000

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                 393,592

STOCKHOLDERS' EQUITY
      Preferred stock, $.001 par value, 25,000,000 shares authorized:
         Series A Convertible, 100,000 shares authorized
         none issued and outstanding                                              --
         Series B Convertible, 36,036 shares authorized
         24,675 issued and outstanding                                            25
         Series C Convertible, 230,000 shares authorized
         219,500 issued and outstanding                                          220
      Common stock, $.001 par value, 500,000,000 shares authorized,
         10,178,078 shares issued and outstanding                             10,178
      Additional paid in capital                                          39,710,397
      Accumulated (deficit)                                              (18,556,874)
                                                                        ------------
                                                                          21,163,946
                                                                        ------------
                                                                        $ 26,209,623
                                                                        ============

        See accompanying notes to the consolidated financial statements.


                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      Year Ended
                                                        February 29,   February 28,
                                                            2008          2007
                                                        -----------    -----------
Operating revenues
       Oil and gas sales                                $   622,442    $   238,385
       Gathering fees                                       135,297        122,796
                                                        -----------    -----------
                                                            757,739        361,181
                                                        -----------    -----------

Operating expenses
       Exploration costs, including dry holes               249,848        205,713
       Lease operating expenses                           1,498,829        642,253
       Cost of gas gathering                                    833          2,578
       General and administrative                         2,222,795      1,546,716
       General and administrative, stock compensation     2,311,000      1,389,617
       Depreciation, depletion and amortization             731,835        319,904
                                                        -----------    -----------
            Total operating expenses                      7,015,140      4,106,781
                                                        -----------    -----------

(Loss) from operations                                   (6,257,401)    (3,745,600)
                                                        -----------    -----------

Other income (expense)
       Interest income                                      362,719         88,882
       Gain (loss) on sale of assets                             --         95,127
       Interest expense                                     (83,172)       (90,214)
       Debt issuance costs, non-cash                       (365,517)      (905,957)
                                                        -----------    -----------
            Other income (expense), net                     (85,970)      (812,162)
                                                        -----------    -----------

(Loss) before income taxes                               (6,343,371)    (4,557,762)
                                                        -----------    -----------

Income taxes
       Current                                                   --             --
       Deferred                                                  --             --
                                                        -----------    -----------
                                                                 --             --
                                                        -----------    -----------

Minority interest in net (income) loss of
       consolidated subsidiary                              (58,631)       (16,007)
                                                        -----------    -----------

Net (loss)                                               (6,402,002)    (4,573,769)
Preferred stock dividends and distributions
       to minority interests                               (961,379)      (505,700)
                                                        -----------    -----------

Net (loss) attributable to common shareholders          $(7,363,381)   $(5,079,469)
                                                        ===========    ===========

Net (loss) per common share
       Basic and diluted                                $     (0.89)   $     (0.92)
                                                        ===========    ===========

Weighted average shares outstanding
       Basic and diluted                                  8,259,108      5,526,142
                                                        ===========    ===========


        See accompanying notes to the consolidated financial statements.


                           NEW FRONTIER ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               YEARS ENDED FEBRUARY 28, 2007 AND FEBRUARY 29, 2008



                                                      Series A Preferred    Series B Preferred    Series C Preferred
                                                        $.001 Par Value      $.001 Par Value       $.001 Par Value
                                                       Shares     Amount    Shares      Amount    Shares      Amount
                                                     ---------    -------  ----------   ------   --------   --------
Balance February 28, 2006                               50,000    $    50   30,657.25   $  31          --   $     --

   Issuance of common stock for services                    --         --       --         --          --         --
   Conversion of Series A Preferred Stock
   and accrued dividends to common stock               (50,000)       (50)      --         --          --         --
   Conversion of Series B Preferred to common stock         --         --   (2,167)        (3)         --         --
   Exercise Series B Common Stock warrants                  --         --       --         --          --         --
   Exercise of common stock warrants                        --         --       --         --          --         --
   Exercise of common stock options                         --         --       --         --          --         --
   Intrinsic value of convertible debt                      --         --       --         --          --         --
   Issuance  of common stock warrants                       --         --       --         --          --         --
   Conversion of convertible debt and interest
     to common stock                                        --         --       --         --          --         --
   Issuance of Series C Preferred Stock                     --         --       --         --     222,250        222
   Series C preferred stock issuance costs                  --         --       --         --          --         --
   Timing differences due to subsidiary year end            --         --       --         --          --         --
   Preferred stock dividends                                --         --       --         --          --         --
   Distribution from consolidated entity (Note 1)           --         --       --         --          --         --
   Net (loss) for the year                                  --         --       --         --          --         --
                                                     ---------    -------  ----------   ------   --------   --------
Balance February 28, 2007                                   --         --      28,490      28     222,250        222

   Conversion of Series B Preferred to common stock         --         --      (4,335)      (4)        --         --
   Exercise Series B Common Stock warrants                  --         --          --       --         --         --
   Conversion of Series C Preferred to common stock         --         --          --       --     (2,750)        (2)
   Conversion of convertible debt and interest
    to common stock                                         --         --          --       --         --         --
   Issuance  of common stock warrants                       --         --          --       --         --         --
   Exercise placement agent warrants                        --         --         520        1         --         --
   Series C preferred stock issuance costs                  --         --          --       --         --         --
   Minority interest in consolidated subsidiary             --         --          --       --         --         --
   Timing differences due to subsidiary year end            --         --          --       --         --         --
   Preferred stock dividends                                --         --          --       --         --         --
   Distribution from consolidated entity (Note 1)           --         --          --       --         --         --
   Net (loss) for the year                                  --         --          --       --         --         --
                                                     ---------    -------  ----------   ------   --------   --------
Balance February 29, 2008                                   --    $    --      24,675   $   25    219,500   $    220
                                                     =========    =======  ==========   ======   ========   ========


                            NEW FRONTIER ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               YEARS ENDED FEBRUARY 28, 2007 AND FEBRUARY 29, 2008
                                    CONTINUED


                                                           Common Stock       Additional
                                                           $.001 Par Value     Paid-in     Accumulated
                                                       Shares         Amount   Capital      (Deficit)          Total
                                                      -----------    ------- ------------  ------------    ------------
Balance February 28, 2006                              4,078,819     $ 4,078  $ 9,994,442  $ (6,114,024)   $  3,884,577

   Issuance of common stock for services                   4,000           4        8,196            --           8,200
   Conversion of Series A Preferred Stock
   and accrued dividends to common stock                 395,806         396        6,928            --           7,274
   Conversion of Series B Preferred to common stock      333,423         334         (331)           --              --
   Exercise Series B Common Stock warrants             1,159,914       1,160    1,599,520            --       1,600,680
   Exercise of common stock warrants                      37,500          37       56,213            --          56,250
   Exercise of common stock options                       28,667          29       21,471            --          21,500
   Intrinsic value of convertible debt                        --          --       33,451            --          33,451
   Issuance  of common stock warrants                         --          --    1,381,417            --       1,381,417
   Conversion of convertible debt and interest
     to common stock                                      19,064          19       22,856            --          22,875
   Issuance of Series C Preferred Stock                       --          --   22,224,778            --      22,225,000
   Series C preferred stock issuance costs                    --          --     (401,326)           --        (401,326)
   Timing differences due to subsidiary year end              --          --       35,492            --          35,492
   Preferred stock dividends                                  --          --           --      (461,585)       (461,585)
   Distribution from consolidated entity (Note 1)             --          --           --       (44,117)        (44,117)
   Net (loss) for the year                                    --          --           --    (4,573,769)     (4,573,769)
                                                      -----------    -------  -----------  ------------    ------------
Balance February 28, 2007                              6,057,193       6,057   34,983,107   (11,193,495)     23,795,919

   Conversion of Series B Preferred to common stock       666,924        667         (663)           --             --
   Exercise Series B Common Stock warrants                686,753        687      761,609            --        762,296
   Conversion of Series C Preferred to common stock       261,904        262         (260)           --             --
   Conversion of convertible debt and interest
    to common stock                                     2,505,304      2,505    2,703,774            --      2,706,279
   Issuance  of common stock warrants                          --         --    2,311,000            --      2,311,000
   Exercise placement agent warrants                           --         --       51,999            --         52,000
   Series C preferred stock issuance costs                     --         --      (34,709)           --        (34,709)
   Minority interest in consolidated subsidiary                --         --   (1,075,000)           --     (1,075,000)
   Timing differences due to subsidiary year end               --         --        9,540            --          9,540
   Preferred stock dividends                                   --         --           --      (879,074)      (879,074)
   Distribution from consolidated entity (Note 1)              --         --           --       (82,303)       (82,303)
   Net (loss) for the year                                     --         --           --    (6,402,002)    (6,402,002)
                                                      -----------    -------  -----------  ------------    ------------
Balance February 29, 2008                              10,178,078    $10,178  $39,710,397  $(18,556,874)   $ 21,163,946
                                                      ============   =======  ===========  ============    ============


        See accompanying notes to the consolidated financial statements.

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Year Ended
                                                                          February 29,    February 28,
                                                                              2008           2007
                                                                          ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                            $ (6,402,002)   $ (4,573,769)
    Adjustments to reconcile net (loss) to net cash
      (used in) operating activities:
        Depreciation, depletion and amortization                               731,835         319,904
        Debt issuance costs, noncash                                           365,517         905,957
        Minority interest in net income  (loss) of
          consolidated subsidiary                                               58,631          16,007
         Interest on convertible debenture                                      15,428          15,838
        Stock compensation                                                   2,311,000       1,389,617
        (Increase) decrease in assets:
           Accounts receivable, trade                                         (603,348)       (314,889)
           Prepaid expense                                                     273,294        (551,663)
        Increase (decrease) in liabilities:
           Accounts payable                                                    160,896        (122,226)
           Accrued expenses                                                     40,210         395,159
                                                                          ------------    ------------

      Net cash (used in) operating activities                               (3,048,539)     (2,520,065)
                                                                          ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Increase in other assets                                                  (160,000)        (33,300)
    Purchase of property and equipment                                      (5,493,729)     (8,923,915)
                                                                          ------------    ------------

      Net cash (used in) investing activities                               (5,653,729)     (8,957,215)
                                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Payment of  convertible debentures                                         (30,000)             --
    Payment of  convertible debentures affiliate                              (608,194)             --
    Proceeds from notes payable                                                     --         600,000
    Payment of notes payable                                                   (21,079)             --
    Proceeds from common stock warrant conversions                             762,296       1,678,430
    Proceeds from issuance of preferred stock                                       --      21,625,000
    Preferred stock dividends paid                                            (111,692)        (37,983)
    Issuance of common stock                                                    52,000              --
    Cost of issuance of equity for cash                                        (34,709)       (401,326)
    Purchase of minority interest                                             (268,750)             --
    Minority interest in subsidiary                                            (76,596)         35,492
    Distributions to minority interest holders in
     consolidated subsidiary                                                   (82,303)        (44,117)
                                                                          ------------    ------------

      Net cash provided by (used in) financing activities                     (419,027)     23,455,496
                                                                          ------------    ------------

INCREASE (DECREASE) IN CASH                                                 (9,281,595)     11,978,216

BEGINNING BALANCE                                                           12,724,234         746,018
                                                                          ------------    ------------

ENDING BALANCE                                                            $  3,442,639    $ 12,724,234
                                                                          ============    ============

Cash paid for income taxes                                                $         --    $         --
                                                                          ============    ============
Cash paid for interest                                                    $     73,847    $         --
                                                                          ============    ============

Supplemental schedule of non-cash investing and financing activities:

      Series B preferred stock converted to common stock                  $        667    $        333
      Series A preferred stock converted to common stock                  $         --    $        385
      Series A preferred stock dividends converted to common stock        $         --    $      7,274
      Intrinsic value of conversion feature of convertible debt           $         --    $     33,451
      Conversion of convertible debentures and interest to common stock   $  2,706,279    $     22,876
      Purchase of facility with a note payable                            $    881,250    $         --
      Purchase of general partnership interest in subsidiary              $    806,250    $    608,194
      Convertible debt conversion to Series C preferred stock             $         --    $    600,000

        See accompanying notes to the consolidated financial statements.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION

New Frontier Energy, Inc. (or the "Company") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March 2001 the Company changed its name to New Frontier Energy, Inc. The Company is an oil and gas exploration company operating primarily in Colorado and Wyoming.

Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming until June 30, 2003.

On June 30, 2003, Wyoming's Board of Directors approved a dividend in the form of the common stock of its subsidiary, New Frontier. The dividend was paid in the form of one share of New Frontier common stock for every four shares of common stock of Wyoming. Shareholders of record of Wyoming as of the close of business on June 30, 2003, the record date, were issued a certificate representing one share of New Frontier for each four shares of Wyoming they held at that date.

The Company owns 82.76% of the limited partnership interests (the "Limited Partnership Interests") and 100% of the general partnership interest in Slater Dome Gathering, LLLP ("SDG"). SDG owns the 18-mile gas gathering line that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. SDG is considered a variable interest entity under Financial Accounting Standards Board ("FASB") Interpretation No. 46-R, "Consolidation of Variable Interest Entities." FIN 46-R, and has been consolidated into our financial statements, effective March 31, 2005. The gathering line was completed on June 3, 2005. The Company began selling gas in June 2005. SDG, a calendar year-end company, was formed on September 1, 2004, and was inactive until it received its initial funding on May 18, 2005. In December 2007, the Company purchased the general partner interests in SDG from an affiliate. SDG is treated as an 87.07% owned subsidiary.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and those of SDG. All significant inter-company accounts and transactions have been eliminated.

In December 2003, the FASB issued FIN No. 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company consolidated SDG under the provisions of FIN No. 46-R through December 2007, when SDG became an 87.07% owned subsidiary through the purchase of all of its general partner interests (see Note 2).

SDG has a calendar year end of December 31, 2007, which is consolidated with the Company effective February 29, 2008. Any timing differences are recorded as additional paid-in capital in the accompanying financial statements.

REVENUE RECOGNITION

The Company records revenues from the sales of natural gas and oil delivery to the customer has occurred and title has transferred. This occurs when natural gas or oil has been delivered to a pipeline or a tank lifting has occurred. The Company receives payment from one to three months after delivery. At the end of each month, the Company estimates the amount of production delivered to purchasers and the price to be received. Variances between estimated revenue and actual payment are recorded in the month the payment is received. However, differences have been insignificant.

ACCOUNTS RECEIVABLE

The Company uses the direct write-off method for bad debts; this method expenses uncollectible accounts in the year they become uncollectible. Any difference between this method and the allowance method is not material.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

NET INCOME (LOSS) PER COMMON SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates of oil and gas reserve quantities provide the basis for calculation of depletion, depreciation, and amortization, and impairment, each of which represents a significant component of the financial statements. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents. The Company places its cash equivalents with a high credit quality financial institution. The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At February 29, 2008, the Company's uninsured cash balance was $708,320.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 29, 2008. The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, notes payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand. The carrying value of the Company's long-term debt approximates its fair value based on current market conditions for similar debt instruments.

ACCOUNTING FOR OIL AND GAS ACTIVITIES

The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties, and exploratory dry hole drilling costs are expensed. Development costs, including the costs to drill and equip development wells and successful exploratory drilling costs that locate proved reserves are capitalized. In addition, the Company limits the total amount of unamortized capitalized costs to the value of future net revenues, based on current prices and costs.

Unproved oil and gas properties are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance together with a charge to operations.

Revenues from the sale of oil and gas production are recognized when title passes, net of royalties.

DEPRECIATION AND DEPLETION

Depreciation and depletion of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves. Uncompleted wells and equipment are reflected at the Company's incurred cost and represent costs of drilling and equipping oil and gas wells that are not completed as of the balance sheet date. The costs of unproved leases, which become productive, are reclassified to proved properties when proved reserves are discovered in the property. Unproved oil and gas interests are carried at original acquisition costs, including filing and title fees.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

REAL PROPERTY AND EQUIPMENT

Real property and equipment consists of furniture, fixtures and equipment and are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five to seven years.

The gas gathering line is recorded at cost and is being depreciated on a straight-line basis over an estimated 20 year useful life. The useful life may be limited to the useful life of current and future recoverable reserves serviced by the pipeline.

Maintenance and repairs are charged to expense as incurred.

Real property consists of the Steamboat Property and is depreciated over its estimated useful life of 30 years

IMPAIRMENT OF LONG LIVED ASSETS

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS No. 144, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties. The Company's evaluation has not resulted in a charge to operations for impairment in either fiscal 2008 or 2007.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" and FASB Interpretation No. 48--Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No 109 ("FIN 48"), which require the liability method of accounting for income taxes. The liability method requires the recognition of deferred tax assets and liabilities for future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with SFAS No. 123(R), "Share-based Payment" ("SFAS No. 123R") which requires companies to measure all stock compensation awards using a fair value method and recognize the related compensation cost in its financial statements. This statement replaces SFAS No. 123 "Accounting for Stock Based Compensation," and supersedes ABP Opinion No. 25, "Accounting for Stock Issued to Employees." Beginning with the Company's quarterly period that began on March 1, 2006, the Company adopted the provisions of SFAS No. 123R and is required to expense the fair value of employee stock options and similar awards in the financial statements.

MAJOR CUSTOMERS

Sales to three major unaffiliated customers for the year ended February 29, 2008 were $461,700 (61% of sales), $160,742 (21% of sales) and $135,297 (18% of sales), respectively. Sales to one major unaffiliated customer for the year ended February 28, 2007 was $198,872 (55% of sales). Accounts receivable from two major unaffiliated customers at February 29, 2008 were $651,212 (67% of accounts receivable) and $100,459 (11% of accounts receivable). The Company, however, believes that it is not dependent upon any of these customers due to the nature of its product. The terms of the sales agreement provide the Company may terminate by giving written notice thirty days prior to the anniversary date of the agreement.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

DEBT WITH DETACHABLE WARRANT AND/OR BENEFICIAL CONVERSION FEATURE

The Company accounts for the issuance of detachable stock purchase warrants in accordance with Accounting Principles Board Opinion No. 14 ("APB No. 14"), whereby the fair value of the debt and the detachable warrants are separately measured and the proceeds from the debt are allocated on a pro-rata basis to both the debt and the detachable warrants. The resulting discount from the fair value of the debt allocated to the warrant, which is accounted for as paid-in capital, is amortized over the estimated life of the debt.

In accordance with the provisions of Emerging Issues Task Force ("EITF") Issue No. 98-5 and EITF No. 00-27, a portion of the proceeds received are allocated to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying common stock on the date the debt is issued. In addition, the detachable stock purchase warrants proceeds are first allocated to the stock purchase warrants and the debt, and then the resulting debt proceeds are allocated between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt. The discount resulting from the beneficial conversion feature is amortized over the estimated life of the debt.

ASSET RETIREMENT OBLIGATIONS

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and normal use of the asset. The Company's asset retirement obligations relate primarily to the retirement of oil and gas properties and related production facilities, lines, and other equipment used in the field operations, together with the gas gathering pipeline. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset. This additional carrying amount is then depreciated over the life of the asset. The liability increases due to the passage of time based on the time value of money until the obligation is settled.

The Company recognized $150,000 and $77,300 implementing SFAS No. 143 for the fiscal years ended February 29, 2008 and February 28, 2007, respectively, in oil and gas properties reflected in the present value of the future asset retirement obligation, and an offsetting increase in liabilities represents the establishment of an asset retirement obligation liability.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB released FASB Interpretation No. 48--Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No 109 ("FIN 48"). FIN 48 clarifies the accounting and reporting for uncertainties in income taxes recognized in an enterprise's financial statements in accordance with Statement of Financial Accounting Standards No 109--Accounting for Income Taxes ("SFAS 109") and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006 with the impact of adoption to be reported as a cumulative effect of an accounting change. The Company adopted FIN 48 effective March 1, 2007. The adoption of this accounting principle did not have an effect on the Company's financial position, results of operations or cash flows.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115." ("SFAS 159") SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of SFAS 159 will become effective as of the beginning of the fiscal year that begins March 1, 2008. The adoption of these new requirements is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

In December 2007 the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141R"), which replaces FASB Statement No. 141. SFAS No. 141R will change how business acquisitions are accounted for and will impact financial statements on both the acquisition date and in subsequent periods. SFAS No. 141R is effective as of the beginning of an entity's fiscal year that begins after December 15, 2008. The Company is in the process of evaluating the impact, if any, of adopting this pronouncement.

In December 2007 the FASB issued SFAS No. 160"Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51" ("SFAS No. 160"). SFAS No. 160 will change the accounting and reporting for minority interests, which, will be recharacterized as noncontrolling interests and classified as a component of equity. This statement is effective as of the beginning of an entity's first fiscal year beginning after December 15, 2008. The Company is in the process of evaluating the impacts, if any, of adopting this pronouncement.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities." The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet determined the impact, if any, of SFAS 161 on its consolidated financial statements.

RECLASSIFICATIONS

Certain amounts reported in the Company's financial statements for the year ended February 28, 2007, may have been reclassified to conform to the current year presentation.

2. SLATER DOME GATHERING, LLLP

Effective December 31, 2007 the Company entered into a Purchase and Sale Agreement with Natural Resource Group Gathering, LLC ("NRGG"), whereby the Company increased its investment in Slater Dome Gathering, LLLP ("SDG") by acquiring the general partner's interest for $1,075,000 consisting of $268,750 in cash and executing a promissory note in the amount of $806,250. The Note bears interest at a rate of 2.5% per annum and is payable in quarterly installments of $201,562.50 plus interest and is due December 31, 2008. At the option of the Company, quarterly payments may be deferred until the maturity date. As a result, the Company owns the 25% general partner's interest together with 82.76% of the Class A limited partnership interests in SDG. The Company will receive 84.487% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 87.07% of cash distributions thereafter.

The purchase price was based on a valuation analysis of the gathering line by an independent consulting firm that provides engineering project management, due diligence and expert witness services to the oil and gas pipeline industry.

Through December 31, 2007, SDG is considered a variable-interest entity under FIN No. 46-R and has been consolidated in the Company's financial statements.

SDG is considered a variable-interest entity under FIN No. 46-R and has been consolidated effective March 31, 2005.

The Company executed SDG's limited liability limited partnership agreement (the "Partnership Agreement"). The Partnership Agreement provides that distributions will be allocated (i) first, to the Company as the General Partner in the amount of the Out-of-Pocket Costs (as defined in the Partnership Agreement) to reimburse the Company as the General Partner for such costs; (ii) second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests), as defined in the Partnership Agreement and 10% shall be distributed to the Company as the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement") of all of the Limited Partners is reduced to zero; and (iii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the Company as the General Partner. Distributions shall be distributed at such time or times as the Company as the General Partner shall determine in its sole discretion. The General Partnership interest has a 10% and 25% carried interest before and after payout respectively. The Company receives 2% of gross receipts as a management fee. Further, the Company, along with the other working interest owners at the property located at the Slater Dome Prospect, have agreed to pay SDG a fee of $0.50 per million British Thermal Units ("MMBtu") of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate their gas to the gathering pipeline. The producers at the Slater Dome Prospect have entered into a ten year agreement with SDG whereby each producer agrees to deliver a minimum daily quantity ("MDQ") of gas during the first five years following the date the line starts transporting gas. The following table summarizes the MDQ requirements:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

                               Minimum Producers' Aggregate
                  Year            MDQ/MMBtu Quantities
                    1                     1,500
                    2                     2,000
                    3                     4,000
                    5                     5,000
                    6                     6,000
                    7                     7,000
                    8                     8,000
                    9                     9,000
                    10                    10,000


The producers have agreed to guarantee two-thirds of the original construction costs amounting to $2,609,841 through producers' payment of gathering fees. The fees may be increased to cover annual calculations of shortfalls from the MDQ; the fee may be increased at the end of each of the first four years beginning June 3, 2005. If the total gathering revenue for the preceding year is less than two-thirds of the construction costs divided by five, SDG may increase the gathering fee for the year immediately following the year in which the shortfall occurs by the dollar amount per MMBtu necessary to make up the monetary equivalent of the annual shortfall. In the event the total gathering revenue for the proceeding year is greater than two-thirds of the construction costs divided by five, SDG will credit such excess to the following year's comparison.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

     Natural gas gathering line                    $  2,600,164
     Proved oil and gas properties                    8,469,524
     Unproved oil and gas properties                  9,873,660
     Real property, furniture and equipment           1,533,798
                                                   ------------
                                                     22,477,146
     Less accumulated depreciation and depletion     (1,342,734)
                                                   ------------

     Net property and equipment                    $ 21,134,412
                                                   ============

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

Effective November 3, 2006, the Company entered into a Purchase and Sale Agreement (the "Cedar Ridge Agreement") with Cedar Ridge, LLC. ("Cedar Ridge"), whereby the Company acquired Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells together with 33,949 net acres in the Slater Dome Field, which was closed effective December 14, 2006. The purchase price for Cedar Ridge's interest was $8,000,000. In the transaction, The Company acquired estimated proved reserves of 8,214,000 MCF of natural gas, according to an independent reservoir engineering firm. After the transaction was completed the Company owned a 66.66667% working interest in the Slater Dome field and became the operator.

Total depreciation and depletion of property and equipment amounted to $731,835 and $319,904 for the years ended February 29, 2008, and February 28, 2007, respectively.

4. LONG-TERM DEBT

On June 15, 2007, the Company acquired a facility (the "Steamboat Property") to be used as a field office and provide lodging while Company personnel are working the Slater Dome Field area. The purchase price for the Steamboat Property was $1,175,000. In connection with the purchase of the Steamboat Property, the Company entered into a five-year mortgage in the principal amount of $881,250 (the "Steamboat Mortgage"), which bears interest at a rate of 7.56% per annum. The Steamboat Mortgage requires equal monthly payments during the term of the mortgage in the amount of $8,256, with the balance of $698,604 due on June 14, 2012. The Steamboat Mortgage can be prepaid at any time without penalty. The Steamboat Mortgage is collateralized by the Steamboat Property. The current portion of the Steamboat Mortgage amounts to $34,020 with the balance of $826,151 being long term. The following summarizes the future maturities of long-term debt during the following fiscal years ending:

                    February 28, 2009      $ 34,020
                    February 28,2010         38,092
                    February 28,2011         41,074
                    February, 29, 2012       44,289
                    February 28, 2013       702,696
                                           --------
                                           $860,171
                                           ========

5. CONVERTIBLE DEBENTURES

On July 22, 2005, the Company closed on the sale (the "Offering") to accredited investors of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000, of which $145,200 have been converted into shares of common stock. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of Common Stock, $0.001 par value common stock (the "Common Stock") of the Company at the rate of $1.20 per share, the market value of the shares at the date the Company entered into the Placement Agent Agreement described below (the "Debentures") and (ii) a three-year warrant to purchase 12,500 shares of New Frontier Energy Common Stock at an exercise price of $2.00 per share (the "Warrants"). The original Debenture conversion rate of $1.20 was adjusted to $1.08 and the original Warrant exercise price was adjusted from $2.00 to $1.33 on January 16, 2007 along with an increase in the number of warrant shares to 13,861 per unit pursuant to anti-dilution rights. On or about July 22, 2007, the holders of the previously unconverted Debentures in the principal and interest amount of $2,706,279 converted the Debentures into 2,505,304 shares of Common Stock at a price of $1.08 per share (the "Converted Debentures"). Debentures in the principal amount of $30,000 and interest of $1,500 was paid in cash to the holders. The Warrants are exercisable at $1.33 per Share of Common Stock and have a call feature provided that the Company's Common Stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of 30 days.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

Effective June 28, 2005, the Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"), pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 170,000 shares of Common Stock, or 8% of the number of Shares of Common Stock underlying the Debentures sold by Westminster (the "Placement Agent Shares"). The Placement Agent Shares were valued at $236,300, based on an average closing price of $1.39 during the period of services. Further, Westminster or its designees received Warrants to purchase 10% of (i) the number of Shares of Common Stock underlying the Debentures sold by Westminster (assuming the initial conversion price of $1.20) and (ii) the number of shares of Common Stock underlying the Warrants issued (assuming the initial exercise price of $2.00).

The Warrants were valued using the Black-Scholes option pricing model based on the market price of the Common Stock at the commitment date. The Warrant valuation of $1,509,798 has been allocated to additional paid-in capital. After allocating value to the Warrants, the Company used the intrinsic value method to determine that all of the remaining proceeds should be allocated to the embedded beneficial conversion feature which amounted to $268,358. The total cost associated with the offering in the amount of $1,778,156 was amortized over 24 months commencing July 22, 2005. Amortization expense amounted to $349,673 and $888,350 for the years ended February 29, 2008, and February 28, 2007 respectively, and is included in Debt issuance costs, non-cash in the accompanying financial statements.

6. CONVERTIBLE DEBT, AFFILIATES

On May 10, 2006, the Company issued convertible subordinated debt in the amount of $608,194 (the "Affiliate Debenture"). The Affiliate Debenture bears 2.5% interest and was due January 1, 2008, convertible into 304,097 shares of the $0.001 par value common stock (the "Common Stock") of the Company at the rate of $2.00 per share. The market value of the shares in the date the Company entered into the Agreement was $2.11 per share. The Affiliate Debenture was subordinated to payment of principal and interest to the Company's outstanding Debentures due July 22, 2007. The Affiliate Debenture conversion rate of $2.00 was adjusted to $1.33 on January 16, 2007 pursuant to anti-dilution rights. On March 26, 2007, the Company paid $300,000 on the principal balance. On December 31, 2007, the Company paid $320,801 to retire in full the convertible subordinated debenture issued to NRGG. The payment was comprised of $308,194 in principal together with accrued interest of $12,607. The Company's President and Chief Executive Officer is a manager and owns 50% of the membership interests of NRGG.

The Company used the intrinsic value method to determine allocation to the embedded beneficial conversion feature. As such, $33,451 was credited to additional paid-in capital. The total allocation of $33,451 was amortized over 19 months. Amortization expense during the years ended February 29, 2008 and February 28, 2007 was $15,844 and $17,607 respectively, and is included in Debt issuance costs, non-cash in the accompanying financial statements.

7. ASSET RETIREMENT OBLIGATIONS

The implementation of SFAS No. 143 during fiscal 2007 resulted in an increase of $150,000 in oil and gas properties reflected in the present value of the future asset retirement obligation, and an offsetting increase in liabilities represents the establishment of an asset retirement obligation liability.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

A reconciliation of the Company's asset retirement obligation liability as of February 29, 2008 and February 28, 2007 is as follows:


                                                  February 29,  February 28,
                                                      2008          2007
                                                   ----------    ----------
     Beginning asset retirement obligation         $  140,000    $   62,700
     Liabilities incurred                             150,000        77,300
     Changes in estimates                                  --            --
     Accretion expense                                     --            --
                                                   ----------    ----------
     Ending asset retirement obligation            $  290,000    $  140,000
                                                   ==========    ==========

8. INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires, use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently-enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The Company's estimated effective tax rate of 38.95% is offset by a reserve due to the uncertainty regarding the realization of the deferred tax asset. It is more likely than not that the net tax deferred benefits will not be realized.

The provision (benefit) for income taxes consists of the following components:

                            February 29, February 28,
                             2008            2007
                          ------------    ------------
            Current       $        ---    $        ---
            Deferred      $        ---    $        ---

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008


The tax effects of temporary differences and carry forwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:



                                               February 29,    February 28,
                                                   2008            2007
                                               -----------     -----------
     Deferred tax assets:
      Net operating loss carry forwards        $ 6,180,300     $ 3,514,300
     Deferred tax liabilities:
      Property and equipment                    (1,844,000)       (707,100)
                                               -----------     -----------
                                                 4,336,000       2,807,200
     Less valuation allowance                   (4,336,000)     (2,807,200)
                                               -----------     -----------
                                               $        --     $        --
                                               ===========     ===========


A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

     Statutory U.S. federal rate                34.00%
     State income taxes                          4.95%
                                             --------
                                                38.95%
     Net operating loss                        (38.95%)
                                             --------
                                                   --%
                                             ========


The Company's provision for income taxes differs from applying the statutory United States federal income tax rate to income before income taxes. The primary differences result from net operating losses.

The Company has a consolidated tax loss carry forward of $15,866,500, which expires through 2018. However, because of the Section 382 limitation, the portion of the Company's total net operating loss carry forward which may be utilized through expiration is not currently known, but it is more likely than not that the tax loss carry forwards will not be utilized before expiration.

9. STOCKHOLDERS' EQUITY

SERIES A CONVERTIBLE PREFERRED STOCK

On March 1, 2004, we issued 50,000 shares of Series A Preferred Stock. Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock would rank in pari passu to the Series B Preferred Stock for payment of dividends, redemption, and liquidation. The Series A Preferred Stock paid a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year, payable monthly in arrears. Pursuant to the terms of the Series A Preferred Stock, the holders of the Series A Preferred Stock could convert any or all of the shares into shares of our Common Stock at the rate of $0.65 per share and unless previously concerted, all of the Series A Preferred Stock will automatically convert into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. On March 1, 2006, the Series A Preferred Stock automatically converted into 384,615 shares of the Company's Common Stock.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008


During the year ended February 28, 2007, the holder converted the accrued dividends on the Series A Preferred Stock in the amount of $7,274 to 11,191 shares of Common Stock.

As of February 29, 2008, there are no shares of the Series A Preferred Stock outstanding.

SERIES B CONVERTIBLE PREFERRED STOCK

Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock, $0.001 par value (the "Series B Preferred Stock"). The issue price of the Series B Preferred Stock is $100.00 per share (the "Series B Issue Price"). The Series B Preferred Stock ranks in pari passu with the Series A Preferred for payment of dividends, redemption, and liquidation. Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into that number of shares of Common Stock determined by dividing the Series B Issue Price of the aggregate number of shares of Series B Preferred Stock being converted plus any accrued and unpaid dividends by $.65 per share, unless otherwise adjusted. The Series B Preferred Stock pays a cumulative, preferential cash dividend equal to 12% of the Series B Issue Price per year and is payable quarterly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid.

During the year ended February 28, 2005, the Company issued 32,175 shares of Series B Preferred Stock in connection with a private placement, realizing gross proceeds of $3,217,500 offset by offering expenses in the amount of $456,524 resulting in proceeds to the Company of $2,760,976.

The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to certain employee stock options and shares issued in connection with certain mergers and acquisitions.

Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock has no voting rights.

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On or after February 1, 2007, and in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The redemption price is to be an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock.

During the year ended February 29, 2008, 4,335 Series B Preferred shares were converted to 666,924 shares of common stock. During the year ended February 28, 2007, 2,167 Series B Preferred shares were converted to 333,423 shares of Common Stock. During the year ended February 28, 2006, 1,517.75 Series B Preferred shares were converted to 233,500 shares of Common Stock.

As of February 29, 2008, there are 24,675 shares of Series B Preferred Stock issued and outstanding.

During the year ended February 29, 2008, the Company paid cash dividends on the Series B Preferred Stock in the amount of $104,710. The Company recorded accrued dividends of $324,181 as of and for the year ended February 29, 2008. The Company paid cash dividends in the amount of $37,983 and reported dividends of $ 357,741 on the Series B Preferred Stock for the year ended February 28, 2007.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

SERIES C CONVERTIBLE PREFERRED STOCK

Effective November 22, 2006, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 230,000 shares of Series C 2.5% Cumulative Convertible Preferred Stock par value $0.001 (the "Series C Preferred Stock")

During the year ended February 28, 2007 the Company issued an aggregate of
444.50 investment units (the "Units"). Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred"), convertible into 47,619 shares of the Company's $0.001 par value common stock (the "Common Stock") at a price of $1.05 per share (the "Conversion Price"); (ii) a three-year warrant to purchase 47,619 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and
(iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants"). In connection with the purchase of a 200 Unit block, the Company agreed to grant that purchaser the right to appoint an equal number of members of the board of directors that have not been appointed by that entity as are present on the Board at any time. The Company issued 222,250 shares of Series C Preferred Stock (444.5 units) realizing gross proceeds of $22,225,000, of which $600,000 was received in advance on a note payable that was subsequently converted to Series C Preferred Stock, offset by offering expenses in the amount of $401,326 resulting in proceeds to the Company of $21,823,674.

The stated value and issue price of the Series C Preferred stock is $100.00 per share. Holders of the Series C Preferred Stock are entitled to receive cumulative dividends at the rate of 2.5% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2007. The form of dividend payments may be, at the Company's option, in cash or shares of the Company's $0.001 par value common stock (the "Common Stock"), or a combination thereof. The Series C Preferred is convertible into shares of Common Stock at the rate of $1.05 per share.

The Series C Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.05 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

Except as otherwise provided in the Series C Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series C Preferred Stock, and as otherwise required by law, the Series C Preferred Stock shall have no voting rights.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the stated value ($100.00) of the Series C Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The Company has the right to redeem the Series C Preferred commencing six months from a final closing date in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.00 (subject to adjustment) by delivering notice to holders of the Series C Preferred Stock. The maximum aggregate number of Series C Preferred Stock which may be redeemed pursuant to any such redemption notice in any given week shall be that number of shares of Series C Preferred Stock for which the underlying Common Stock (together with any accrued dividends payable in Common Stock thereon) are less than or equal to 25% of the average daily trading volume of the Common Stock for the 20 Trading Days preceding each such redemption notice date.

During the year ended February 29, 2008, 2,750 Series C Preferred shares were converted to 261,904 shares of Common Stock.

During the year ended February 29, 2008, the Company paid cash dividends on the Series C Preferred Stock in the amount of $6,983 and recorded accrued dividends of $554,895 as of and for the year ended February 29, 2008. During the year ended February 28, 2007, the Company recorded accrued dividends on the Series C Preferred Convertible in the amount of $99,633.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

WARRANTS

During the year ended February 29, 2008, the board of directors approved the issuance of Warrants and Stock Options to investor relations firms, employees and others.

During the year ended February 28, 2007, the board of directors approved the issuance of Warrants (the "Warrants") to purchase common stock in connection with the issuance of Series C 2.5% Cumulative Convertible Preferred Stock and Warrants and Stock Options to investor relations firms, employees and others.

SERIES A CONVERTIBLE PREFERRED STOCK AND NOTE PAYABLE WARRANTS

In connection with the Series A Preferred Stock, the Company issued warrants to purchase 150,000 shares of Common Stock in October 2004, which were adjusted to 203,072 on January 16, 2007 because of the anti-dilution rights. The Warrants originally provided the holder of the warrants the right to purchase shares of the Company's Common Stock at an exercise price of $1.50, which was adjusted to $1.11 on January 16, 2007. The Warrants expired unexercised on May 1, 2008.

SERIES B CONVERTIBLE PREFERRED STOCK WARRANTS

The Company issued 4,950,000 warrants in connection with the Series B Preferred Stock placement, adjusted to 5,180,391 on January 16, 2007 because of the anti-dilution rights. The warrants originally provided the holder warrants to purchase shares of the Company's Common Stock at an exercise price of $1.50, which was adjusted to $1.11 on January 16, 2007 pursuant to anti-dilution rights. Subsequent to year end, warrants were exercised to purchase 1,542,765 shares of common stock for proceeds of $1,712,469. The remaining warrants expired May 1, 2008.

The warrants had customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.11 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions did not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

In the event the shares of Common Stock underlying the Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

PLACEMENT AGENT WARRANT SERIES B PREFERRED STOCK

In connection with the offer and sale of our Series B Preferred Stock, the Company granted a warrant to purchase 24.75 units of the Series B Preferred Stock offering at a purchase price of $13,000 per Unit (the "Placement Agent Warrant"). Each Unit consists of (i) $13,000 of Series B Preferred Stock, convertible into 20,000 shares of Common Stock at the rate of $0.65 per Share; and (ii) a three-year warrants to purchase 27,131 shares of Common Stock at an exercise price of $1.11 per share on the same terms and conditions as the warrants issued to the Series B Preferred Stock holders. The Placement Agent Warrant expired on May 1, 2008. During the year ended February 29, 2008, the Company received $52,000 for the purchase of four Units. The Series B Preferred Stock shares were simultaneously converted into 80,000 shares of Common Stock. In connection with this transaction, warrants to purchase 108,108 shares of Common Stock at $1.11, expiring May 1, 2008, were issued.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

2.5% CONVERTIBLE DEBENTURE WARRANTS

In connection with the offer and sale of the Debentures, the Company issued 1,150,000 warrants adjusted to 1,716,451 on January 16, 2007 pursuant to anti-dilution rights. The warrants provide the holders the right to purchase shares of the Company's Common Stock at an exercise price of $1.33 after adjusting for anti-dilution. The estimated fair value of these warrants was recorded as debt issuance costs in the amount of $966,000 and was determined using the Black - Scholes Model. Each warrant expires July 22, 2008. The fair value has been recorded as debt issuance costs at the inception of the agreements and amortized over the term of the debt.

The warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.33 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to certain employee stock options and shares issued in connection with certain mergers and acquisitions. In the event the shares of Common Stock underlying the warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.00 (subject to adjustment), the Company may redeem the warrants upon 30 days' written notice to the holders of the warrants at a redemption price of $0.01 per warrant share.

PLACEMENT AGENT WARRANT 2.5% CONVERTIBLE DEBENTURE

In connection with the placement of the Series B Preferred Stock issue on July 22, 2005, the Placement Agent or its designees received three-year warrants to purchase 230,000 shares adjusted to 255,555 on January 16, 2007 pursuant to anti-dilution rights and 115,000 shares adjusted to 173,533 at $1.08 and $1.33 per share, respectively after adjusting for anti-dilution. Using the Black Scholes Model, the fair values of these warrants were estimated at $143,000 and $96,600, respectively. The fair value has been recorded as debt issuance costs at the inception of the agreements and amortized over the term of the debt.

The warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.08 and $1.33 per share, respectively (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to certain employee stock options and shares issued in connection with certain mergers and acquisitions.

SERIES C CONVERTIBLE PREFERRED STOCK WARRANTS

AC Warrants

The AC Warrants are three year warrants issued between December 1, 2006 and January 16, 2007, are exercisable at $1.50 per common share and have a call feature (the "AC Redemption") for $0.01 per share provided that the Company's Common Stock has been trading at not less than $3.50 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The AC Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the AC Warrant (the "Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice. The Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the AC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

The AC Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

The AC Warrants have certain conversion cap limitations which prevent the Company and the holders of the AC Warrants from effecting any exercise of the AC Warrants to the extent that, after giving effect to the exercise, a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations. The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the AC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares under the AC Warrants is less than 5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the AC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares hereunder is 5,000,000 or more. The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation described in part (i) of the definition of Beneficial Ownership Limitation, may be waived by such holder, at the election of such holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the AC Warrant held by the applicable holder. Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived. The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder. The Beneficial Ownership Limitation shall terminate with respect to any Warrant Shares being redeemed by the Company, which termination shall be effective 60 days subsequent to the transmission of a Redemption Notice to the holder.

As of February 29, 2008, there were 21,166,658 AC Warrants issued and outstanding and none had been exercised and the expiration date is as follows:

        December 1, 2009               9,523,800
        December 29, 2009              2,061,911
        January 16, 2010               9,580,947
                                   -------------
                                      21,166,658
                                   =============
BC Warrants

The BC Warrants are three year warrants issued between December 1, 2006 and January 16, 2007, are exercisable at $2.00 per common share and have a call feature (the "BC Redemption") for $0.01 per share provided that the Company's Common Stock has been trading at not less than $4.00 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The BC Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the BC Warrant (the "BC Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice. The BC Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the BC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

The BC Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

The BC Warrants have certain conversion cap limitations which prevent the Company and the holders of the BC Warrants from effecting any exercise of the BC Warrants to the extent that, after giving effect to the exercise, a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations. The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the BC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares under the BC Warrants is less than 5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the BC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares hereunder is 5,000,000 or more. The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation described in part (i) of the definition of Beneficial Ownership Limitation, may be waived by such holder, at the election of such holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the BC Warrant held by the applicable holder. Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived. The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder. The Beneficial Ownership Limitation shall terminate with respect to any Warrant Shares being redeemed by the Company, which termination shall be effective 60 days subsequent to the transmission of a Redemption Notice to the holder.

As of February 29, 2008, there were 10,583,545 BC Warrants issued and outstanding and none had been exercised and the expiration date is as follows:

          December 1, 2009        4,762,000
          December 29, 2009       1,030,973
          January 16, 2010        4,790,572
                               ------------
                                   10,583,545
                               ============

PLACEMENT AGENT WARRANTS FOR SERIES C OFFERING

For acting as the placement agent for the sale of the Series C Preferred Stock, the Placement Agent or its designees are entitled to receive warrants to purchase 439,287 shares of the Company's Common Stock at a price of $1.05 per share (the "Placement Agent Warrant"), 439,287 shares of the Company's Common Stock at a price of $1.50 per share on similar terms as the AC Warrants (the "AC Placement Agent Warrants") and 219,645 shares of the Company's Common Stock at a price of $2.00 per share on similar terms as the BC Warrants (the "BC Placement Agent Warrants"). The AC Placement Agent Warrants and the BC Placement Agent Warrants are included in the amount of AC Warrants and BC Warrants issued and outstanding. Each of the Placement Agent Warrants, AC Placement Agent Warrants and BC Placement Agent Warrants expires on January 16, 2010.

The AC Placement Agent Warrants may be called on the same terms as the AC Redemption. The BC Placement Agent Warrants may be called on the same terms as the BC Redemption.

NONQUALIFIED STOCK OPTIONS

On January 30, 2008, the Company issued a three-year nonqualified stock option for 100,000 shares of Common Stock at an exercise price of $2.00 per share to an unrelated party for shareholder relations services rendered. The closing price of the stock on January 30, 2008 was $1.20 per share. Using the Black-Scholes model with estimated volatility of 69.08%, risk-free interest rate of 4.11%, and a life of three years, the estimated fair value of the grant is $41,400 which was recorded as general and administrative, stock compensation expense.

On December 31, 2007, the Company issued a three-year nonqualified stock option for 100,000 shares of Common Stock at an exercise price of $2.00 per share to an unrelated party for shareholder relations services rendered. The closing price of the stock on December 31, 2007 was $1.17 per share. Using the Black-Scholes model with estimated volatility of 69.08%, risk-free interest rate of 4.04%, and a life of three years, the estimated fair value of the grant is $40,200 which was recorded as general and administrative, stock compensation expense.

On October 15, 2007, the Company issued a three-year stock purchase warrant for 350,000 shares of Common Stock at an exercise price of $2.00 per share to an unrelated party for shareholder relations services. The closing price of the stock on October 15, 2007, was $1.15 per share. Using the Black-Scholes model with estimated volatility of 72.41%, risk-free interest rate of 4.25%, and a life of three years, the estimated fair value of the grant is $143,900, which was recorded as general and administrative expense, stock compensation expense.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

On November 10, 2006, the Company granted certain employees and agents of the Company an aggregate of 3,950,000 options to acquire shares of the Company's Common Stock, which are exercisable at a price of $1.25. These stock options vest at a rate of 12.5% each fiscal quarter ending November 30, February 28, May 31 and August 31 and expire on November 30, 2014. The Company's stock closed at $1.24 on November 10, 2006. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 81%, risk free interest rate of 5% and no dividend yield. The fair value for the options granted was approximately $1.04 per share. The value of the options was recorded at $4,124,400 and $515,550 is being amortized quarterly as the options vest. During the fiscal years ended February 29, 2008 and February 28, 2007, $2,062,000 and $1,031,100, respectively, were charged to general and administrative stock compensation expense.

STOCK PURCHASE WARRANT TO INVESTOR RELATIONS FIRM

On December 28, 2006, the Company issued a three-year nonqualified stock option for 500,000 shares of Common Stock at an exercise price of $2.00 per share for shareholder relations services rendered. The closing price of the stock on December 28, 2006, was $1.45 per share. Using the Black-Scholes model with estimated volatility of 82.75%, risk-free interest rate of 4.73%, and a life of three years, the estimated fair value of the grant is $350,317, which was recorded as general and administrative, stock compensation expense in the fiscal year ended February 28, 2007.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

The following table summarizes information about fixed-price stock options and warrants outside of the plans at February 29, 2008 and February 28, 2007.

                                           February 29, 2008        February 28, 2007
                                        ----------------------   -----------------------
                                                      Weighted                  Weighted
                                                      Average                   Average
                                                      Exercise                  Exercise
                                          Shares      Price        Shares       Price
                                        ----------    --------   ----------    --------
     Beginning of period                40,128,657    $   1.34    7,340,838    $   1.35
       Granted                             658,108    $   2.00   32,250,203    $   1.34
       Anti-dilution warrants issued            --    $  --       1,735,030    $   1.19
       Exercised                          (686,753)   $   1.11   (1,197,414)   $   1.38
       Expired                                  --    $     --           --    $     --
                                        ----------    --------   ----------    --------
     End of period                      40,100,012    $   1.59   40,128,657    $   1.34
                                        ==========    ========   ==========    ========

On November 10, 2006, 3,950,000 non-incentive options were granted which vest 493,750 shares each fiscal quarter over two years. The remaining contractual life for the $1.25 non-incentive stock options is 8.70 years.

               Non-incentive Stock Option Plan Shares Exercisable

                             February 29, 2008    February 28, 2007
                           --------------------- ------------------
                                        Weighted           Weighted
                                        Average            Average
                                        Exercise           Exercise
                            Shares      Price     Shares   Price
                           ---------   --------  -------   --------
     Beginning of period     987,500   $   1.25       --   $     --
       Granted             1,975,000   $   1.25  987,500   $   1.25
       Exercised                  --   $     --       --   $     --
       Expired                    --   $     --       --   $     --
                           ---------   --------  -------   --------
     End of period         2,962,500   $   1.25  987,500   $   1.25
                           =========   ========  =======   ========

As a result of the grant of stock options to certain employees and others during the year ended February 29, 2008 the following increase in options and warrants summarized as follows:

                                                        Number
                                                      of Shares
                                                     Exercisable
               ------------------------------        -----------
               Options exercisable at $1.20               25,000
               Warrants exercisable at $1.11             108,108
               Warrants exercisable at $2.00             550,000
                                                     -----------
                                                         683,108
                                                     ===========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

EQUITY INCENTIVE PLAN STOCK OPTION PLAN

In August 2006, the Board of Directors adopted an incentive stock option plan reserving 10,000,000 shares of the Company's $0.001 par value common stock for issuance pursuant to the plan which was adopted on June 11, 2007 at a special meeting of the shareholders. No options have been granted under the plan.

On June 6, 2003, the Board of Directors adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan ("The Plan"). The Plan allows for the issuance of incentive (qualified) options and non-qualified options and the grant of stock or other equity incentives to employees, consultants, directors, and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by the Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013. On January 30, 2008, the Company issued two ten-year qualified stock options for an aggregate of 25,000 shares of Common Stock at an exercise price of $1.20 per share to certain employees. The closing price of the stock on January 30, 2008 was $1.20 per share. Using the Black-Scholes model with estimated volatility of 69.08%, risk-free interest rate of 4.11%, and a life of ten years, the estimated fair value of the grants is $23,300 which was recorded as general and administrative, stock compensation expense.

The changes in the outstanding stock options during the years ended February 29, 2008 and February 28, 2007 are summarized as follows:

                             February 29, 2008    February 28, 2007
                           ---------------------  -----------------
                                        Weighted           Weighted
                                        Average            Average
                                        Exercise           Exercise
                            Shares      Price     Shares   Price
                           ---------   --------  -------   --------
     Beginning of period     559,333   $   0.88  588,000   $   0.88
       Granted                25,000   $   1.20       --   $     --
       Exercised                  --   $   0.75  (28,667)  $   0.75
       Expired                    --   $     --       --   $     --
                           ---------   --------  -------   --------
     End of period           584,333   $   0.89  559,333   $   0.88
                           =========   ========  =======   ========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

At February 29, 2008, the weighted average remaining contractual life for the $1.00 options is 5.27 years, the weighted average remaining contractual life for the $0.75 options is 6.66 years, the remaining weighted average remaining contractual life for the $1.15 options is 7.20 years, and the remaining weighted average remaining contractual life for the $1.20 options is 9.92 years.

The following table summarizes the options and warrants outstanding and exercisable at February 29, 2008:


                                    Weighted
                                     Average
        Range                        Remaining    Weighted
         of              Number     Contractual   Average
      Exercise         of Shares      Life in     Exercise
        Price         Outstanding      Years       Price
     --------------   -----------   -----------   --------
     $0.75 to $1.50    31,713,300      1.48       $  1.38
     $1.51 to $2.75    11,933,545      2.15       $  2.01
                      -----------
                       43,646,845
                      ===========


10. COMMITMENTS LAWS AND REGULATIONS

The Company is subject to extensive federal, state, and local environmental laws and regulations. These requirements, which change frequently, regulate the discharge of materials into the environment. The Company believes it is in compliance with existing laws and regulations.

EMPLOYMENT AGREEMENTS

The Company has written employment agreements with its two executive officers. Pursuant to their employment agreements, said officers devote such time as each deems necessary to perform their duties to the Company and are subject to conflicts of interest. The employment agreements expire on October 31, 2009; however, they are automatically renewable on an annual basis for additional one-year increments. Pursuant to the employment agreements, the Officers receive base salary compensation in the aggregate amount of $305,004 per annum, adjusted annually at the rate of inflation as measured under the federal Consumer Price Index or ($6,000), whichever is greater. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

The employment agreements contain provisions under which the Company will be obligated to pay the executive officers all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control, as defined in the employment agreements occurs.

11. BUSINESS SEGMENT INFORMATION

The Company operates in two business segments: oil and gas exploration and gas gathering. Operating results and other financial data for the years ended February 29, 2008 and February 28, 2007 is presented for the principal business segments as follows:

                                               Oil & Gas     Gas Gathering   Consolidated
                                             ------------    ------------    ------------
February 29, 2008
  Revenues                                   $    622,442    $    135,297    $    757,739
  Income (loss) before taxes                 $ (6,303,024)   $    (40,347)   $ (6,343,371)
  Total assets                               $ 23,815,167    $  2,394,456    $ 26,209,623
  Property additions                         $  5,493,729    $         --    $  5,493,729
  Interest expense                           $    (83,172)   $         --    $    (83,172)
  Debt issuance costs, non-cash              $   (365,517)   $         --    $   (365,517)
  Depreciation, depletion and amortization   $    601,343    $    130,492    $    731,835
February 28, 2007
  Revenues                                   $    238,385    $    122,796    $    361,181
  Loss before taxes                          $ (4,505,936)   $    (51,827)   $ (4,557,762)
  Total assets                               $ 26,498,297    $  2,549,426    $ 29,047,723
  Property additions                         $  8,923,915    $         --    $  8,923,915
  Interest expense                           $    (90,214)   $         --    $    (90,214)
  Debt issuance costs, non-cash              $   (905,957)   $         --    $   (905,957)
  Depreciation, depletion and amortization   $    189,412    $    130,492    $    319,904

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

12. RELATED PARTIES

The Company executed an office lease for office space in Littleton, Colorado, with Spotswood Properties, LLC, a Colorado limited liability company ("Spotswood"), and an affiliate of the president, effective January 1, 2006, for a three-year term, which is renewable under terms and conditions to be negotiated. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. The president of the Company owns 50% of Spotswood. The Company is of the opinion that the terms of the lease is no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $32,000 in fiscal years 2008 and 2007.

The Company paid a corporation controlled by one of the directors for geologic consulting $85,000 and $77,250 in fiscal 2008, and 2007, respectively.

SDG accrued management fees in the amounts of $8,176 and $15,192 in fiscal 2008, and 2007, respectively to an entity 50% owned by the president of the Company.

Effective December 31, 2007 the Company entered into a Purchase and Sale Agreement with Natural Resource Group Gathering, LLC ("NRGG"), whereby the Company increased its investment in Slater Dome Gathering, LLLP ("SDG") by acquiring the general partner's interest for $1,075,000 consisting of $268,750 in cash and executing a promissory note in the amount of $806,250. The Note bears interest at a rate of 2.5% per annum and is payable in quarterly installments of $201,562.50 plus interest and is due December 31, 2008. At the option of the Company, quarterly payments may be deferred until the maturity date. As a result, the Company owns the 25% general partner's interest together with 82.76% of the Class A limited partnership interests in SDG. The Company will receive 84.487% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 87.07% of cash distributions thereafter.

The purchase price was based on a valuation analysis of the gathering line by an independent consulting firm that provides engineering project management, due diligence and expert witness services to the oil and gas pipeline industry.

The purchase price was based on a valuation analysis of the gathering line by an independent consulting firm that provides engineering project management, due diligence and expert witness services to the oil and gas pipeline industry.

The Company's President and Chief Executive Officer is a manager and owns 50% of the membership interests of NRGG, the general partner of SDG, through December 31, 2007.

The Company's President and Chief Executive Officer is a manager and owns 50% of the membership interests of NRGG.

13. MARKET RISK

The Company's major market risk exposure is in the pricing applicable to its oil and gas production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot prices applicable to its natural gas production. Historically, prices received for oil and gas production have been volatile and unpredictable and price volatility is expected to continue.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

14. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES

The Company has incurred the following costs, both capitalized and expensed, in respect to its oil and gas property acquisition. Exploration and development activities are summarized as follows (all in the United States):

                                              February 29,         February 28,
                                                  2008                 2007
                                              ------------         ------------
Property Acquisition Costs:
  Proved properties                           $         --         $  1,041,000
  Unproved properties                         $    182,451         $  7,467,727
  Exploration costs                           $    249,848         $    205,713
  Development costs                           $  4,586,950         $    709,753


     Results of operations for oil and gas producing activities

The results of operations for oil and gas producing activities, excluding capital expenditures and corporate overhead and interest costs, are as follows (all in the United States):

                                                    February 29,    February 28,
                                                       2008            2007
                                                    -----------     -----------
Operating Revenues                                  $   622,442     $   238,385
                                                    -----------     -----------
Costs and expenses:
Production                                            1,498,829         642,253
Exploration                                             249,848         205,713
Depletion, depreciation
  and amortization                                      497,100         143,791
                                                    -----------     -----------
Total costs and expenses                              2,245,777         991,757
                                                    -----------     -----------
(Loss) from oil and gas producing activities        $(1,623,335)    $  (753,372)
                                                    ===========     ===========

15. SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

At February 29, 2008 and February 28, 2007, the estimated oil and gas reserves presented herein were derived from reports prepared by Questa Engineering, Corp., an independent petroleum engineering firm. The Company cautions that there are many inherent uncertainties in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available, and these changes could be material. The properties included in the oil and gas reserve estimates are those properties at the Slater Dome Prospect that are connected to the gas gathering pipeline at February 29, 2008 and February 28, 2007.

Proved oil and gas reserves are the estimated quantities of crude oil, condensate natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are reserves expected to be recovered through existing wells with existing equipment and operating methods.

Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008


Estimated Oil and Gas Reserve Quantities.

Estimated quantities of proved developed and proved undeveloped reserves (all of which are located within the United States), as well as the changes in proved developed reserves during the periods indicated, are presented in the following tables:

                                                         Natural Gas in MCF
                                                       2008             2007
                                                   -----------      -----------
Balance, beginning of fiscal year                   12,114,000        6,006,000
Revisions of previous estimates                             --       (2,106,000)
Extensions and discoveries                           3,587,000               --
Sales of reserves in place                                  --               --
Improved recovery                                           --               --
Purchase of reserves                                 8,214,000
Production                                            (140,000)         (25,500)
                                                   -----------      -----------
Proved developed net reserves at the
end of the fiscal year                              15,561,000       12,114,000
                                                   ===========      ===========


All of the Company's oil and gas reserves are classified as proved developed or proved undeveloped.

Standardized Measure of Discounted Future Net Cash Flow

The table below has been developed utilizing procedures prescribed by SFAS 69 "Disclosures about Oil and Gas Producing Activities" and based on natural gas reserves and production volumes estimated by the Company. It may be useful for certain comparison purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following tables should not be considered as representative or realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company is of the opinion that the following factors should be taken into account in reviewing the following information:

     o Future costs and selling prices will probably differ from these required to be used in these calculations;

     o Due to future market conditions and governmental regulations, actual rates of production achieved in future years may vary significantly from the rate of production assumed in these calculations;

     o Selection of a 10% discount rate, as required by SFAS 69, is arbitrary and may not be reasonable as a measure of risk inherent in realizing future net oil and gas revenues; and

     o Future net revenues may be subject to different rates of income taxation.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008

The table below sets forth a standardized measure of the estimated discounted future net cash flow attributable to the Company's proved oil and gas reserves. Estimated future cash inflows were computed by applying prices of $7.30 and $5.21 per MCF of natural gas to the estimated future production of proved oil and gas reserves at February 29, 2008 and February 28, 2007 respectively. There were no extensions, discoveries or improved recoveries for the year ended February 28, 2007. The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Discounting the annual net cash flows at 10% illustrates the impact of timing on these future cash flows.

Standardized measure of cash flows:

                                                   February 29,     February 28,
                                                       2008             2007
                                                   ------------     ------------
Future cash inflows                                $113,608,380     $ 63,109,300
                                                   ------------     ------------
Deduct:
  Future production costs                            40,881,780       27,077,100
  Future development costs                           13,240,600        8,411,900
  Future income taxes                                17,415,200        7,243,800
                                                   ------------     ------------
                                                     71,537,580       42,732,800
                                                   ------------     ------------

Future net cash flows                                42,070,800       20,376,500

Less 10% discount amount                             16,405,900        8,120,400
                                                   ------------     ------------
Standardized measure of discounted
   future net cash flows relating to
   proved oil and gas reserves                     $ 25,664,900     $ 12,256,100
                                                   ============     ============


Principal changes in the Standardized Measure for the years ended February 29, 2008 and February 28, 2007 are summarized as follows:

                                                       February 29,    February 28,
                                                           2008            2007
                                                       ------------    ------------
Standard measure as of beginning of fiscal year        $ 12,256,100    $  6,873,700
                                                       ------------    ------------
Sales of gas produced, net of production costs             (876,387)       (403,868)
Extensions and discoveries                               32,229,489              --
Net change in prices and production costs related to
  future production                                      11,513,580     (16,241,460)
Development costs incurred during the year               (4,586,950)             --
Changes in estimated future development costs            (4,828,700)     (3,909,100)
Purchases of reserves in place                                   --      43,698,480
Revisions of quantity estimates                                  --     (10,193,120)
Changes in discount                                      (8,285,500)     (3,087,400)
Net change in income taxes                              (10,171,400)     (3,195,800)
Changes in timing and other                              (1,585,332)     (1,285,332)
                                                       ------------    ------------

Aggregate change                                         13,408,800       5,382,400
                                                       ------------    ------------
Standardized measure, as of the end of
   the fiscal year                                     $ 25,664,900    $ 12,256,100
                                                       ============    ============

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 29, 2008


16. SUBSEQUENT EVENTS

Issuance of Common Stock

Subsequent to February 29, 2008, the Company issued an aggregate of 1,637,501 shares of common stock and 2,413.13 shares of Series B preferred stock arising from the exercise of 1,542,765 Series B warrants and 18.5625 Placement Agent Warrants, each unit consisting of (i) 130 shares of 12% Series B Convertible Preferred shares--face value $13,000, par value $0.001, convertible into 20,000 shares of the Company's common stock, par value $0.001 at the rate of $0.65 per share with a face value of $100 per share and (ii) 27,069 detachable warrants to purchase one share each of common stock at an exercise price of $1.11 per share, which expired on May 1, 2008. Cash proceeds in the aggregate were $1,953,781.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    Indemnification of Directors and Officers

      Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses in connection with this registration:

--------------------------------------------------------------------------------
SEC Registration Fees                                                  $  4,416
--------------------------------------------------------------------------------
Printing and Engraving Fees (1)                                           2,500
--------------------------------------------------------------------------------
Accounting Fees and Expenses(1)                                           5,000
--------------------------------------------------------------------------------
Legal Fees and Expenses (1)                                              30,000
--------------------------------------------------------------------------------
Transfer Agent Fees and Expenses (1)                                      2,500
--------------------------------------------------------------------------------
Total (1)                                                              $ 44,416
--------------------------------------------------------------------------------

(1) We have estimated these amounts.

                     RECENT SALES OF UNREGISTERED SECURITIES

      The following information describes securities sold by New Frontier Energy, Inc. within the past three years without registration under the Securities Act:

      On July 5, 2005, the Company issued a 3 year warrant to acquire 75,000 shares of the Company's common stock at $1.50 per share to a consultant. The warrant was issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      On July 11, 2005, the Company issued a corporation controlled by Grant Gaeth, a director of the Company 3,750 shares of Common Stock value at a price of $1.20 per share for geologic consulting services. The shares were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      On July 22, 2005, the Company held a closing on the sale to accredited investors of an aggregate of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of the $0.001 par value common stock (the "Common Stock") of New Frontier Energy at the rate of $1.20 per share (the "Debentures"), and (ii) a three-year warrant to purchase 12,500 shares of Common Stock of New Frontier Energy at an exercise price of $2.00 per share (the "Warrants").

      The interest for the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due. The Warrants are exercisable at $2.00 per common share and have a call feature provided that the Company's common stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of thirty days.

      On July 25, 2005, the Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"), pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 184,000 shares of Common Stock, or 8% of the number of Common Stock underlying the Debentures sold (the "Placement Agent Shares"). Further, Westminster or its designees received warrants (the "Placement Agent Warrants") to purchase 10% of (i) the number of Common Stock shares underlying the Debentures sold (assuming the initial conversion price of $1.20) and (ii) the number of Common Stock shares underlying the Warrants issued (assuming the initial exercise price of $2.00).

      The Units were offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

      The Company's 2.5% Convertible Debentures (the "Debentures") were due on July 22, 2007. On or about July 22, 2007, the holders of the previously unconverted Debentures in the principal and interest amount of $2,686,440 converted the Debentures into 2,487,541 shares of our Common Stock at a price of $1.08 per share (the "Converted Debentures"). Debentures in the principal and interest amount of $31,500 were paid in cash to the holders.

      Originally, 75,000 warrants were issued to the holders of the Series A Preferred Stock, 75,000 warrants were issued to the lender of a Bridge Loan Agreement and an aggregate amount of 5,445,000 warrants were issued to the holders of the Series B Preferred Stock and the Placement Agent and had an exercise price of $1.50 per share. The issuance of the Debentures triggered the anti-dilution clauses of these warrants resulting in an increase in the number of these warrants by the aggregate amount of 486,520 (the "Anti-Dilution Warrants") and a decrease in the exercise price of these warrants, of which 6,522 warrants were issued to the holder of the Series A Preferred Stock, 6,522 warrants were issued to the lender of a Bridge Loan Agreement and 473,476 were issued to the holders of the Series B Preferred Stock and the Placement Agent. The additional warrants were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      Effective October 7, 2005, the Company issued 3,073 shares of the Company's common stock to a consultant for accrued fees in the amount of $6,147. The Company also issued 2,250 shares of the Company's common stock to a company controlled by a director for accrued fees in the amount of $4,500. The shares were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      Effective February 28, 2006, the Company issued 4,429 shares of the Company's $0.001 par value common stock at a weighted average price of $2.39 per share to a consultant for accrued fees in the amount of $10,596 for geophysical consulting for the months of October, November and December 2005. Effective February 28, 2006, the Company issued warrants representing 200,000 shares of the Company's Common Stock at $2.00 per share to a shareholder in settlement of a contractual dispute. The warrants issued to this shareholder expire on February 28, 2010. On February 22, 2006, the Company issued warrants representing 100,000 shares of the Company's Common Stock at $2.75 per share to a financial public relations firm in connection with their engagement. The warrants issued to the financial public relations firm expire on February 22, 2009.

      The shares were issued in reliance of exemptions from registration under
Section 4(2) of the Securities Act of 1933, as amended.

      Effective May 10, 2006, the Company entered into a Purchase and Sale Agreement (the "Acquisition") with Natural Resource Group Gathering, LLC, whereby the Company increased its investment in SDG by acquiring an additional
12.16 Class A limited partnership interests, in exchange for a subordinated convertible debenture in the amount of $608,194 (the "SDG Debenture"). The SDG Debenture bears interest at a rate of 2.5% per annum and is due January 1, 2008. The Debenture is convertible into common shares at a conversion price of $2.00 per share. Following the acquisition of the 12.16 Class A limited partnership interests the Company owns 82.76% of the Class A limited partnership interests in SDG. The Company will receive 74.487% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter. Paul Laird, our President and Chief Executive Officer is a manager of Natural Gas Gathering Group, LLC, the general partner of SDG. In March 2007, the Company repaid $300,000 of the convertible debenture issued to NRGG. The Debenture was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act.

      Effective October 30, 2006, the Company issued a convertible promissory note in the principal amount of $600,000 (the "Note") to Aviel Faliks (the "Holder"). The Note bears interest at a rate of 12.5% per annum, which interest is payable on June 30 and December 31 of each year in the form of cash or $0.001 par value common stock ("Common Stock") of the Company at the option of the Holder. If the Holder chooses to be paid interest in the form of Common Stock, the Common Stock shall be valued at the average of the closing bid and ask prices of the Common Stock for the thirty (30) trading days immediately preceding the respective interest payment date. The Note is due on the earlier of (i) the date upon which the Company shall have closed on a privately placed debt or equity financing with gross proceeds of at least ten Million Dollars ($10,000,000.00), or (ii) December 31, 2007. The Note is subordinated in right of payment to the Company's 2.5% Convertible Debentures due July 22, 2007 and the 2.5% Convertible Debenture due January 1, 2008. The Holder has the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and nonassessable whole units of the Company's $0.001 par value Series C Preferred Convertible Stock ("Series C Preferred Stock"). On January 16, 2007, the Holder converted the Note into Units in connection with the Series C Preferred Stock Offering.

      On November 10, 2006, New Frontier Energy, Inc. (the "Company") granted Paul G. Laird 1,250,000 options ("Stock Options") to acquire shares of the Company's $0.001 par value common stock ("Common Stock") which are exercisable at a price of $1.25. The Stock Options vest at a rate of 156,250 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Stock Options expire on November 30, 2016. The options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      On November 10, 2006, the Company granted Les Bates 1,000,000 options ("Bates Stock Options") to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Bates Stock Options vest at a rate of 125,000 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Bates Stock Options expire on November 30, 2016. The Bates Stock Options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      On November 10, 2006, the Company granted Grant Gaeth 500,000 options ("Gaeth Stock Options") to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Gaeth Stock Options vest at a rate of 62,500 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Gaeth Stock Options expire on November 30, 2016. The Gaeth Stock Options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      On November 10, 2006, the Company granted certain employees and agents of the Company an aggregate of 1,200,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. These stock options vest at a rate of 12.5% each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2016. These stock options were granted in reliance of exemptions from registration under
Section 4(2) of the Securities Act.

      Between December 1, 2006 and January 16, 2007, the Company sold in an offering to accredited investors an aggregate of 444.5 investment units (the "Units") at a purchase price of $50,000 per Unit for aggregate gross proceeds of $21,615,500 in cash and the conversion of principal and interest on a promissory note in the amount of $612,500 into Units, which amount represents the principal amount and all accrued and unpaid interest on a promissory note issued on October 30, 2006. Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, convertible into 47,619 shares of the Company's Common Stock at a price of $1.05 per share; (ii) a three-year warrant to purchase 47,619 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and (iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants").

      The Series C Preferred pays a cumulative dividend at the rate of 2.5% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2007. The form of dividend payments may be, at the Company's option, in cash or, at the Company's election and subject to certain conditions, in shares of Common Stock valued at the Conversion Price of the Series C Preferred Stock then in effect. The Company has the right to redeem the Series C Preferred commencing six months from a final closing date in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.00 (subject to adjustment) by delivering notice to holders of the Series C Preferred Stock. The maximum aggregate number of Series C Preferred Stock which may be redeemed pursuant to any such redemption notice in any given week shall be that number of shares of Series C Preferred Stock for which the underlying Common Stock (together with any accrued dividends payable in Common Stock thereon) are less than or equal to 25% of the average daily trading volume of the Common Stock for the 20 Trading Days preceding each such redemption notice date. This description of the terms of the Series C Preferred is qualified in its entirety to the Certificate of Designation of Preferences, Rights and Limitations of the Series C 2.5% Cumulative Convertible Preferred Stock filed with the Securities and Exchange Commission (the "SEC") on Form 8-K on November 27, 2006.

      The AC Warrants are exercisable at $1.50 per common share and have a call feature provided that the Company's Common Stock has been trading at not less than $3.50 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the AC Warrant (the "Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Corporation's Common Stock for the 20 trading days preceding each such redemption notice. The Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the AC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

      The BC Warrants are exercisable at $2.00 per common share and have a call feature provided that the Company's Common Stock has been trading at not less than $4.00 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the BC Warrant (the "BC Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice. The Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the BC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

      In connection with the sale of Units, the Company agreed to issue to the placement agent warrants to purchase (1) 492,857 shares at an exercise price of $1.05 (2) 492,857 shares at an exercise price of $1.50 per share and (3) 219,645 shares at an exercise price of $2.00 per share in connection with the sale of the Units.

      The Units were offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements

      The issuance of the Series C Preferred Stock and the grant of certain stock options on November 10, 2006 triggered the anti-dilution clauses of the warrants issued to the holders of the Series A Preferred Stock, the lender of a Bridge Loan Agreement and the warrants were issued to the holders of the Series B Preferred Stock and the Placement Agent and the Anti-Dilution Warrants and the anti-dilution provisions of the Debentures by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of warrants issued to the holder of the Series A Preferred Stock from to the aggregate amount of 101,509, an increase in the number of Bridge Loan Warrants to the aggregate amount of 101,509 and an increase in the number of warrants issued to the holders of the Series B Preferred Stock and the Placement Agent to the aggregate amount of 5,180,399 warrants and also results in a decrease in the exercise price of these warrants to $1.11. The additional warrants were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      On December 28, 2006, the Company issued a three-year nonqualified stock option for 500,000 shares of Common Stock at an exercise price of $2.00 per share for shareholder relations services rendered. The warrant was issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      On October 15, 2007, the Company issued a three-year warrant to purchase 350,000 shares of the Company's Common Stock at an exercise price of $2.00 per share for public and shareholder relations services. The Warrant was issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

      On January 30, 2008, the Company granted two employees options under the Company's 2003 Plan to acquire an aggregate of 25,000 shares of our Common Stock at a price of $1.20 per share. The options vest immediately and expire on January 30, 2018.

      The options described above were granted based on exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state laws pursuant to Section 4(2) of the Securities Act.

      On or about May 1, 2008, the Company issued an aggregate of 1,637,501 shares of common stock and 2,413.13 shares of our 12% Series B Convertible Preferred Stock for gross proceeds of $1,953,781 arising from the exercise of 1,542,765 of our Series B Warrants and 18.5625 Placement Agent Warrants, each unit consisting of (i) 130 shares of 12% Series B Convertible Preferred shares--face value $13,000, par value $0.001, convertible into 20,000 shares of the Company's common stock, par value $0.001 at the rate of $0.65 per share with a face value of $100 per share and (ii) 27,069 detachable warrants to purchase one share each of common stock at an exercise price of $1.11 per share, which expired on May 1, 2008.

      The 12% Series B Convertible Preferred Stock and the shares of Common Stock issued upon exercise of the Series B Warrants described above were granted based on exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state laws pursuant to Section 4(2) of the Securities Act.

                                    EXHIBITS

--------------------------------------------------------------------------------
Exhibit Number         Description
--------------------------------------------------------------------------------
      3.1              Articles of Incorporation(1)

--------------------------------------------------------------------------------
      3.2 Certificate of Designation of Preferences, Rights and Limitations of the 12% Series B Cumulative Convertible Preferred Stock (2)

--------------------------------------------------------------------------------
      3.3 Certificate of Designation of Preferences, Rights and Limitations of the Series C 2.5% Cumulative Convertible Preferred Stock (3)

--------------------------------------------------------------------------------
      3.4              Amended and Restated Bylaws (4)

--------------------------------------------------------------------------------
      5.1 Opinion and consent of Schlueter & Associates, P.C. as to legality of securities being registered (5)

--------------------------------------------------------------------------------
     10.1              Form of AC Warrant (6)

--------------------------------------------------------------------------------
     10.2              Form of BC Warrant (6)

--------------------------------------------------------------------------------
     10.3              Iris Energy Directors Agreement (7)

--------------------------------------------------------------------------------
     23.1              Consent of Stark Winter Schenkein & Co., LLP

--------------------------------------------------------------------------------
     23.2              Consent of Schlueter & Associates, P.C. (included in
                       Exhibit 5.1)(5)

--------------------------------------------------------------------------------
     23.3              Consent of Norwest Questa Engineering, Corp. (8)

--------------------------------------------------------------------------------
     99.1 Reserve Estimate and Economic Evaluation Report Effective February 29, 2008 prepared by Norwest Questa Engineering, Corp. (9)

--------------------------------------------------------------------------------

(1) Filed as an Exhibit to its Registration Statement on Form SB-2 dated July 3, 2003 (SEC File. No. 333-106832) and incorporated herein by reference.

(2) Filed as Exhibit 3.1 to Form 8-K on November 17, 2004 (SEC File No. 000-50472).

(3) Filed as Exhibit 3.1 to Form 8-K on November 27, 2006 (SEC File No. 000-50472).

(4) Filed as Exhibit 3.1 to its Annual Report on Form 10-KSB on May 27, 2008 (SEC File. No. 333-123097) and incorporated herein by reference.

(5) Filed as an Exhibit to its Registration Statement on Form S-1 dated April 11, 2008 (SEC File No. 333-144986) and incorporated herein by reference, and as an exhibit to its Registration Statement on form SB-2 dated April 8, 2005 (SEC File. No. 333-123097) and incorporated herein by reference and as an exhibit to its Registration Statement on Form SB-2 dated September 26, 2006 (SEC File. No. 333-128603) and incorporated herein by reference.

(6) Previously filed as an Exhibit to its Registration Statement on Form SB-2 dated July 31, 2007 (SEC File. No. 333-144968) and incorporated herein by reference.

(7) Previously filed as an Exhibit to the Company's current report on Form 8-K dated July 18, 2007 and incorporated herein by reference.

(8) Filed as Exhibit 23.1 to its Annual Report on Form 10-KSB on May 27, 2008 (SEC File. No. 333-123097) and incorporated herein by reference.

(9) Filed as Exhibit 99.1 to its Annual Report on Form 10-KSB on May 27, 2008 (SEC File. No. 333-123097) and incorporated herein by reference.

                                  UNDERTAKINGS

      With regard to the securities of the registrant being registered pursuant to Rule 415 under the Securities Act the registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

          (i) If the registrant is relying on Rule 430B:

               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned in the city of Littleton, Colorado, on June 24, 2008.

                                             NEW FRONTIER ENERGY, INC.

                                             By: /s/ Paul G. Laird
                                                 -------------------------------
                                                 Paul G. Laird, President

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 24, 2008             /s/ Paul G. Laird
                                ------------------------------------------------
                                Paul G. Laird, President, Chairman of the Board
                                of Directors, CEO and President

Date: June 24, 2008             /s/ Les Bates
                                ------------------------------------------------
                                Les Bates, Secretary/Treasurer, Principal
                                Accounting & Financial Officer and Director

Date: June 24, 2008             /s/ Grant I. Gaeth
                                ------------------------------------------------
                                Grant I. Gaeth, Director